[FLAG]
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


       As filed with the Securities and Exchange Commission on April 30, 1999
                                                   Registration No. 333-63061



                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                              _________________

                              AMENDMENT NO. 1
                                     TO
                                 FORM S-11
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                              _________________


                         FORTRESS INVESTMENT CORP.
           (Exact name of Registrant as specified in its charter)
                              _________________

                        1301 Avenue of the Americas
                             New York, NY 10019
                               (212) 798-6100
            (Address, including zip code, and telephone number,
     including area code, of Registrant's principal executive offices)


                             Randal A. Nardone
                   Chief Operating Officer and Secretary
                         Fortress Investment Corp.
                        1301 Avenue of the Americas
                             New York, NY 10019
                               (212) 798-6100
         (Name, Address, including zip code, and telephone number,
                 including area code, of agent for service)
                              _________________


                                  Copy to:
                            David J. Goldschmidt
                  Skadden, Arps, Slate, Meagher & Flom LLP
                              919 Third Avenue
                          New York, New York 10022
                               (212) 735-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



            SUBJECT TO COMPLETION, DATED           , 1999
PROSPECTUS


                             20,916,739 Shares
                         FORTRESS INVESTMENT CORP.
                                Common Stock


         This Prospectus relates to shares of Common Stock of Fortress Investment Corp. ("Fortress") which may be offered and sold from time to time by the holders named herein or by their transferees, pledgees, donees or successors pursuant to this Prospectus. Certain of the shares offered hereby were issued and sold on June 10, 1998 and July 1, 1998 (collectively, the "Original Offering") to NationsBank Montgomery Securities LLC, as Initial Purchaser, and subsequently resold by the Initial Purchaser in transactions exempt from the registration requirements of the Securities Act of 1933, as amended. In addition, certain of the shares offered hereby were sold directly by Fortress to Fortress Investment Group LLC (the "Manager"), its affiliates and employees (the "Private Placement"). The Company has no present intention of listing the Common Stock on Nasdaq or a national securities exchange.

         All of the shares offered hereby are being offered by the stockholders described above (the "Selling Stockholders"). The shares may be sold by the Selling Stockholders from time to time directly to purchasers or through agents, underwriters or dealers. The Selling Stockholders will receive all of the net proceeds from the sale of the shares. Fortress will not receive any proceeds from the sale of these shares. The holders will pay all underwriting discounts, selling commissions and transfer taxes, if any, applicable to any such sale. Fortress is responsible for payment of all other expenses incident to the registration of the shares. See "Selling Stockholders" and "Plan of Distribution."

         Fortress invests in real estate-related assets on a global basis. Fortress is the sole general partner of Fortress Partners, L.P. (the "Operating Partnership" and, collectively with Fortress and their subsidiaries, the "Company"), through which most of the investments of the Company are made. The Principals of the Manager are Messrs. Wesley R. Edens, Robert I. Kauffman, Randal A. Nardone and Erik P. Nygaard (the "Principals"). The Manager manages the day-to-day operations of the Company. The Principals own all of the equity of the Manager and are officers and directors of both Fortress and the Manager. Fortress has no ownership interest in the Manager. The Manager, its affiliates and employees own approximately 12.8% of the equity of the Company (20.7% upon exercise of outstanding options). The Manager receives a management fee from the Company, and incentive fees based on certain performance criteria. For the period from May 11, 1998 (date of formation) to December 31, 1998, the Company paid the Manager a management fee of $6 million. See "The Manager and the Management Agreement."

         Fortress expects to qualify as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended, commencing with its taxable period ended December 31, 1998.

         See "Risk Factors" beginning on page 2 for material risks relevant to an investment in the shares of Common Stock, including, among others:

         o Conflicts of interest may arise among Fortress, the Operating Partnership, the Manager and the Principals, which may result in decisions that do not fully reflect the best interests of all of the stockholders of Fortress. The Principals are officers and directors of both the Company and the Manager. The Management Agreement was not negotiated on an arm's length basis. The Management Agreement provides for substantial fees to the Manager, including a substantial termination fee. The Company may acquire with the approval of its independent directors, assets from the Manager on the advice of the Manager, whose interest in such a transaction may be adverse to that of the Company. Officers of the Company who also serve as officers or directors of the Manager may not have adequate time to devote to the Company.

         o The management agreement with Fortress entitles the Manager to receive (1) substantial base management fees regardless of the performance of the Company's portfolio, and (2) incentive fees based on such performance, which may lead the Manager to place emphasis on the maximization of revenues which could result in increased risk to the value of the invested portfolio.

         o The Company was formed in May 1998 and has a limited operating history. There can be no assurance that the Manager will be able to implement successfully the Company's strategies.

         o The Company has broad discretion in the types and percentages of any types of real estate-related assets included in its portfolio and may change its investment and operating policies and strategies at any time without the consent of the stockholders of Fortress which could result in the Company making investments that are different from, and possibly riskier than, the Company's investments described in this Prospectus.

         o The Company competes with respect to its acquisition of investments with other investors, including other REITs and private real estate investment funds, some of which have greater resources than the Company, and there can be no assurance that the Company will be able to bid successfully against such competitors.

         o The Company relies on the Manager for advisory and management services, and on key personnel of the Manager, including the Principals, whose continued service is not guaranteed. If any of the Principals or other key personnel ceased working for the Manager, the potential diminution in the quality of the Manager's service might adversely affect the Company.

         o Real estate-related investments are generally relatively illiquid and therefore the ability of the Company to vary its investments in response to changes in economic and market conditions is limited.

         o The Company invests in commercial real properties, including net leased properties, which are subject to risk of non-payment by the applicable tenant, and various types of commercial mortgage loans, which may be subject to significant credit risk, resulting in possible losses, particularly in the event of an economic downturn.

         o The Company invests in residential and commercial mortgage loans, which may be subject to significant credit risk, resulting in possible losses. Many of the loans acquired by the Company are subperforming or distressed and the Company is therefore dependent on the sufficiency of the collateral. If the collateral on a non-performing loan is insufficient, the Company will suffer losses.

         o The Company invests in real estate and mortgage loans secured by real estate outside the United States. Changes in exchange rates may decrease the value of these investments. Regulatory and tax law changes in the countries in which the Company invests may also decrease the value of its investments.

         o The Company leverages its real estate-related assets, which can compound losses and reduce the funds available for distribution to stockholders. The Company's leverage policy presently permits the Company to leverage its assets up to 90%.

         o If the Company fails to qualify as a REIT, it will be subject to income tax at regular corporate rates, which will reduce the cash available for distribution to its shareholders.

         o The Company may make a distribution of capital or of assets at the discretion of its Board of Directors that may not be in the best interests of all of its stockholders.


 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                 THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.


          The date of this Prospectus is               , 1999.




                                                 TABLE OF CONTENTS

                                                                                                            Page

AVAILABLE INFORMATION.........................................................................................1

OFFERING SUMMARY..............................................................................................2
   The Company................................................................................................2
   Summary Risk Factors.......................................................................................2
   Investment Strategy........................................................................................5
   Investments................................................................................................5
   The Manager and the Management Agreement...................................................................7
   Conflicts of Interest......................................................................................9
   Restrictions on Ownership of Stock.........................................................................9
   Use of Proceeds...........................................................................................10
   Distribution Policy.......................................................................................10
   Tax Status of the Company.................................................................................10
   Organization and Relationships............................................................................11
   Summary Historical and Pro Forma Consolidated Financial Information.......................................12

RISK FACTORS.................................................................................................15
   Conflicts of Interest in Relationship with the Manager....................................................15
   Newly-Organized Corporation; Limited Operating History....................................................16
   Broad Discretion on Investments; Appropriate Investments May Not Be Available.............................16
   Competition...............................................................................................16
   External Management of the Company........................................................................16
   Dependence on Key Personnel...............................................................................16
   Real Estate is Illiquid and Value is Dependent on Conditions Beyond Company's Control.....................17
   Risks Related to Investments in Mortgage Loans............................................................17
   International Investments are Subject to Currency Conversion Risks and Uncertainty of Foreign Laws
         and Markets.........................................................................................18
   Geographic Concentration of Properties.  .................................................................19
   Significant Concentrations in Credit Risk.  ..............................................................19
   No Significant Limitation on Leverage; Leverage Can Reduce Income Available for Distribution.  ...........19
   Financing through Repurchase Agreements May Result in Margin Calls Which the Company Cannot
         Meet on Favorable Terms.  ..........................................................................20
   Hedging Transactions May Result in Losses.................................................................20
   Interest Rate Risks.......................................................................................20
   Foreign Currency Exchange Rate Risk.......................................................................20
   Derivative Transactions May Result in Losses..............................................................21
   Multi-Sector and Multi-Jurisdiction Investment Strategy Requires Broad Expertise..........................21
   Strategic Partnership and Joint Venture Investments Involve Additional Risks Relating to Third Party
         Partners............................................................................................21
   Failure to Qualify as a REIT Would Result in Higher Taxes and Reduced Cash Available for Stock
         holders.............................................................................................21
   The Company's Insurance May Not Cover All Losses..........................................................22
   Environmental Compliance Costs and Liabilities May Affect Results of Operations...........................22
   Year 2000 Compliance......................................................................................23
   Failure to Raise Additional Capital on Acceptable Terms May Adversely Affect the Company;
         Additional Capital May Dilute Stockholders' Interests...............................................24
   Property Taxes Decrease Returns on Real Estate............................................................24
   Compliance with Americans with Disabilities Act and Other Changes in Governmental Rules and
         Regulations May Be Costly...........................................................................24
   Board of Directors May Change Policies Without Stockholder Consent........................................24
   Conflicts Relating to a Sister Co.........................................................................24
   Market for Common Stock May Not Develop...................................................................24
   Loss of Investment Company Act Exemption Would Adversely Affect the Company...............................25
   Plans Should Consider ERISA Risks of Investing in Common Stock............................................25
   Stock Ownership Limit May Restrict Business Combination Opportunities.....................................25
   Maryland Takeover Statutes May Prevent a Change of Control................................................26
   Authorized But Unissued Preferred Stock May Prevent a Change in Control...................................26
   Stockholder Rights Plan Could Inhibit a Change in Control.................................................26
   Staggered Board and Other Provisions of the Charter and Bylaws May Prevent Change in Control..............26
   Limitation on Liability of Manager and Officers and Directors of the Company..............................27
   Possible Legislative or Other Actions Affecting Tax Consequences..........................................27

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS....................................................28

THE COMPANY..................................................................................................29
   Investments...............................................................................................29
   Credit Leased Real Estate.................................................................................29
   Schedule of Lease Expirations.............................................................................31
   Loan Portfolios...........................................................................................31
   Financings................................................................................................32
   Borrowings................................................................................................33
   Competition...............................................................................................34
   Recent Developments.......................................................................................34

INVESTMENT STRATEGY..........................................................................................35
   General  .................................................................................................35
   Targeted Investments......................................................................................36
   Investment Management.....................................................................................37
   The Sister Co. and Preferred Stock Affiliates.............................................................37
   Policies With Respect to Certain Other Activities.........................................................38

THE MANAGER AND THE MANAGEMENT AGREEMENT.....................................................................40
   The Manager...............................................................................................40
   The Manager's Experience..................................................................................40
   Officers of the Manager...................................................................................40
   The Management Agreement..................................................................................45
   Management Compensation Summary...........................................................................48
   Management Fee............................................................................................49
   Management Incentives.....................................................................................50
   Limits of Responsibility..................................................................................51
   Conflicts of Interest in Relationship with the Manager....................................................52

MANAGEMENT...................................................................................................53
   Directors and Executive Officers of the Company...........................................................53
   Executive Compensation....................................................................................54
   Directors.................................................................................................54
   Stock Options.............................................................................................55
   Liability and Indemnification of Officers and Directors...................................................56

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............................................57

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS.........................................................58

USE OF PROCEEDS..............................................................................................58

DISTRIBUTION POLICY..........................................................................................58

PRICE RANGE OF COMMON STOCK..................................................................................59

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION.......................................................60

CONSOLIDATED UNAUDITED PRO FORMA FINANCIAL STATEMENTS........................................................63

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
     OF OPERATIONS...........................................................................................63
   Overview .................................................................................................63
   General  .................................................................................................63
   Results of Operations.....................................................................................63
   Acquisition Indebtedness..................................................................................65
   Liquidity and Capital Resources...........................................................................66
   Inflation.................................................................................................67
   Funds from Operations.....................................................................................67
   Quantitative and Qualitative Disclosures about Market Risk................................................68
   Market Risk Exposure......................................................................................68
   Risk Measurement: Sensitivity Analysis....................................................................68
   Fair Values...............................................................................................75
   Cash Flow and Earnings....................................................................................75
   Year 2000 Compliance......................................................................................70

DESCRIPTION OF SECURITIES....................................................................................72
   General  .................................................................................................72
   Common Stock..............................................................................................72
   Preferred Stock...........................................................................................73
   Power to Issue Additional Shares of Common Stock and Preferred Stock......................................73
   Stockholder Rights Plan...................................................................................73
   Dividend Reinvestment Plan................................................................................75
   Transfer Agent and Registrar..............................................................................75
   Transfer Restrictions.....................................................................................75
   Book-Entry Only Issuance -- The Depository Trust Company..................................................77

CERTAIN PROVISIONS OF MARYLAND LAW AND
     OF FORTRESS' CHARTER AND BYLAWS.........................................................................80
   Classification of the Board of Directors..................................................................80
   Removal of Directors......................................................................................80
   Business Combinations.....................................................................................80
   Control Share Acquisitions................................................................................81
   Amendment to the Charter..................................................................................81
   Dissolution of Fortress...................................................................................81
   Advance Notice of Director Nominations and New Business...................................................82
   Anti-takeover Effect of Certain Provisions of Maryland Law and of the Charter and Bylaws..................82

COMMON STOCK AVAILABLE FOR FUTURE SALE.......................................................................83

OPERATING PARTNERSHIP AGREEMENT..............................................................................84
   General  .................................................................................................84
   General Partner Not to Withdraw...........................................................................84
   Capital Contributions.....................................................................................84
   Issuance of Additional Limited Partnership Interests......................................................84
   Redemption Rights.........................................................................................85
   Operations................................................................................................85
   Distributions; Preferred Incentive Return.................................................................85
   Allocations...............................................................................................86
   Term......................................................................................................86
   Tax Matters...............................................................................................86

FEDERAL INCOME TAX CONSIDERATIONS............................................................................87
   Taxation of the Company...................................................................................87
   Requirements for Qualification............................................................................88
   Failure to Qualify........................................................................................93
   Taxation of Taxable U.S. Stockholders.....................................................................93
   Taxation of Stockholders on the Disposition of the Common Stock...........................................94
   Taxation of Tax-Exempt Stockholders.......................................................................94
   Taxation of Non-U.S. Stockholders.........................................................................95
   Possible Legislative or Other Actions Affecting Tax Consequences..........................................96
   State, Local and Foreign Tax Consequences.................................................................96
   Sister Co.................................................................................................96

ERISA CONSIDERATIONS.........................................................................................97
   The Acquisition and Holding of Common Stock...............................................................97
   The Treatment of the Company's Underlying Assets Under ERISA..............................................97

SELLING STOCKHOLDERS........................................................................................100

PLAN OF DISTRIBUTION........................................................................................100

LEGAL MATTERS...............................................................................................101

EXPERTS.....................................................................................................101

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS..................................................................F-1


                           AVAILABLE INFORMATION


         Fortress has filed with the Securities and Exchange Commission (the "Commission") in Washington D.C. a Registration Statement on Form S-11 (as amended, the "Registration Statement") of which this Prospectus is a part under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Statements contained in this Prospectus as to the content of any contract, agreement or other document are summaries of the material terms of such contract, agreement or other document. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. The Registration Statement (including the exhibits thereto) filed by Fortress with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a website that contains reports, proxy and information statements and other information. The website address is http://www.sec.gov.


         Upon the effectiveness of the Registration Statement, Fortress will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information can be inspected and copied at the addresses set forth above. Fortress will report its financial statements on a year ended December 31. Fortress intends to furnish its stockholders with annual reports containing consolidated financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited consolidated financial statements for each of the first three quarters of each fiscal year.


                              OFFERING SUMMARY


         Following is a summary of all material information relating to the Company and an investment in the shares of Common Stock. The following summary is subject to, and qualified in its entirety by, the more detailed information included elsewhere in this Prospectus. All references to dollars are to U.S. Dollars unless otherwise specified.


                                The Company


         The Company invests in real estate-related assets on a global basis, focusing on undervalued and distressed assets. The Company's investment activities primarily include (i) investing in net leased real estate; (ii) investing in portfolios of distressed, sub-performing and performing residential, multifamily and commercial mortgage loans; and
(iii) providing financing to third party owners of real estate and portfolios of mortgage loans, in each case with respect to assets located in the U.S. and in foreign jurisdictions.

         The Company is externally managed and advised by the Manager. The Manager's professionals combine real estate, risk management, structured finance, capital markets, financial engineering and legal expertise, with respect to both dollar and non-dollar denominated investments. The Principals have an average of over 15 years of real estate-related experience, although they have no prior experience managing a REIT. The Principals own all of the equity of the Manager and are officers and directors of both the Company and the Manager. The Company has no ownership interest in the Manager. The Manager, its employees and affiliates own approximately 12.8% of the equity of the Company (20.7% upon exercise of outstanding options). The Manager receives an annual management fee from the Company and incentive fees based on certain performance criteria. See "The Manager and the Management Agreement."

         Fortress was incorporated in the State of Maryland in May 1998 and expects to be taxed as a REIT under the Code commencing with its taxable period ended December 31, 1998. The Operating Partnership was formed in the State of Delaware in May 1998. The principal executive offices of the Company are located at 1301 Avenue of the Americas, New York, New York 10019. The Company's telephone number is (212) 798-6100.

                            Summary Risk Factors

         An investment in the shares of Common Stock involves various material risks, and prospective investors should consider carefully the matters discussed under "Risk Factors" prior to an investment in the Company. Such risks include, among others:

         o Conflicts of Interests. Conflicts of interest may arise among Fortress, the Operating Partnership, the Manager and the Principals, which may result in decisions that do not fully reflect the best interests of all of the stockholders of Fortress. The Principals are officers and directors of both the Company and the Manager. The Management Agreement was not negotiated on an arm's length basis. The Management Agreement provides for substantial fees to the Manager, including a substantial termination fee. The Company may acquire with the approval of its independent directors, assets from the Manager on the advice of the Manager, whose interest in such a transaction may be adverse to that of the Company. Officers of the Company who also serve as officers or directors of the Manager may not have adequate time to devote to the Company.

         o Substantial Management Fees. The Management Agreement entitles the Manager to receive (1) substantial base management fees regardless of the performance of the Company's portfolio, and (2) incentive fees based on such performance, which may lead the Manager to place emphasis on the maximization of revenues which could result in increased risk to the value of the invested portfolio. In addition, the Company must pay the Manager a substantial termination fee if the Company terminates the Management Agreement.

         o Limited Operating History. The Company was formed in May 1998 and has limited operating history and none of the Principals has experience operating a REIT. There can be no assurance that the Manager will be able to implement successfully the Company's strategies.

         o Broad Investment Discretion. The Company has broad discretion in the types and percentages of any types of real estate-related assets which may be included in its portfolio and may change its investment and operating policies and strategies at any time without the consent of the stockholders of Fortress, which could result in the Company making investments that are different from, and possibly riskier than, the Company's investments described in this Prospectus.

         o Competition. The Company competes with respect to its acquisition of assets with several other companies, including other REITs and private real estate investment funds, some of which have greater resources than the Company and there can be no assurance that the Company will be able to bid successfully against such competitors.

         o Dependence on Outside Manager. The Company relies on the Manager for advisory and management services and on key personnel of the Manager, including the Principals, whose continued service is not guaranteed. The Company does not have any employees and relies on the facilities, personnel and resources of the Manager to conduct its operations. If any of the Principals or other key personnel ceased working for the Manager, the potential diminution in the quality of the Manager's service might adversely affect the Company.

         o Real Estate is Illiquid. Real estate-related investments are generally relatively illiquid and therefore the ability of the Company to vary its investments in response to changes in economic and market conditions is limited.

         o Mortgage Loans are Subject to Default. The Company invests in residential and commercial mortgage loans, which may be subject to significant credit risk, resulting in possible losses. Many of the loans acquired by the Company are subperforming or distressed and the Company will therefore be dependent on the sufficiency of the collateral. If the collateral on a non-performing loan is insufficient, the Company will suffer losses.

         o International Investments are Subject to Exchange Rate Fluctuations and Other Risks. The Company invests in real estate and mortgage loans secured by real estate outside the United States. Changes in exchange rates may decrease the value of these investments. Regulatory and tax law changes in the countries in which the Company invests may also decrease the value of its investments.

         o Leverage May Compound Losses. The Company leverages its real estate-related assets, which can compound losses and reduce the funds available for distribution to stockholders. The Company's leverage policy presently permits the Company to leverage its assets up to 90%.

         o Leased Properties Subject to Non-payment of Rent. The Company invests in commercial real properties, including net leased properties, which are subject to risk of non-payment by the applicable tenant, particularly in the event of an economic downturn.

         o Geographic Concentration. The Company has a large percentage of its assets in a few geographic areas. An economic or real-estate market downturn in any of these areas could adversely affect the value of a significant proportion of the Company's assets.

         o Significant Concentration of Credit Risk. A significant portion of the Company's assets are leased to two tenants. A diminution in the credit quality of either of these tenants would lead to a greater consequent diminution in asset value of those assets than if the Company had a broader and more diverse group of high credit quality tenants.

         o Hedging Transactions May Cause Losses. The Company hedges its interest rate and currency risks through the use of derivative instruments. Hedging transactions, which are conducted to limit losses, may actually limit gains and increase the Company's exposure to losses.

         o Interest Rate Fluctuations May Cause Losses. Interest rate fluctuations may adversely affect the Company's investments and operating results since certain of the Company's investments may be leveraged through floating-rate financings, and certain investments may be floating rate loans. Changes in interest rates may affect the Company's earnings by changing the amount of interest sensitive income and interest sensitive expenses. In addition, interest rate fluctuations can adversely affect the value of the Company's fixed rate investments.

         o Failure to Qualify as a REIT Will Result in Increased Taxes and Reduced Cash Available for Distributions. If it fails to qualify as a REIT, Fortress will be subject to income tax at regular corporate rates, which will reduce the cash available for distribution to stockholders of Fortress.

         o No Established Trading Market. There is no established market for the Common Stock and the Company has no present intention of listing the Common Stock on Nasdaq or a national securities exchange, which may affect the value and liquidity of an investment in the Common Stock.

         o        Ownership Limitations May Inhibit Change in Control.
                  Ownership of the Common Stock by any stockholder is generally limited to 9.8% of the aggregate value of the outstanding shares of any class or series of capital stock of Fortress, which may make it more difficult to change control of Fortress even where such change may be in the best interest of Fortress' stockholders. The Company's Board of Directors have exercised their right under the Charter to exempt the Principals and the Manager (and certain of its affiliates) from this restriction and to permit a shareholder fund (which represents several shareholders) to purchase up to 15% of the Company's outstanding stock.

         o        Anti-Takeover Provisions May Inhibit Change in Control.
                  Each of (1) provisions in the Company's Stockholder Rights Agreement, (2) provisions in the Company's Charter, (3) provisions in the Company's Charter authorizing the Board of Directors to issue a series of preferred stock without stockholders approval and (4) provisions of the Maryland General Corporation Law could have the effect of discouraging a takeover or other transaction in which stockholders might receive a premium for their shares.

         o Tax Law Changes May Adversely Affect the Company. The Company has been organized to take advantage of the positive tax consequences applicable to REITs. If these laws are changed, the Company's activities, structure and operations may be adversely affected.

         o Distributions. The Company may make a distribution of capital or of assets at the discretion of its Board of Directors that may not be in the best interests of all of the stockholders.

         o Restrictions Imposed by Tax Law. The REIT qualification rules impose limitations on the types of investments and activities which the Company may undertake. Such limitations may, in some cases, preclude the Company from pursuing the most economically beneficial investment alternatives.

                            Investment Strategy


         The Company's investment activities are primarily focused on real estate-related assets that produce cash flows that are undervalued, whether due to the credit quality of the obligors, the value of the underlying assets, the complexity of the transaction, the viability of the capital structure, the accuracy and availability of information or the availability of appropriate operating systems. The Principals believe that they can add value to these types of assets through (a) increasing and stabilizing cash flows through restructuring and workouts, (b) creating optimal servicing and operating systems, (c) gathering and monitoring asset-specific and obligor-specific information and (d) developing appropriate short-term and long-term capital structures for the assets, including securitizations, negotiated restructurings and liquidations.

         The Company's targeted investments include:

         o Credit Leased Real Estate. The Company invests in commercial properties which are generally leased on a long-term basis to high credit quality tenants, including both government and private sector entities.

         o Loan Portfolios. The Company invests in portfolios of distressed, sub-performing and performing residential, multifamily and commercial mortgage loans and related properties acquired in foreclosure or by deed-in-lieu of foreclosure.

         o Financings. The Company provides financing, primarily short-term, secured loans, to third-party owners of real estate or portfolios of mortgage loans.

         o Other Investments. In addition to three targeted lines of business, the Company may pursue other real estate-related investments.

         Investments are made in assets located in the U.S. and in foreign jurisdictions. The Principals have several years of experience in each of these investment activities, in particular managing BlackRock Asset Investors ("BAI") and the Global Principal Finance Group ("GPF") at UBS Securities LLC ("UBS"), each of which also invested in the above types of real-estate related assets. See "The Manager and the Management Agreement". The Company has no limits on how much it may invest in each or any of these categories of assets. The Company will decide whether to purchase a particular asset on a case by case basis.

         The Company may, from time to time, identify assets that it believes may be advantageous investments but that may be inappropriate (whether for REIT qualification, tax or other reasons) for investment, in whole or in part, by Fortress or which may otherwise be determined by the Manager and the Company, based on general prudent considerations, to be inappropriate, in whole or in part, for investment by the Company. In order to permit stockholders of Fortress to participate in the economic benefits that may be associated with such inappropriate assets, the Company may from time to time to cause the Operating Partnership to form one or more subsidiary corporations, partnerships or other entities (each, a "Sister Co."), which would not be taxed as a REIT. The Company has no present intention of forming a Sister Co.

                                Investments


         Set forth below is a summary of the Company's more significant investments at December 31, 1998. See "The Company -- Investments" for additional information regarding each of these investments.

         Credit Leased Real Estate

         Fortress owns 13 office properties primarily leased to the General Services Administration of the U.S. Government (the "GSA" and such properties, the "GSA Properties"), two forward projects to be primarily leased to the GSA upon completion (the "GSA Forward Projects"), and five office properties in Canada leased primarily to Bell Canada (the "Bell Canada Portfolio"). The total net rentable square feet in the entire portfolio of credit leased real estate, including the GSA Forward Projects, is approximately 4.6 million.




                                                  GSA PROPERTIES

                                                                            Net
                                                                          Rentable
                                                                           Square                        % of Square
    Property Address                 City/Submarket             State      Feet      Primary Tenant       Footage
    ----------------                 --------------             -----     --------   --------------      -----------
696 Virginia Road           Concord/CBD                           MA        104,527  GSA                   100.0%
380 Westminister St.        Providence/CBD                        RI        163,000  GSA                   100.0%
1325 J Street               Sacramento/CBD                        CA        323,395  GSA                    70.4%
116 Lake View               Suffolk                               VA        320,000  GSA                   100.0%
150 Corporate Dr.           Norfolk                               VA         58,600  GSA                   100.0%
1600 Callowhill             Philadelphia, CBD                     PA         93,553  GSA                    81.0%
1900 River Rd               Burlington/Suburban Philadelphia      NJ      1,048,631  GSA                   100.0%
755 Parfet Street           Lakewood/Suburban Denver              CO         81,912  GSA                    96.4%
4820 University Square      Huntsville                            AL        125,000  GSA                   100.0%
16401 E. Centre Tech Pkwy.  Aurora/Suburban Denver                CO        116,500  GSA                   100.0%
999 E Street NW             Washington/CBD                        DC        162,038  GSA                    90.0%
1433 West Loop Street       Houston, Galleria                     TX        138,000  GSA                    92.0%
8808-8810 Rio San Diego Dr. San Diego/Mission Valley
                            (acquired March 1999)                 CA        144,327  GSA                    91.4%
                                                                          ---------

SUB-TOTAL                                                                 2,879,483
                                                                          ---------




                                               GSA FORWARD PROJECTS

                                                                            Net
                                                                          Rentable
                                                                           Square                        % of Square
    Property Address                 City/Submarket             State      Feet      Primary Tenant       Footage
    ----------------                 --------------             -----     --------   --------------      -----------
901 N Fifth Street          Kansas City, KS/CBD                   KS        200,311  GSA                   100.0%
Ninth & Locust Streets      Kansas City, MO/CBD                   MO        204,611  GSA                   100.0%
                                                                          ---------
SUB-TOTAL                                                                   404,922
                                                                          ---------

SUB-TOTAL-GSA PROPERTIES                                                  3,284,405
                                                                          ---------



                                               BELL CANADA PORTFOLIO

                                                                            Net
                                                                          Rentable
                                                                           Square                        % of Square
    Property Address                 City/Submarket             Province    Feet     Primary Tenant       Footage
    ----------------                 --------------             -----     --------   --------------      -----------
20-40 Norelco Drive and     Toronto/North York                    ON        624,786  Bell Canada           100.0%
83 Signet Drive
2 Fieldway Road             Etobicoke (Toronto)/ Metro West       ON        177,212  Bell Canada            99.9%
100 Dundas Street           London/CBD                            ON        322,056  Bell Canada            95.3%
449 Princess Street         Kingston/CBD                          ON         45,691  Bell Canada           100.0%
66 Bay Street               Hamilton/CBD                          ON        118,787  Bell Canada           100.0%
                                                                          ---------
SUB-TOTAL- BELL CANADA                                                    1,288,532
                                                                          ---------

TOTAL CREDIT LEASED REAL ESTATE PORTFOLIO                                 4,572,937
                                                                          =========


                                                  LOAN PORTFOLIOS


                                               Number of
Portfolio                                      Underlying Properties                    Unpaid Principal Balance
---------                                      ---------------------                    ------------------------
U.S. Commercial Loan Portfolio (1)             13                                       $24.7 million (3)
Residential Loan Portfolio (2)                 1,445                                    $54.4 million (4)
Canadian Loan Portfolio (Commercial and        355                                      $41.1 million
Residential)

(1)  96% ownership
(2)  50% ownership
(3) includes $8.1 million held by an unconsolidated subsidiary
(4) includes $16.7 million held by an unconsolidated subsidiary


                                                    FINANCINGS


Borrowers                                      Asset Type                      Unpaid Principal Balance
---------                                      ----------                      ------------------------
Building Materials Retailer Loan               Mortgages                       $91.7 million
New York Property Company Credit Facility      Credit Facility Secured
                                               by Mortgage Loans               $13.0 million
Canadian Commercial Loan Facility              Mortgages                       $5.1 million
Loan Secured by Mortgage Pool                  Mortgages                       $27.6 million


                  The Manager and the Management Agreement

         The business and investment affairs of the Company are managed by the Manager. The Principals are the founders and sole owners of the Manager.

         The Principals, the Manager (or an affiliate of the Manager) and certain employees of the Manager purchased an aggregate of approximately $53.7 million of shares of Common Stock and Units, at a price per share or per Unit, as the case may be, of $18.65 (the price to investors in the Original Offering, net of discounts to the Initial Purchaser). The Principals, the Manager (or an affiliate of the Manager) and employees of the Manager currently own approximately 12.8% of the equity interests of the Company on a fully diluted basis. In addition, the Company has granted the Manager (or an affiliate of the Manager) options (the "Manager Awards") representing the right to acquire an additional 2,091,673 shares of Common Stock (or, at the election of the Company, Units) (equal to 10% of the total common stock of the Company upon the closing of the Original Offering and the Private Placement), at an exercise price per share of Common Stock or per Unit, as the case may be, equal to $20.00, with such price subject to adjustment as necessary to preserve the value of such Manager Awards in connection with the occurrence of certain events (including capital dividends and capital distributions made by the Company). Additional Manager Awards may be granted in connection with future issuances of additional equity by the Company, subject to the approval of the Independent Directors (i.e., directors who are not officers of Fortress or the Manager).

         On June 10, 1998, Fortress and the Operating Partnership entered into the Management and Advisory Agreement (the "Management Agreement") with the Manager. The Management Agreement has an initial term of three years, with automatic one-year extensions after the initial three-year term, subject to certain termination rights. The Management Agreement provides for a substantial termination fee to the Manager equal to the amount of the Management Fee (as defined below) earned by the Manager during the twelve-month period preceding such termination, which may make it more difficult for the Company to terminate the Management Agreement. See "The Manager and the Management Agreement -- The Management Agreement" for a full discussion of the termination provisions.

         The Manager, pursuant to the Management Agreement and under the direction of Fortress' Board of Directors and the Investment Guidelines described herein, formulates investment strategies for the Company, arranges for the acquisition of assets by the Company, arranges for financing for the Company, monitors the performance of the Company's assets and provides certain advisory, administrative and managerial services in connection with the operation of the Company. For performing these services, the Manager receives an annual management fee (the "Management Fee") in an amount equal to 1.5% of the Gross Equity of the Company. The Management Fee is calculated and paid monthly. The term "Gross Equity" for any period means (A) the sum of (i) the Company's Total Equity, plus (ii) the value of contributions made by partners, if any, other than the General Partner, from time to time, to the capital of the Operating Partnership or any other subsidiary of the Company, less (B) any capital dividends or capital distributions made by Fortress to its stockholders or by the Operating Partnership to its partners. The Independent Directors of Fortress may adjust the Management Fee in the future under certain conditions. See "The Manager and the Management Agreement."

         To provide an incentive for the Manager to enhance the value of the Common Stock, the Manager (or an affiliate thereof) receives a quarterly incentive return (the "Preferred Incentive Return") on a cumulative, but not compounding, basis in an amount equal to the product of
(A) 25% of the dollar amount by which (l)(a) the Funds From Operations (before the Preferred Incentive Return) of the Company per share of Common Stock and per Unit (based on the weighted average number of shares of Common Stock and Units outstanding) plus (b) gains (or losses) from debt restructuring and gains (or losses) from sales of property and other assets per share of Common Stock and per Unit (based on the weighted average number of shares of Common Stock and Units outstanding), exceed (2) an amount equal to (a) the weighted average of the price per share of Common Stock and Units in the Original Offering and the Private Placement and the price per share of Common Stock (and/or Units) in any subsequent offerings by the Company (adjusted for prior capital dividends or capital distributions) multiplied by (b) a simple interest rate of 10% per annum (divided by four to adjust for quarterly calculations) multiplied by (B) the weighted average number of shares of Common Stock and Units outstanding. See "The Manager and the Management Agreement -- Management Incentives."


         The Company paid the Manager a Management Fee of $6.0 million for 1998 (which represented less than a full year). The Company did not pay the Manager a Preferred Incentive Return attributable to this period or any other compensation for this period. The Manager incurred expenses of approximately $1.2 million in 1998 which were reimbursed by the Company pursuant to the Management Agreement. These expenses included, but were not limited to, accounting, software development, loan tracking, data management, risk analysis, performance measurement, legal, investor communications and public relations services.

         The Company estimates that it will pay the Manager a Management Fee of approximately $5,800,000 during calendar year 1999. This estimate is based upon the following assumptions: (1) that the Gross Equity of the Company will be $388,000,000 (the current Gross Equity at the date hereof) and (2) no other equity will be raised by the Company during such period. The Company believes that, during calendar year 1999, assuming its investments remain constant, it is unlikely that a Preferred Incentive Return will be paid to the Manager. However, the Company is currently unable to determine with any certainty whether a Preferred Incentive Return will be paid in calendar 1999. There is no other compensation payable to the Manager or its affiliates for calendar 1999, other than the reimbursement of expenses.

                           Conflicts of Interest


         The Company is subject to various potential conflicts of interest arising out of the relationships with the Manager and their respective affiliates, including, among others that: (1) the Principals own all of the equity of the Manager and may therefore have an incentive to increase returns for the Manager, even if inconsistent with the interests of all of the stockholders of the Company; (2) the Management Agreement was not negotiated at arm's length and therefore there is a risk that it is not as favorable to the Company as an agreement negotiated at arm's length; (3) the Manager receives (a) a substantial base fee which is payable regardless of the performance of the Company's portfolio, (b) incentive fees based on such performance and (c) a substantial termination fee, which may make it more difficult for the Company to terminate the Management Agreement; and
(4) the Company's executive officers serve as officers and/or directors of the Manager and, except as described below, are not restricted in the amount of time devoted to such activities. See "Risk Factors -- Conflicts of Interest in Relationship with the Manager."

         To address the risks related to these potential conflicts, the Fortress charter requires that a majority of the members of Fortress's Board of Directors be unaffiliated with the Manager or the Principals ("Independent Directors"). See "The Company -- Directors and Executive Officers." The Board of Directors has established general guidelines for the Company's investments, borrowings and operations (the "Investment Guidelines"). Although the Manager performs the day-to-day investment operations of the Company, the Independent Directors review transactions on a quarterly basis to ensure compliance with the Investment Guidelines. However, in such reviews, the Independent Directors rely primarily on information provided by the Manager and transactions subject to such review may be difficult or impossible to unwind if not deemed appropriate.

         The Principals continue to be responsible for the day to day management of BAI and its affiliated funds until their liquidation, which is expected to occur in September of 1999. BAI is a closed end registered investment company. The fund, which was established in 1995 and fully invested in 1997, invested in loan portfolios and real estate and provided real estate financing to third parties. The Company has no current plans to purchase any assets from BAI in connection with BAI's liquidation.

         The Management Agreement does not specify any minimum standard of time that the Manager is required to devote to the Company. The Management Agreement generally limits the Manager's right to engage in business or to render services to others that compete with the Company until an amount equal to 95% of the Company's Total Equity has been invested (other than in short-term temporary investments). As used herein, the term "Total Equity" shall mean the total equity capital raised by the Company. Notwithstanding the foregoing, the Manager and its affiliates are not restricted from managing (i) any Sister Co., if formed, (ii) BAI or (iii) certain "Excluded Investments" which include (a) investments made or committed to by the Principals, the Manager or their affiliates prior to the closing of the Original Offering, (b) any investment as to which the equity invested by the Principals, the Manager or their affiliates is equal to or less than $3,000,000, and (c) any investments made during any period of time that the exclusivity provisions of the Management Agreement are not in effect (i.e. during any period of time in which 95% or more of the Total Equity (as defined) of the Company has been invested other than in short-term, temporary investments), in each case together with investments relating to the foregoing investments. In connection with each of the foregoing (a),
(b) and (c), the Manager may undertake business activities which may be directly or indirectly competitive with the Company. See "Risk Factors -- Conflicts of Interest in Relationship with the Manager."


                     Restrictions on Ownership of Stock


         Due to limitations on the concentration of ownership of a REIT imposed by the Code, the Charter prohibits any stockholder from directly or indirectly owning more than 9.8% of the aggregate number of the outstanding shares of any class or series of stock of Fortress (the "Stock Ownership Limit"). Notwithstanding the foregoing, the Board of Directors has exercised its right under the Charter to exempt the Principals and the Manager (and certain affiliates thereof) from such limitation. See "Description of Securities -- Transfer Restrictions." The Manager (or an affiliate) currently owns 12.8% of the Common Stock and has options to acquire an additional 10% of the Common Stock. The Board of Directors has also exercised such right to exempt a non-affiliated shareholder fund (which represents several investors) from such limitation. Such fund currently owns 13.7% of the Common Stock and is limited to ownership of 14.99% of the Company's Common Stock. In addition, the Charter limits equity ownership in the Company by Plans (as defined herein) (and similar investors) to less than 25% of the value of any class of equity securities issued by the Company prior to the date the Common Stock qualifies as a class of "publicly-offered securities" (within the meaning of Department of Labor Regulation (29 C.F.R.) Section 2510.3-101(b)(2)). See "Risk Factors -- Plans Should Consider ERISA Risks of Investing in Common Stock" and "ERISA Considerations -- The Treatment of the Company's Underlying Assets Under ERISA."

                              Use of Proceeds


         The Selling Stockholders will receive all of the proceeds from the sale of the Offered Securities. The Company will not receive any proceeds from the sale of the Offered Securities. The proceeds of the Original Offering were used to make the investments described under "The Company -- Investments" and for general corporate purposes. See "Use of Proceeds."


                            Distribution Policy


         The Operating Partnership intends to make distributions to its partners, including Fortress, as General Partner of the Operating Partnership. Fortress intends to make distributions to its stockholders of all or substantially all of its net taxable income each year (subject to certain adjustments) so as to qualify as a REIT under the Code. See "Federal Income Tax Considerations." Fortress may, under certain circumstances, make a distribution of capital or of assets. Such distributions, if any, will be made at the discretion of Fortress's Board of Directors. See "Risk Factors -- Board of Directors May Change Policies Without Stockholder Consent."


                         Tax Status of the Company


         Fortress will elect to be taxed as a REIT under sections 856 through 860 of the Code for its taxable period ended December 31, 1998. For as long as Fortress is taxed as a REIT, Fortress will generally not be subject to federal corporate income tax on its taxable income that is distributed to its stockholders. REITs are subject to a number of organizational and operational requirements, including a requirement that they currently distribute at least 95% of their annual taxable income. Although Fortress does not intend to request a ruling from the Internal Revenue Service (the "IRS") as to its REIT status. Management believes that, based upon the Company's investments and operating activities to date, Fortress qualifies as a REIT. Failure to qualify as a REIT would subject Fortress to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and distributions to Fortress' stockholders would not be deductible by Fortress. Even if Fortress qualifies for taxation as a REIT, it may be subject to certain federal, state, local and foreign taxes on its income and property. In connection with Fortress's election to be taxed as a REIT, the Charter imposes restrictions on the transfer of the Common Stock if, as a result of such transfer, the transferee's interest in Fortress would exceed the Stock Ownership Limit. See "Risk Factors -- Failure to Qualify as a REIT Would Result in Higher Taxes and Reduced Cash Available for Stockholders."


                       Organization and Relationships


VISIO CHART HERE


         The relationship among Fortress, the Operating Partnership and the Manager and the equity ownership thereof is depicted in the diagram shown below and described in the accompanying notes.
[GRAPHIC OMITTED]



         o Fortress was initially capitalized through the issuance of 50 shares of Common Stock to Fortress Principal Investment Holdings LLC ("FPIH"), an affiliate of the Manager which is wholly owned by the Principals. Fortress subsequently issued an aggregate of 2,685,248 shares of Common Stock to FPIH and to certain employees of the Manager and 18,231,441 shares of Common Stock to investors in the Original Offering.

         o Fortress contributed the proceeds from the stock issuances described above to the Operating Partnership in exchange for a 100% general partnership interest and serves as the sole general partner of the Operating Partnership. In addition, Fortress Principal Investment Group LLC ("FPIG") purchased 5 Units and owns a nominal limited partnership interest in the Operating Partnership. FPIG also holds options to acquire 2,091,673 shares of common stock of Fortress.

         o The Company has made the investments described below under "The Company -- Investments" directly or through the Operating Partnership, and the Company has formed additional subsidiaries or affiliates in cases where the Company has determined that the use of a separate entity is advisable.

         o At December 31, 1998, Fortress held non-voting preferred stock of Austin Holdings Corporation ("Austin") representing a 95% economic ownership interest. Fortress Principal Investment Group LLC is the holder of the 5% voting common stock. Austin's assets consist primarily of interests in entities that own certain assets, primarily foreclosed real estate intended for sale, which were originally acquired as part of loan pool acquisitions and which were determined to have characteris tics unfavorable for ownership by a REIT. Additionally, Austin Holdings has an approximately 43% ownership interest in Calmco Servicing LP, a mortgage loan servicing company acquired in December 1998 that currently services approximately 23,000 residential mortgage loans.

    Summary Historical and Pro Forma Consolidated Financial Information

         The following tables sets forth summary historical financial information for the Company. The unaudited pro forma operating information is presented as if certain pro forma transactions had occurred as of the beginning of the periods indicated and therefore incorporates certain assumptions that are included in the Company's Unaudited Pro Forma Consolidated Financial Statements. The unaudited pro forma balance sheet information is presented as if an acquisition of a real estate property acquired subsequent to December 31, 1998, had occurred on December 31, 1998. The unaudited pro forma financial information does not purport to represent what the Company's financial position or actually would have been had the pro forma transactions, in fact, occurred on such date or at the beginning of the periods indicated, or to project the Company's financial position or results of operations at any future date or for any future period. The historical and unaudited pro forma financial information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations and the "Consolidated Unaudited Pro Forma Financial Statements". Dollar amounts are shown in thousands except for per share data.




                                                                                  Pro Forma          Historical
                                                                                For the Year       For the Period
                                                                                    Ended         May 11, 1998 to
                                                                                December 31,        December 31,
OPERATING DATA:                                                                     1998                1998
                                                                              -----------------  ------------------
Revenues:
     Rental revenue                                                              $       42,000   $       20,297
     Interest income                                                                     18,962           18,962
     Gain on resolution of loans                                                          2,584            2,584
     Escalation and other income                                                          9,578            4,045
                                                                                  -------------    -------------

         Total revenues                                                                  73,124           45,888
                                                                                  -------------    -------------

Expenses:
     Interest expense                                                                    20,150           12,693
     Property operating expenses and real estate taxes                                   16,686            7,027
     Management fee                                                                       6,000            6,000
     Depreciation and amortization                                                        8,870            4,165
     General and administrative and other expenses                                        3,502            3,502
     Loan servicing fees                                                                  1,291            1,291
                                                                                  -------------    -------------

         Total Expenses                                                                  56,499           34,678
                                                                                  -------------    -------------

Income Before Minority Interest                                                          16,625           11,210

Minority Interest in Income of Consolidated Subsidiaries                                   (570)            (570)
                                                                                  -------------    -------------

Net Income                                                                    $          16,055   $       10,640
                                                                                  =============    =============

Net Income per Share Basic and Diluted                                        $            0.77   $         0.51
                                                                                  =============    =============

Dividends Declared per Share (1)                                              $            0.81   $         0.55
                                                                                  =============    =============

Weighted Average Number of Common Shares Outstanding, Basic and
Diluted                                                                              20,916,739       20,862,000
                                                                                  =============    =============

BALANCE SHEET DATA (December 31, 1998):

Cash                                                                             $       92,506   $       97,333
Revenue - producing real estate, net                                                    409,869          383,073
Loans receivable, net                                                                   216,717          216,717
Total assets                                                                            784,270          765,650
Debt                                                                                    355,465          336,845
Stockholders' equity                                                                    384,924          384,924

OTHER INFORMATION:

Cash flow provided by (used in):
     Operating activities                                                                         $       14,507
     Investing activities                                                                               (638,613)
     Financing activities                                                                                721,670
Funds From Operations (2)                                                                         $       14,337

(notes on following page)

(1) In addition to the dividends declared in 1998, the Company declared a special dividend of approximately $0.04 per share in 1999 in order to distribute 100% of 1998 taxable income.

(2) The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in March 1995 (the "White Paper") defines Funds From Operations as net income (loss) (computed in accordance with generally accepted accounting principles ("GAAP")), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization. The Company believes Funds From Operations is helpful to investors as a measure of the performance of a REIT because, along with cash flows from operating activities, financing activities and investing activities, it provides investors with an understanding of the ability of the Company to incur and service debt and make capital expenditures. The Company computes Funds From Operations in accordance with the standards established by the White Paper, which may differ from the methodology for calculating Funds From Operations utilized by other REITs, and, accordingly, many not be comparable to such other REITs. Funds From Operations does not represent amounts available for management's discretionary use because of needed capital expenditures, debt service obligations, property or loan acquisitions, dividends and distributions or other commitments and uncertainties. Funds From Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make dividends/distributions. Funds From Operations is calculated as follows (dollars in thousands):

     Net income                       $10,640
     Real estate depreciation and
         amortization                   3,697
                                      -------
     Funds From Operations            $14,337
                                      =======



                                RISK FACTORS


         An investment in the shares of Common Stock involves various risks. Set forth below are all of the material risks relating to an investment in the shares of Common Stock. Before purchasing shares of the Common Stock offered hereby, prospective investors should give special consideration to the information set forth below, in addition to the information set forth elsewhere in this Prospectus.


         Conflicts of Interest in Relationship with the Manager. The Company is subject to various potential conflicts of interest arising from its relationship with the Manager.


         The Principals are the senior officers and owners of the Manager and are also directors or senior officers of the Company. As a result, the Management Agreement was not negotiated at arm's-length and may be on terms that are not as favorable to the Company as if they had been negotiated with a third party.

         It may be difficult for the Company to terminate the Management Agreement and any such termination would result in significant costs to the Company. The Management Agreement may be terminated after the initial three-year term, and annually thereafter, upon the affirmative vote of at least two-thirds of the Independent Directors, or by a vote of the holders of a majority of the outstanding shares of Common Stock, based upon unsatisfactory performance that is materially detrimental to the Company or the determination that the compensation to the Manager is not fair, subject to the Manager's right to prevent such a compensation termination by accepting a mutually acceptable reduction of fees. The Manager will be provided 60 days' prior notice of any such termination and will be paid a termination fee equal to the amount of the Management Fee earned by the Manager during the twelve-month period preceding such termination. In addition, following any termination of the Management Agreement, the Manager may require the Company to purchase the portion of the Manager's (or its affiliate's) limited partnership interest in the Operating Partnership attributable to the Preferred Incentive Return at a price equal to the amount that would be distributed to the Manager (or an affiliate) if the Company's assets were sold for their fair market value (as determined by an appraisal, taking into account, among other things, the expected future value of the underlying investments) or otherwise continue to pay the Preferred Incentive Return to the Manager (or an affiliate). See "The Manager and the Management Agreement -- The Management Agreement." These provisions may increase the effective cost to the Company of terminating the Management Agreement, thereby adversely affecting the Company's ability to terminate the Manager without cause.

         In addition to its Management Fee, the Manager (or an affiliate of the Manager) may be entitled to receive the Preferred Incentive Return as incentive compensation based in part upon the Company's achievement of targeted levels of Funds From Operations. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on Funds From Operations may lead the Manager to place undue emphasis on the maximization of Funds From Operations at the expense of other criteria, such as preservation of capital, in order to achieve a higher incentive compensation and could result in increased risk to the value of the invested portfolio. In addition, the incentive compensation is calculated and earned based upon the results of each quarter. Therefore, the Manager (or an affiliate) could earn incentive compensation based upon one quarter's results, including during a year for which the Company experiences a net loss. See "The Manager and the Management Agreement."

         The "non-compete" provision contained in the Employment Agreement between each of the Principals and the Manager, which restricts the Principals from engaging in investment activity which is competitive with the Company, does not prohibit the Principals from (a) managing one or more Sister Co's., (b) acquiring and managing the Excluded Investments and (c) managing the BAI assets, each of which may limit the time the Principals devote to the Company. "Excluded Investments," shall mean (i) investments made or committed to be made by the Principals, the Manager or their affiliates prior to the closing of the Original Offering, (ii) any investment as to which the equity invested by the Principals, the Manager or their affiliates is equal to or less than $3,000,000, and (iii) any investments made during any period of time that the exclusivity provisions of the Management Agreement are not in effect (i.e., during any period of time in which 95% or more of the Total Equity (as defined) of the Company has been invested), in each case together with investments relating to the foregoing investments. Furthermore, "non-compete" provisions in employment agreements may not, under certain circumstances, be enforceable as a matter of state law. See "The Manager and the Management Agreement."

         Pursuant to the Management Agreement, the conduct of the daily operations of the Company by the Manager and its affiliates are not required to be approved by Fortress' Independent Directors. The Independent Directors review the Investment Guidelines and the Company's investment policies annually, and the Company's investments quarterly. However, in conducting this review, the Independent Directors rely primarily on information provided to them by the Manager. Furthermore, transactions entered into by the Manager may be difficult or impossible to unwind by the time they are reviewed by the Independent Directors.

         The Company may acquire assets from the Manager if a majority of the Independent Directors approves the transaction in advance. However, in making these decisions, the Independent Directors will rely primarily on information provided by the Manager in determining whether the price is fair and whether the investment is otherwise in the best interest of Fortress and its stockholders.

         Newly-Organized Corporation; Limited Operating History. The Company was organized in May 1998 and has a limited operating history. In addition, although the Principals and other officers have experience investing in and managing real estate-related assets, such persons have never managed a REIT.

         Broad Discretion on Investments; Appropriate Investments May Not Be Available. The Manager has great latitude in the context of the Investment Guidelines in determining the types of assets it may decide are proper investments for the Company. No assurance can be made that the Manager's decisions in this regard will result in a profit for the Company. In addition, there can be no assurance that the Company will identify assets that meet its investment criteria, that the Company will be successful in acquiring any assets that may be identified or that any such assets will produce a return on the Company's investment. The Company may invest in highly leveraged companies or assets, which may increase the likelihood of a loss of the Company's property through foreclosure.

         Competition. The Company is subject to significant competition in seeking to make investments, in particular, acquisitions of mortgage loans. This competition often takes the form of a bidding process in which the Company bids against other potential purchasers, including other REITs, investment banks and real estate investment funds. Some of the Company's competitors have greater resources than the Company and there can be no assurance that the Company will be able to bid successfully in any such bidding process. Certain real estate assets are also sold in negotiated transactions. While the Company believes that the contacts of the Manager's employees will provide it with opportunities, there can be no assurance that this will be the case.

         External Management of the Company. The Company does not have any employees and relies on the facilities, personnel and resources of the Manager to conduct its operations. The Company depends on the continuing ability of the Manager to hire and retain knowledgeable personnel. The Company is subject to the risk that the Manager will terminate the Management Agreement and that no suitable replacement can be found to manage the Company. In the future, the Company may consider the effect of transactions whereby the Manager could be merged into the Company, or other means by which the Company may become self-managed and self-administered. However, there can be no assurance that the Company will become self-managed or self-administered in the future.

         Dependence on Key Personnel. The Company believes that its success depends to a significant extent upon the experience of the Principals, whose continued service is not guaranteed. The loss of any such person or the loss of all of such persons at a particular point in time could have a material adverse effect on the operations of the Company through a diminished ability to obtain investment opportunities and to structure and execute the Company's investments and business plan. In addition, the Company may not successfully recruit additional personnel and any additional personnel that are recruited may not have the requisite skills, knowledge or experience necessary or desirable to enhance the incumbent management. Neither the Company nor the Manager maintains key man life insurance with respect to any of its executive officers. See "The Manager and the Management Agreement."

         Real Estate is Illiquid and Value is Dependent on Conditions Beyond Company's Control. Real estate-related investments are relatively illiquid and therefore the ability of the Company to liquidate its investments in response to changes in economic and other conditions will be limited. Further, no assurances can be given that the fair market value of any assets acquired by the Company will not decrease in the future. The underlying value of the assets and the Company's income and ability to make distributions to Fortress' stockholders are dependent upon the ability of the Manager to operate the assets in a manner sufficient to maintain or increase revenues in excess of operating expenses and debt service or, in the case of real property leased to one or more lessees, the ability of the lessees to make rent payments. Revenues may be adversely affected by adverse changes in national or local economic conditions, competition from other properties offering the same or similar services, changes in interest rates and in the availability, cost and terms of mortgage loans, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements (particularly in older structures), changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured losses), acts of war, adverse changes in zoning laws, and other factors which are beyond the control of the Company.


         Risks Related to Investments in Mortgage Loans. Investments in mortgage loans may carry certain risks which are not present in other types of investments, including, without limitation, the following:


                  Commercial Mortgage Loans Involve a Risk of Loss. Commercial mortgage loans involve a high degree of risk because of a variety of factors, including the following: (i) a commercial mortgage lender is dependent for repayment on the successful operation of the mortgaged property and tenant businesses operating therein, (ii) such loans are not usually recourse to the borrower and (iii) such loans may have terms that include amortization schedules longer than the stated maturity of the applicable loan and provide for balloon payments at a stated maturity rather than periodic principal payments. In addition, the value of commercial real estate can be affected significantly by the supply and demand in the market for that type of property.

                  Volatility of Values of Mortgaged Properties May Affect Adversely the Company's Mortgage Loans. Commercial real estate values and net operating income derived therefrom are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions, changes in local property tax rates, local real estate conditions, changed or continued weakness in specific industry segments, general public perceptions of the safety, convenience, services and attractiveness of the property, the willingness and ability of the property's owner to provide capable management and adequate maintenance, to make capital expenditures and improvements and to provide leasing concessions, construction quality, age and design, and increases in operating expenses (such as energy costs).

                  Borrowers May Default. With respect to its investments in mortgage loans, the Company will be subject to risks of borrower defaults, bankruptcies, fraud and special hazard losses that are not covered by standard hazard insurance. In the event of any default under mortgage loans held by the Company, the Company will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal amount of the mortgage loan, and may not receive interest payments on such mortgage loan, which could have a material adverse effect on the Company's cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien may be unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on the Company's anticipated return on the foreclosed mortgage loan.

                  Distressed and Sub-Performing Mortgage Loans Have a Greater Risk of Default. The Company may purchase non-performing and sub-performing mortgage loans, as well as mortgage loans that have had a history of delinquencies. These mortgage loans may be in default at the time of purchase or may have a greater than normal risk of future defaults and delinquencies, as compared to a pool of newly originated, high quality mortgage loans of comparable type, size and geographic concentration. Returns on an investment of this type depend on the borrower's ability of the lender to make required payments or, in the event of default, the ability of the lender to foreclose and liquidate the mortgage loans. Foreclosure and liquidation, particularly in a bankruptcy proceeding, may be time consuming and expensive. Additionally, properties acquired as a result of foreclosure upon mortgages that were either non-performing or sub-performing when acquired by the Company will most likely not qualify as "foreclosure property" under the rules governing REITs. Because any such property will likely be deemed to be "dealer property" under the Code and because the sale of such "dealer property" by a REIT is a prohibited transaction the gain on which is subject to a 100% tax law, gain from the sale of such properties by the Company will be subject to a 100% tax. Further, under such rules governing REITs, certain income derived from properties that do qualify as "foreclosure properties" will be taxed at the maximum federal income tax rate applicable to corporations. These federal income tax rules regarding REIT properties which are acquired by foreclosure may limit the Company's ability to realize a profit on its investment in a mortgage loan. There can be no assurance that a defaulted mortgage loan can be liquidated successfully, on favorable terms or in a timely fashion. The value of a particular property may be adversely affected by the supply and demand in the market for that type of property.

                  Distressed and Sub-Performing Mortgage Loans Provide Inconsistent Cash Flow. The cashflow created by a portfolio of distressed and sub-performing mortgage loans is inconsistent and may vary widely from month to month. In circumstances where the Company has leveraged its investment in such a portfolio, it is possible that, in a given month, there will not be enough cash to service the related debt. In such a case, the Company will need to service the debt from other cashflow, which could create adverse tax implications, or default on the related loan.

                  Valuation of Mortgage Loans May Decrease While Warehousing Mortgage Loans for Securitizations. The Company may acquire mortgage loans with the intention of securitizing such mortgage loans. The pricing assumptions used when acquiring mortgage loans may differ from pricing assumptions applicable when related securities are issued. For example, the spread between AAA 10-year mortgage-backed securities and 10-year US Treasury bonds widened significantly in the three month period between July 1998 and October 1998. As a result, the value of mortgage loans held for securitization during such time would have decreased. If spreads widen materially again in the future, such changes may have an adverse impact on the valuation of a securitization contemplated by the Company.

                  Unsatisfactory Third-Party Servicing of Mortgage Loans May Result in Under-Performance of Assets. The Company relies upon third-party mortgage loan servicers to manage its mortgage loans portfolios including the collection of payments from its borrowers, foreclosure on defaulted mortgage loans and the liquidation of foreclosed properties. Successful servicing of mortgage loans depends upon the quality of the servicing organization and the expertise of its asset managers. The Company seeks to control servicing quality through contractual arrangements between the Company and the servicer providing for, among other things, the enforcement of policies and procedures established by the Company, rights to terminate the arrangement by the Company and monitoring of performance by the Company. However, there can be no assurance that third party servicers will perform satisfactorily and that inadequate servicing will not lead to under- performance by certain of the Company's mortgage loan assets.

         International Investments are Subject to Currency Conversion Risks and Uncertainty of Foreign Laws and Markets. The Company invests in real estate, and mortgage loans secured by real estate, located outside of the U.S. The Company's international operations are subject to most of the same risks associated with its U.S. operations as well as additional risks, such as fluctuations in foreign currency exchange rates, unexpected changes in regulatory requirements, heightened risks of political and economic instability in certain geographic locations, difficulties in managing international operations, potentially adverse tax consequences, enhanced accounting and control expenses and the burden of complying with a wide variety of foreign laws. Legal systems abroad may differ in a number of respects from the U.S. legal system, including requiring transfer taxes and added taxes on certain transfers, imposing limits on usurious interest rates and subjecting lenders to liability for inappropriate lending. The Company's Investment Guidelines do not subject the Company to any limitations on foreign investments in general, on investment in any particular country or investment in any particular foreign asset class. See also "-- Geographic Concentration of the Properties."

         Geographic Concentration of Properties. Approximately 12% of the Company's assets relate to a single property located in Burlington, New Jersey, and approximately 8%, 7% and 6% relate to several properties located in California, Canada, and Virginia, respectively. Adverse conditions in these areas (including business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply of or reduced demand for office and industrial properties) may have an adverse effect on the value of the Company's properties. A material decline in the demand and/or the ability of tenants to pay rent for office and industrial space in these geographic areas may result in a material decline in the demand for the Company's office or industrial space and the Company's cash available for distribution, which may have a material adverse effect greater than if the Company had a more geographically diverse portfolio of properties. The same is true with respect to the properties underlying the Company's commercial and residential loan portfolios which are similarly effected by adverse economic, political or business developments and natural hazard risks that may affect the areas in which they are located and, ultimately, the ability of property owners to make payments of principal and interest on the underlying mortgages will be affected. The most significant geographic concentration of mortgage loans is in California at 3% of total assets. See also "-- International Investments are Subject to Currency Conversion Risks and Uncertainty of Foreign Laws."

         Significant Concentrations in Credit Risk. Approximately 44% and 8%, respectively, of the Company's revenues are derived from two entities: the General Services Administration of the United States Government ("Government") and Bell Canada, a wholly owned subsidiary of BCE Inc. and Canada's largest supplier of telecommunications services. As a result of this concentration, if either entity were no longer a high credit quality tenant, the value of a greater portion of the Company's assets would be reduced than would have occurred if the Company's assets were leased to a more diverse group of high credit quality tenants. The Company's Investment Guidelines do not impose any limits on the amount or percent of total assets that the Company can invest in assets leased to any one tenant.

         No Significant Limitation on Leverage; Leverage Can Reduce Income Available for Distribution. The Company leverages its portfolio through borrowings, generally through the use of bank credit facilities, repurchase agreements, mortgage loans on real estate and other borrowings. The percentage of leverage varies depending on the Company's ability to obtain credit facilities and the lender's estimate of the stability of the portfolio's cash flow. The Company currently has a policy limiting the use of leverage to the value of 90% of its assets. To the extent that changes in market conditions cause the cost of such financing to increase relative to the income that can be derived from the assets acquired, the Company's return on its investment and cash available for distribution to Fortress' stockholders may be reduced.

         Leverage can create an opportunity for increased returns on equity, but at the same time creates risks. For example, debt service payments can reduce the net income available for distributions to stockholders. The Company leverages assets only when there is an expectation that it will enhance returns, although there can be no assurance that the Company's use of leverage will prove to be beneficial. Moreover, there can be no assurance that the Company will be able to meet its debt service obligations and, to the extent that it cannot, the Company risks the loss of some or all of its assets to foreclosure or sale to satisfy its debt obligations. Changes in the general level of interest rates can affect the Company's income by affecting the spread between the Company's income on its assets and interest-bearing liabilities, as well as, among other things, the value of the Company's interest-earning assets and its ability to realize gains from the sale of assets. There is no specified limitation on the Company's indebtedness, and the Charter and Bylaws do not limit the amount of indebtedness the Company can incur. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a description of the material terms of the Company's financing.

         Financing through Repurchase Agreements May Result in Margin Calls Which the Company Cannot Meet on Favorable Terms. The Company may leverage certain of its investments through repurchase agreements. Risks associated with such financing arrangements include the possibility of a decrease in the value of the assets which may lead to margin calls which the Company will have to satisfy. There can be no assurance that the Company will have the funds available to satisfy any such margin calls.

         Hedging Transactions May Result in Losses. Changes in interest rates and changes in foreign currency exchange rates may adversely affect the Company's investments. Such rates are highly sensitive to many factors, including governmental, monetary and tax policies, domestic and international economic and political considerations, fiscal deficits, trade surpluses or deficits, regulatory requirements and other factors beyond the control of the Company. The Company employs a hedging strategy to limit the effects of changes in such rates on its operations, including engaging in interest or currency rate swaps, caps, floors and other interest or currency rate exchange contracts. The use of these types of derivatives to hedge the Company's assets and liabilities carries certain risks, including the risk that losses on a hedge position will reduce the funds available for distribution to stockholders and, indeed, that such losses may exceed the amount invested in such instruments. There is no perfect hedge for any investment, and a hedge may not perform its intended use of off-setting losses on an investment. Moreover, with respect to certain of the instruments used as hedges for the Company's assets and liabilities, the Company is exposed to the risk that the counterparties with which the Company trades may cease making markets and quoting prices in such instruments, which may render the Company unable to enter into an off-setting transaction with respect to an open position. Consequently, the profitability of the Company may be adversely affected during any period as a result of changing interest or currency rates. Moreover, the Company's hedging strategy may be affected by limitations imposed by the REIT income tests on the amount of gross income that the Company may recognize purely as a result of increases in the value of foreign currencies in which the Company's assets are denominated ("gross foreign currency income"). Gross foreign currency income recognized by the Company in respect of its foreign currency denominated or related assets (including, for example, debt instruments and derivative instruments) is not qualifying income for purposes of the REIT 75% or 95% income tests. Therefore, in general, if either of a foreign currency denominated asset or the derivative instrument used to hedge the currency exchange risk with respect to such asset produces gross foreign currency income, such income will be included in the Company's non-qualifying income for such taxable year even if such income is exactly offset by a foreign currency loss on the accompanying position. However, the Code provides for a safe harbor for certain technically defined "qualified hedging transactions" pursuant to which the Company may avoid recognizing non-qualifying gross foreign currency income in respect of certain of its foreign currency denominated assets and the hedging transactions that correspond to them. See "Federal Income Tax Considerations -- Requirements for Qualification -- Income Tests."

         Interest Rate Risks. Changes in interest rates may adversely affect the Company. Such rates are highly sensitive to many factors including governmental, monetary and tax policies, domestic and international economic and political considerations, fiscal deficits, trade surpluses or deficits, regulatory requirements and other factors beyond the control of the Company. Interest rate risk is the exposure of the Company's financial situation to adverse movements in interest rates including the spread between two rates and the shape of the yield curve. Changes in interest rates may affect the Company's earnings by changing the amount of interest sensitive income and interest sensitive expenses. Changes in interest rates also change the value of the Company's assets and liabilities. For example, if interest rates increase after the Company has acquired a long-term fixed rate mortgage loan with short-term floating rate financing it could face both a decline in the asset value of the long-term fixed rate mortgage loan and reduced earnings due to increased financing costs. Changes in interest rates may also cause prepayment risk and reinvestment risk. The Company uses a hedging strategy to limit the effects of changes in interest rates on its operations, including engaging in interest rate swaps, caps, floors and other interest rate contracts.

         Foreign Currency Exchange Rate Risk. The Company's financial position is affected by foreign currency rate changes, which occur due to a variety of factors including changes in interest rates. A change in foreign currency exchange rates may adversely impact returns on the Company's non-dollar denominated investments both in the Company's basis in the investment and current cashflow. The Company acquires investments with imprecise cashflow and exit strategies which increases the difficulty in perfectly hedging such investments against foreign currency rate changes. The Company's hedging strategy seeks to limit the effects of changes in foreign exchange rates on its operations. Such strategy includes engaging in currency rate swaps, caps, floors and other currency rate contracts.

         Derivative Transactions May Result in Losses. The Board of Directors has adopted a general policy with respect to the use of derivatives which generally allows the Company to use derivatives where appropriate, but does not set forth specific policies and procedures. The Company uses derivative instruments including forwards, futures, swaps and options in its risk management strategy to limit the effects of changes in interest or foreign currency rates on its operations. The use of derivatives to hedge the Company's assets and liabilities carries certain risks, including the risk that losses on a hedge position will reduce the funds available for distribution to stockholders and, indeed, that such losses may exceed the amount invested in such instruments. The specific risks associated with the use of derivatives include credit risk, market risk, liquidity risk, legal risk and operational risk. Credit risk is the risk associated with the failure of a counterparty to perform its contractual obligation. Market risk arises from adverse interest rate or foreign currency volatility which may either cause the value of an instrument held by the Company to decrease or cause the Company to utilize cash otherwise payable to stockholders to pay counterparties. The Company faces liquidity risk with respect to certain of the instruments used as hedges for the Company's assets and liabilities. This risk arises from the fact that the counterparties with which the Company trades may cease making markets and quoting prices in such instruments, which may render the Company unable to enter into an off-setting transaction with respect to an open position. The Company also faces the risk that a contract relating to a derivative instrument cannot be legally enforced due to improper authorization or documentation. Risks associated with the Company's use of derivatives also include operational risk relating to risk system failures and failure by personnel to follow procedures for processing transactions. Prior to hedging an investment, the Company's senior management reviews the relevant financial products available to hedge such investment and then analyzes the associated risks in addition to the tax and accounting treatment of such products. Nevertheless, there is no perfect hedge for any investment and a hedge may not perform its intended use of off-setting potential losses of an investment. As a consequence to the aforementioned risks, the profitability of the Company may be adversely affected during any period as a result of the use of derivatives.

         Multi-Sector and Multi-Jurisdiction Investment Strategy Requires Broad Expertise. The Company's current strategy is to acquire assets across a variety of real estate product-types in a variety of geographic locations. Accordingly, the Company will be required to maintain or retain expertise, relationships and market knowledge across a broad range of product-types and geographic regions, and will be subject to the market conditions affecting each such product-type in various markets, including such factors as the local economic climate, business layoffs, industry slowdowns, changing demographics, and local supply and demand issues affecting each such market. This multi-sector and multi-jurisdiction approach could require more management time, staff support and expense than a company whose focus is dedicated to a greater extent on a single product-type in fewer jurisdictions than the Company.

         Strategic Partnership and Joint Venture Investments Involve Additional Risks Relating to Third Party Partners. The Company may, from time to time, participate with other entities in asset ownership through joint ventures or strategic partnerships. See "Investment Strategy - Investment Management." Partnership or joint venture investments may, under certain circumstances, involve risks not otherwise present, including the possibility that the Company's partners or co-venturers might become bankrupt, that such partners or co-venturers might at any time have economic or other business interests or goals which are inconsistent with the business interests or goals of the Company and that such partners or co-venturers may be in a position to take actions contrary to the Company's requests or contrary to the Company's policies or objectives, including the Company's policy with respect to maintaining its qualification as a REIT. There is no limitation under the Company's organizational documents as to the amount of funds that may be invested in partnerships or joint ventures.

         Failure to Qualify as a REIT Would Result in Higher Taxes and Reduced Cash Available for Stockholders. Fortress operates in a manner so as to qualify as a REIT for federal income tax purposes. Although Fortress does not intend to request a ruling from the IRS as to its REIT status, Fortress has received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to its qualification as a REIT. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP represents only the view of counsel to Fortress based on counsel's review and analysis of existing law and on certain factual representations as to factual matters and covenants made by the Company and the Manager. Furthermore, both the validity of the opinion and the continued qualification of Fortress as a REIT will depend on Fortress' satisfaction of certain asset, income, organizational, distribution and stockholder ownership requirements on a continuing basis, the results of which will not be monitored by Skadden, Arps, Slate, Meagher & Flom LLP. If Fortress were to fail to qualify as a REIT in any taxable year, Fortress would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to stockholders would not be deductible by Fortress in computing its taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders, which in turn could have an adverse impact on the value of, and trading prices for, the Common Stock. Unless entitled to relief under certain Code provisions, Fortress also would be disqualified from taxation as a REIT for the four taxable years following the year during which Fortress ceased to qualify as a REIT. See "Federal Income Tax Considerations -- Failure to Qualify."

         Fortress has received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP that it is in compliance with the REIT income and assets tests. However, such compliance may be adversely affected in the event that, as a result of a Sister Co. being deemed a "stapled entity" for federal income tax consequences, the assets and income of such Sister Co. are deemed to be the assets and revenue of Fortress.

         Fortress must distribute annually at least 95% of its net taxable income (excluding any net capital gain) in order to avoid corporate income taxation of the earnings that it distributes. In addition, Fortress will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year, and (iii) 100% of its undistributed taxable income from prior years. The amount of any net long-term capital gains that Fortress elects to retain and pay income tax on will be treated as distributed for purposes of the 4% excise tax. See "Federal Income Tax Considerations -- Distribution Requirements."

         Fortress intends to make distributions to its stockholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require the Company to sell assets or borrow funds on a short-term or long-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. The requirement to distribute a substantial portion of Fortress' net taxable income could cause Fortress (i) to sell assets in adverse market conditions or (ii) to distribute amounts that would otherwise be spent on future acquisitions, capital expenditures or repayment of debt.

         The Company's Insurance May Not Cover All Losses. The Company endeavors to maintain comprehensive insurance on each of the real properties it owns, including liability and fire and extended coverage, in amounts sufficient to permit the replacement of the properties in the event of a total loss, subject to applicable deductibles. The Company endeavors to obtain coverage of the type and in the amount customarily obtained by owners of properties similar to the applicable real properties. Consequently, the Company believes that the insurance coverage it maintains on its real estate properties is adequate. There are certain types of losses, however, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make the insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company might not be adequate to restore its economic position with respect to the affected real property.

         Environmental Compliance Costs and Liabilities May Affect Results of Operations. The Company's operating costs may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation with respect to the assets, or loans secured by assets, with environmental problems that materially impair the value of the assets. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to remediate properly such property, may adversely affect the owner's ability to borrow by using such real property as collateral. Persons who arrange for the transportation, disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. Certain environmental laws and common law principles could be used to impose liability for releases of hazardous materials, including asbestos-containing materials ("ACMs"), into the environment, and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to released ACMs or other hazardous materials. Environmental laws may also impose restrictions on the manner in which a property may be used or transferred or in which businesses may be operated, and these restrictions may require expenditures. In connection with the ownership and operation of properties, the Company may be potentially liable for any such costs. The cost of defending against claims of liability or remediating contaminated property and the cost of complying with such environmental laws could materially adversely affect the Company's results of operations and financial condition.

         The Company obtains Phase I environmental site assessments ("ESAs") prepared by qualified independent environmental engineers in connection with all material acquisitions. The purpose of ESAs is to identify potential sources of contamination for which the commercial real estate-related assets may be responsible and to assess the status of environmental regulatory compliance. It is possible, however, that these ESAs will not reveal all environmental liabilities or that such commercial real estate-related assets may be subject to material environmental liabilities of which the Company is unaware.

         ESA reports are performed as part of the due diligence process for:

o        all equity real estate purchases;
o large assets, highly leveraged loans, real estate owned, non and sub-performing loans, and other assets that, based on other due diligence, raise environmental concerns; and
o assets in which Fortress receives a security interest as lender in connection with financings.

         ESAs have been performed for all material investments. Based on these ESAs, to the Company's knowledge, there are no material environmental issues relating to any of the Company's properties. However, there can be no assurance that any such ESA would have identified all potential environmental problems at a site or that any such undiscovered environmental problem would not be material.

         Year 2000 Compliance. The Company recognizes that the arrival of the year 2000 poses a challenge to the ability of all systems to recognize the date change from December 31, 1999 to January 1, 2000. The Company believes, based on internal evaluations and discussions with its current systems vendor, that its software applications and operational programs will properly recognize calendar dates beginning in the year 2000. In addition, the Company is discussing with its major vendors, servicers of the Company's mortgage portfolios and tenants, the possibility of any interface difficulties relating to the year 2000 which may affect the Company. To date, no significant concerns have been identified; however, there can be no assurance that there will not be any year 2000-related operating problems or expenses that will arise with the Company's computer systems and software or in connection with the Company's interface with the computer systems and software of the Company's vendors, servicers of the Company's mortgage portfolios and tenants. The total cost to the Company of its Year 2000 compliance activities has not been and is not anticipated to be material to the Company's financial position or results of operations in any period; however, there can be no assurance that the Company will not experience unanticipated costs. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         Failure to Raise Additional Capital on Acceptable Terms May Adversely Affect the Company; Additional Capital May Dilute Stockholders' Interests. The ability of the Company to implement its growth strategy depends on access to capital necessary to invest in assets. The Company may access capital through the use of borrowings or subsequent issuances of Common Stock or other securities. The failure to obtain necessary capital could have a material adverse effect on the Company's ability to acquire assets. There can be no assurance that the Company will be successful in raising sufficient additional equity or debt capital on acceptable terms and such capital, if raised, would dilute the interest of the holders of the Common Stock and Units.

         Property Taxes Decrease Returns on Real Estate. Each real property is subject to real property taxes and, in some instances, personal property taxes. The real and personal property taxes on properties in which the Company invests may increase or decrease as property tax rates change and as the properties are assessed or reassessed by taxing authorities. If property taxes on the Company's investments increase, the Company's cash available for distribution to Fortress' stockholders will be adversely affected.

         Compliance with Americans with Disabilities Act and Other Changes in Governmental Rules and Regulations May Be Costly. Under the Americans with Disabilities Act of 1990 (the "ADA"), certain public properties are required to meet certain federal requirements related to access and use by disabled persons. Real properties acquired by the Company may not be in compliance with the ADA. If a property is not, the Company will be required to make modifications to such property to bring it into compliance, or face the possibility of an imposition of fines or an award of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use and operation of the real properties, including changes to building codes and fire and life-safety codes, may occur. If the Company were required to make substantial modifications at the real properties to comply with the ADA or other changes in governmental rules and regulations, the Company's ability to make expected distributions to Fortress' stockholders could be adversely affected.

         Board of Directors May Change Policies Without Stockholder Consent. The major policies of the Company, including its investment policy, the Investment Guidelines and other policies with respect to acquisitions, financing, growth, operations, debt and distributions, are determined by its Board of Directors. The Board of Directors may amend or revise the Investment Guidelines and other policies, or approve transactions that deviate from these policies, from time to time without a vote of the stockholders of Fortress. Fortress may, under certain circumstances, make a distribution of capital or of assets. Such distributions, if any, will be made at the discretion of Fortress' Board of Directors and may not be in the best interests of all of the Company's stockholders.

         Conflicts Relating to a Sister Co. If a Sister Co. is formed and the ownership of a Sister Co. and the Company differ over time, conflicts of interest may develop. The Manager and its employees might be unable to devote sufficient attention to the affairs of both the Company and a Sister Co. and might expend resources on the Sister Co. to the detriment of the Company. Investment opportunities may arise which are suitable investments for both the Sister Co. and the Company and the Manager may decide to pursue such opportunities on behalf of the Sister Co. rather than the Company. Although no assurances can be made, provisions in a Sister Co.'s formation documents are expected to (i) provide that a Sister Co. may enter into transactions with the Company to the extent deemed beneficial by their respective boards of directors (and the Company may enter into an intercompany agreement with the Sister Co. with respect thereto) and (ii) generally prohibit a Sister Co. from engaging in activities or making investments appropriate for a REIT unless the Company was first given the opportunity but elected not to pursue such activities or investments. Notwithstanding the foregoing, the Manager and the Board of Directors are subject to various potential conflicts of interest as a result of the relationships with a Sister Co. and the Company. However, the formation documents of a Sister Co. and any agreements between the Company and the Sister Co. would not be negotiated at arm's-length. As a result the terms of any such agreements might not be as favorable to the Company as if negotiated with a third party in an arm's length transaction.

         Market for Common Stock May Not Develop. The Company has no current plan to list the Common Stock on any national securities exchange or Nasdaq. No assurance can be given as to (i) the likelihood that an active market for the Common Stock will develop, (ii) the liquidity of any such market, (iii) the ability of the stockholders to sell their Common Stock, or (iv) the prices that stockholders may obtain for their Common Stock.

         Loss of Investment Company Act Exemption Would Adversely Affect the Company. The Company believes that it will not be, and conducts its operations so as not to become, regulated as an investment company under the Investment Company Act of 1940 (the "Investment Company Act"). The Investment Company Act exempts entities that, directly or through majority-owned subsidiaries, are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interests"). Under current interpretations by the Staff of the Securities and Exchange Commission, in order to qualify for this exemption, the Company, among other things, must maintain at least 55% of its assets in Qualifying Interests and also may be required to maintain an additional 25% in Qualifying Interests or other real estate-related assets. The assets that the Company may acquire, therefore, may be limited by the provisions of the Investment Company Act. In addition, the Company could, among other things, be required either (a) to change the manner in which it conducts its operations to avoid being required to register as an investment company or (b) to register as an investment company, either of which could have an adverse effect on the Company and the market price for the Common Stock.

         Plans Should Consider ERISA Risks of Investing in Common Stock. ERISA and Section 4975 of the Code prohibit certain transactions that involve (i) certain pension, profit-sharing, employee benefit, or retirement plans or individual retirement accounts (each, a "Plan") and
(ii) any person who is a "party in interest" or "disqualified person" with respect to a Plan. Consequently, the fiduciary of a Plan contemplating an investment in the shares of Common Stock should consider whether the Company, any other person associated with the issuance of the shares of Common Stock, or any affiliate of the foregoing is or might become a "party in interest" or "disqualified person" with respect to the Plan and, if so, whether an exemption from such prohibited transaction rules is applicable. In addition, federal regulations provide that, subject to certain exceptions, the assets of an entity in which a Plan holds an equity interest may be treated as assets of an investing Plan, in which event, the underlying assets of such entity (and transactions involving such assets) would be subject to such prohibited transaction provisions. The Company has taken steps to qualify the Company for one or more of the exceptions available under such regulations and thereby prevent the assets of the Company from being treated as assets of any investing Plan. Specifically, the Company allocated less than 25% of the Original Offering to Plans (and similar investors) and the Company's Charter limits equity ownership in the Company by Plans (and similar investors) to less than 25% of the value of any class of equity issued by the Company. In addition, the Charter provides that no Plan may purchase shares of Common Stock without the Company's prior approval. Once the Common Stock qualifies as a class of "publicly offered securities" (as such term is defined in such regulations) or the Company qualifies for another exemption under the Plan Asset Regulations, the 25% limitation (and the associated provisions) ceases to be applicable. See "ERISA Considerations -- The Treatment of the Company's Underlying Assets Under ERISA."

         Stock Ownership Limit May Restrict Business Combination Opportunities. In order for Fortress to maintain its qualification as a REIT under the Code, not more than 50% in value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of Fortress' taxable year (other than the first taxable year for which the election to be treated as a REIT has been made). The Charter generally prohibits any stockholder from directly or indirectly owning more than 9.8% of the aggregate value of the outstanding shares of any class or series of stock of Fortress, which could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then-prevailing market price or which such holders might believe to be otherwise in their best interests. Pursuant to the Charter, the Board has exempted the Manager and the Principals and their affiliates from this provision and has also exempted a single non-affiliated shareholder fund from this provision. Such fund has been specifically restricted by the Board to ownership of 14.99% of the Common Stock. See "Description of Securities -- Transfer Restrictions" and "Federal Income Tax Considerations -- Requirements for Qualification" and "-- Stockholder Rights Plan Could Inhibit Change of Control" below.

         Maryland Takeover Statutes May Prevent a Change of Control. As a Maryland corporation, Fortress is subject to various provisions of the Maryland General Corporation Law (the "MGCL"), which (a) (i) prohibit certain "business combinations" (including certain issuances of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's shares (an "Interested Stockholder") or an affiliate thereof for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder and (ii) thereafter generally require any such business combination to be approved by two super-majority stockholder votes and (b) provide that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. These provisions could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then-prevailing market price or which such holders might believe to be otherwise in their best interests. See "Certain Provisions of Maryland Law and of Fortress' Charter and Bylaws -- Business Combinations" and "-- Control Share Acquisitions."

         Authorized But Unissued Preferred Stock May Prevent a Change in Control. The Charter of Fortress authorizes the Board of Directors to issue additional authorized but unissued shares of Common Stock or Preferred Stock, $.01 par value per share ("Preferred Stock"), and to classify or reclassify any unissued shares of Common Stock or Preferred Stock and to set the preferences, rights and other terms of such classified or reclassified shares. Although the Board of Directors has no such current intention, it could establish a series of Preferred Stock that could have the effect of delaying or preventing a change in control of the Company even if a majority of the holders of the Company's Common Stock believed such change of control was in their best interest. See "Description of Securities -- Preferred Stock."

         Stockholder Rights Plan Could Inhibit a Change in Control. Fortress has adopted a stockholder rights agreement (the "Rights Agreement"). Under the terms of the Rights Agreement, in general, if a person or group acquires more than 15% of the outstanding shares of Common Stock (an "Acquiring Person"), all other stockholders of Fortress will have the right to purchase securities from the Company at a discount to such securities' fair market value, thus causing substantial dilution to the Acquiring Person. The Rights Agreement may have the effect of inhibiting or impeding a change in control and, therefore, could adversely affect the stockholders' ability to realize a premium over the then-prevailing market price for the Common Stock in connection with such a transaction. In addition, since the Board of Directors of Fortress can prevent the Rights Agreement from operating, in the event the Board approves of an Acquiring Person, the Rights Agreement gives the Board of Directors significant discretion over whether a potential acquiror's efforts to acquire a large interest in the Company will be successful. Because the Rights Agreement contains provisions that are designed to assure that the Principals, the Manager and its affiliates will never, alone, be considered a group that is an Acquiring Person, the Rights Agreement provides the Principals, the Manager and its affiliates with certain advantages under the Rights Agreement that are not available to other stockholders. See "Description of Securities -- Stockholder Rights Plan."

         Staggered Board and Other Provisions of the Charter and Bylaws May Prevent Change in Control. The Company's Board of Directors is divided into three classes of directors. The initial terms of the Class I, Class II and Class III directors will expire in 1999, 2000 and 2001, respectively. Beginning in 1999, directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the stockholders. The staggered terms of directors may reduce the possibility of a tender offer or an attempt to change control of the Company even though a tender offer or change in control might be in the best interest of the stockholders. See "Certain Provisions of Maryland Law and the Company's Charter and Bylaws - Classification of the Board of Directors."

         The Charter and Bylaws also contain other provisions that may delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the Common Stock or otherwise be in the best interest of the stockholders. See "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws - Removal of Directors," "-- Advance Notice of Directors Nominations and New Business."

         Limitation on Liability of Manager and Officers and Directors of the Company. As permitted by the MGCL, the Charter contains a provision which limits the liability of a director or officer to Fortress and its stockholders for money damages to the maximum extent permitted by Maryland Law. The MGCL permits limiting such liability, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company will indemnify the Manager and its partners from any action or claim brought or asserted by any party by reason of any allegation that the Manager or one or more of its partners is otherwise accountable or liable for the debts or obligations of the Company or its affiliates. In addition, the Manager and its partners will not be liable to the Company, and the Company will indemnify the Manager and its partners, for acts performed pursuant to the Management Agreement, except for claims arising from acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. See "The Manager and the Management Agreement -- Limits of Responsibility."


         Possible Legislative or Other Actions Affecting Tax Consequences. The present Federal income tax treatment of an investment in Fortress may be modified by legislative, judicial or administrative action at any time, and any such action may affect investments and commitments previously made. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in Federal tax laws and interpretations thereof could adversely affect an investment in Fortress. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax laws applicable to Fortress or an investment in its Common Stock will be changed.


                       CAUTIONARY STATEMENT REGARDING
                         FORWARD-LOOKING STATEMENTS

         This prospectus contains certain forward-looking statements which are subject to various risks and uncertainties, including without limitation statements relating to the operating performance of the Company's investments and financing needs and the implementation of the Company's plan to address Year 2000 issues. Forward- looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company's actual results and performance or progress with respect to its plan to address Year 2000 issues could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, changes in economic conditions generally and the real estate and bond markets specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts ("REITs"), availability of capital, interest rates and interest rate spreads, the Year 2000 compliance of vendors (including vendors of the Company's computer information systems) or third party service providers (including the Company's primary bank, payroll processor, loan servicers and property managers), generally accepted accounting principles, and policies and guidelines applicable to REITs, and those factors discussed in "Risk Factors -- Year 2000" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000 Compliance." These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.


                                THE COMPANY

         Fortress invests in real estate-related assets on a global basis focusing on undervalued and distressed assets. The Company's investment activities primarily include (i) investing in net leased real estate; (ii) investing in portfolios of distressed, sub-performing and performing residential, multifamily and commercial mortgage loans; and (iii) providing financing to third party owners of real estate and portfolios of mortgage loans, in each case with respect to assets located in the U.S. and in foreign jurisdictions. The Company is externally managed and advised by the Manager. The Manager employs 43 professionals in offices in New York, Toronto and London and expects to open an office in Tokyo in 1999. The Manager's professionals combine real estate, risk management, structured finance, capital markets, financial engineering and legal expertise, with respect to both dollar and non-dollar denominated investments.

         The Company was formed in May 1998 by the Principals. The Principals and several of the employees of the Manager previously worked together prior to forming the Company in the Global Principal Finance ("GPF") group of UBS Securities, where they were engaged in real estate related investment activities substantially similar to the Company. Prior thereto, the Principals and several of the employees of the Manager worked together managing BlackRock Asset Investors and its affiliated funds ("BAI").

         BAI is a closed end registered investment company. The Principals continue to manage BAI until its liquidation, which is expected to occur in September of 1999. The fund invested in loan portfolios and real estate and provided real estate financing to third parties. The Company has no current plans to purchase any assets from BAI in connection with BAI's liquidation.

         GPF was established in May 1997 by UBS and the Principals, as employees of UBS, to continue the investment activities of the Principals after BAI was fully invested. The Principals were responsible for managing the day-to-day operations of GPF throughout its existence, which ended with the complete liquidation of the portfolio acquired by GPF. In July and August 1998, the Company acquired a portion of its portfolio from UBS (representing the remaining unliquidated asset portfolio of GPF at that time). See "-- Investments" below.

         Fortress was incorporated in the State of Maryland in May 1998. Fortress expects to be taxed as a REIT under the Code commencing with its taxable year ended December 31, 1998. The Operating Partnership was formed in the State of Delaware in May 1998. The principal executive offices of the Company are located at 1301 Avenue of the Americas, New York, New York 10019. The Company's telephone number is (212) 798-6100.

Investments

         In connection with the Principals' departure from UBS to form Fortress, and the liquidation of the portfolio acquired by GPF (the "GPF Assets"), the Company has purchased certain of the GPF Assets from UBS. In addition, the Company has made several other investments since its inception and continuously reviews investment opportunities. The following is a summary of the Company's investment assets as of December 31, 1998, unless otherwise noted.

         Credit Leased Real Estate

         Fortress owns 13 office properties primarily leased to the GSA (the "GSA Properties"), two forward projects to be primarily leased to the GSA upon completion (the "GSA Forward Projects"), and five office properties in Canada leased primarily to Bell Canada (the "Bell Canada Portfolio"). The total net rentable square feet in the entire portfolio of credit leased real estate, including the forward transactions, is approximately 4.6 million square feet and the current annual rent is approximately $56.3 million. Fortress believes that these properties are adequately covered by insurance against potential loss. The chart set forth below describes the 20 properties in some detail.


                               GSA PROPERTIES

                                                  Net
                                                Rentable
      Property                                   Square
   Address (2)(8)     City/Submarket(1) state     Feet      Year Built          Ownership %    Use
--------------------  ---------------   ------   -------    --------------      -----------  ---------
696 Virginia Road     Concord/CBD         MA     104,527   1970, GutRehab 1998   100%        Office
380 Westminister St.  Providence/CBD      RI     163,000   1983                  100%        Office
1325 J Street         Sacramento/CBD      CA     323,395   1990                  100%        Office
                                                                                             Office
                                                                                             Office
                                                                                             Office
116 Lake View         Suffolk             VA     320,000  1994                   100%        Office
150 Corporate Dr.     Norfolk             VA      58,600  1994                   100%        Office
1600 Callowhill       Philadelphia,CBD    PA      93,553  1910                   100%        Office
                                                          Renovated 1989                     Office
                      Burlington/Suburban                                                    Warehouse
1900 River Rd         Philadelphia        NJ   1,048,631  1970                   100%        Distribution Center
                      Lakewood/Suburban
755 Parfet Street     Denver              CO      81,912  1974                   100%        Office
                                                          Renovated 1993/4                   Office
                                                                                             Office
4820 University
  Square              Huntsville          AL     125,000  1994                   100%        Office
16401 E. Centre       Aurora/Suburban
  Tech Pkwy.            Denver            CO     116,500  1998                   100%        Office
999 E Street NW       Washington/CBD      DC     162,038  1930                   100%        Office
                                                          Renovated 1983                     Office
                                                                                             Office
1433 West Loop        Houston,
  Street                Galleria          TX     138,000  1972                   100%        Office
                                                          Renovated                          Office
                                                          1996                               Office
                                                                                             Office
                                                                                             Office
8808-8810 Rid San     San Diego/Mission
Diego Dr. (5)         Valley              CA     144,327  1998                   To Be 100%  Office
                                               ---------
                                                                                             Office
SUB-TOTAL                                      2,879,483
                                               ---------

                                      Tenant                                               Current    Annual
                                        Net        Lease                                   Rent Per    Real     Lease
                        % of Square  Rentable      Start     Lease    Credit    Annual     Square     Estate    Renewal
    Name of Tenant       Footage     Square Feet   Date    Exp Date   Rating    Rent (7)     Foot    Taxes (6)  Option
----------------------  -----------  -----------   ------  --------   ------ ------------  -------   --------   -------
GSA                     100.0%        104,527     3/12/98   2/28/18     AAA   $1,856,400   17.76     $65,312     None
GSA                     100.0%        163,000     4/1/83    3/31/0      AAA   $2,700,699   16.57     $440,984    Two 5 Year
GSA                     69.8%         225,858     11/1/90   10/31/10    AAA   $4,976,496   22.68     $597,940    None
State of California     26.8%         86,596      12/1/90   9/30/02     A     $2,083,477                         None
Le Bou & 1325 J
Street LP               2.5%          8,208       11/1/90   Various     N/R   $255,915                           None
GSA                     0.6%          1,850       11/1/90   1/18/01     AAA   $41,292                            None
GSA                     100.0%        320,000     5/10/93   5/9/13      AA    $4,089,614   12.78     $351,454    One 5 Year
GSA                     100.0%        58,600      9/1/94    9/31/05     AA    $720,069     12.29     $64,200     One 5 Year
GSA                     81.0%         76,063      4/4/90    4/3/05      AAA   $1,644,117   21.57     $202,248    None
Community College of
Philadelphia            19.0%         17,490      6/30/97   6/30/02     N/R   $374,202                           None

GSA                     100.0%        1,048,631   12/14/90  12/13/10    AAA   $9,969,190   9.51      $657,096    None
GSA                     47.4%         38,800      7/1/94    8/21/10     AAA   $447,339     11.58     $94,732     None
GSA                     49.0%         40,100      8/29/94   8/28/09     AAA   $465,932                           None
Various (2 Private)     3.9%          3,012       2/1/98    12/30/00    N/R   $36,144                            None
GSA                     100.0%        125,000     10/7/94   10/6/04     AAA   $1,585,062   12.68     $73,200     None
GSA                     100.0%        116,500     5/19/98   5/18/18     AAA   $1,766,296   15.16     $195,300    None
GSA                     63.3%         102,612     9/30/97   9/30/97     AAA   $2,650,234   27.52     $510,540    None
GSA                     26.7%         43,314      9/30/97   9/30/07     AAA   $1,092,512                         None
Hard Rock Cafe          9.7%          15,700      8/1/98    7/31/13     BBB+  $705,373                           None
GSA                     92.0%         128,337     6/1/97    5/31/12     AAA   $1,712,582   13.13     $150,066    None
Texas Premier Bank      2.2%          2,618       5/1/97    4/30/07     N/R   $25,447                            None
Kames Investment Group  1.5%          1,825       4/1/97    3/31/02     N/R   $21,900                            None
PJS of Houston Inc.     1.7%          2,065       8/1/95    7/31/00     N/R   $23,293                            None
Realmark                1.8%          2,117       1/1/99    12/31/00    N/R   $14,734                            None
GSA                     91.4%         131,986     11/6/98   1/15/13     AAA   $3,019,840   21.95     TBD(6)      None
North American
Mortgage Company        8.6%          12,341      2/1/98    1/31/03     BBB-  $147,598                           None
                                      ---------                               -----------
                                      2,877,150                               $42,425,757
                                      ---------                               -----------


                            GSA FORWARD PROJECTS

      Property
   Address (2)(8)     city/Submarket(1)    state    NRSF      Year Built          Ownership %    Use
--------------------  ---------------      ------   -----     --------------      -----------  ---------
901 N Fifth Street    Kansas City,KS/CBD    KS      200,311   1999                  To Be 100%  Office
Ninth & Locust        Kansas City,
  Streets               MO/CBD              MO      204,611   1999                  To Be 100%  Office
                                                    -------
SUB-TOTAL                                           404,922
                                                    -------

SUB-TOTAL (GSA Properties)                        3,284,405
                                                  ---------

                                      Tenant                                               Current    Annual
                                        Net        Lease                                   Rent Per    Real     Lease
                        % of Square  Rentable      Start     Lease    Credit    Annual     Square     Estate    Renewal
    Name of Tenant       Footage     Square Feet   Date    Exp Date   Rating    Rent (7)     Foot    Taxes (6)  Option
----------------------  -----------  -----------   ------  --------   ------ ------------  -------   --------   -------
                                                  Proj
GSA                     100.0%        200,311     6/1/1999  6/30/99    AAA   $3,672,477    18.33      TBD       10 Year
                                                  Proj
GSA                     100.0%        204,611     6/1/1999  6/30/99    AAA   $3,737,256    18.27      TBD       None
                                      -------                                ----------
                                      404,922                                $7,409,733
                                      -------                                ----------

                                      3,282,072                              $49,835,490
                                      ---------                              -----------



                           BELL CANADA PORTFOLIO


  Property Address    City/Submarket (1)     Province    NRSF      Year Built      Ownership %      Use
--------------------  ------------------     --------   -----      ----------     -----------  ------------
20-40 Norelco Drive                                                                            Industrial/
& 83 Signet Drive     Toronto/North York       ON      624,786   1960/1975/1978       100%     Distribution
                      Etobicoke (Toronto)/
2 Fieldway Road (4)   Metro West               ON      177,212   1971/expanded 1975   100%     Office
100 Dundas Street (4) London/CBD               ON      322,056   1981                 100%     Office
449 Princess Street   Kingston/CBD             ON      45,691    1981                 100%     Office
66 Bay Street         Hamilton/CBD             ON      118,787   1974                 100%     Office
                                                       ---------
SUB-TOTAL (Bell Canada)                                1,288,532
                                                       ---------

TOTAL CREDIT LEASED REAL ESTATE PORTFOLIO              4,572,937
                                                       ---------



                                    Net Rentable  Lease                                            Annual       Lease
                       % of Square     Tenant     Start    Lease    Credit   Annual             Real Estate    Renewal
    Name of Tenant      Footage      Square Feet  Date    Exp Date  Rating   Rent (3)            Taxes (6)     Option
----------------------  ----------  ------------  ------  --------  ------   --------           -----------    --------
                                                                                                              One 5 Year at
Bell Canada             100.0%        624,786   2/26/99   3/31/07    A        $3,146,725   5.04    $830,716   market
                                                                                                              One 5 Year at
Bell Canada             9.9%          177,058   2/26/99   3/31/04    A        $926,320     5.23    $455,753   market
                                                                                                              One 5 Year at
Bell Canada             95.3%         306,760   2/26/99   3/31/06    A        $1,533,800   5.00    $1,916,688 market
                                                                                                              One 5 Year at
Bell Canada             100.0%        45,691    2/26/99   3/31/03    A        $228,455     5.00    $71,490    market
                                                                                                              One 5 Year at
Bell Canada             100.0%        118,787   2/26/99   3/31/03    A        $632,040     5.32    $540,823   market
                                      -------                                 ----------
                                      1,273,082                               $6,467,340
                                      ---------                               ----------

                                      4,555,154                               $56,302,830
                                      ---------                               -----------

(1)    CBD means central business district.
(2) See Financial Statements, Footnote #2, Investments in Real Estate, for a description of depreciation and estimated lives.
(3) Insurance, Parking, Janitorial, Security, Repairs & Maintenance, Management Personnel, and Elevator Costs are reimbursed at 115% of actual cost on a pro rata basis; Utilities and HVAC are reimbursed at 110% of actual cost on a pro rata basis, and Realty Taxes are reimbursed at 101% of actual cost on a pro rata basis. In addition, the tenant pays $.60PSF per annum in years one through five to cover capitalizable costs, even if none occur in a given year, at all properties except Norelco/Signet Drives.
(4) Fortress will be undertaking capital repair projects for the underground parking facilities at 100 Dundas Street and 2 Fieldway in the summer of 1999.
(5)    Property acquired in March 1999.
(6)    1998 is the base year.
(7)    These numbers represent the December 1998 rents annualized.
(8)    See "Borrowings" for description of loans related to these properties.


The following schedule represents the leases expiring over the next 10 years.

Schedule of Lease Expirations

                                                                                                    % of Gross(1)
                                                                                                     Annual Rent
                       No. of Tenants            Sq/Ft of               Annual Rent of               Represented
                       Leases Expiring        Expiring Leases        Expiring Leases (2)         by Expiring Leases
                       ---------------        ---------------        -------------------         ------------------
       1999                   5                     8,949             $         54,138                   .11%
       2000                   2                     3,123             $         38,027                   .08%
       2001                   5                    40,945             $        629,968                  1.33%
       2002                   3                   105,910             $      2,479,579                  5.24%
       2003                   3                   294,804             $      3,733,687                  7.89%
       2004                   2                   294,054             $      2,721,868                  5.75%
       2005                   1                    76,063             $      1,644,117                  3.47%
       2006                   1                   303,596             $      1,945,421                  4.11%
       2007                   3                   765,759             $      7,807,801                 16.49%
       2008                  --                        --                           --                     --

------------------------------------

(1)      As a percentage of expected 1999 lease rent.
(2)      Based upon 1999 annual rent amount.


Loan Portfolios

         Canadian Loan Portfolio. In August 1998, the Company purchased from UBS (Canada) a portfolio of Canadian mortgage loans. As of December 31, 1998, the portfolio consisted of 355 mortgage loans and REO properties located throughout Canada with an unpaid principal balance of approximately $41.1 million. The assets securing the loans are commercial and residential properties.

         U.S. Commercial Loan Portfolio: In August 1998, the Company purchased from UBS a portfolio of U.S. commercial mortgage loans. In December 1998, the Company conducted an auction of certain of the assets in the U.S. Commercial Loan Portfolio and sold 26 of the assets for an aggregate sale price of approximately $42.4 million. As of December 31, 1998, the portfolio consisted of 13 mortgage loans and REO properties located primarily in California, Florida and New York with an unpaid principal balance of approximately $24.7 million (including $8.1 million owned by Fortress' unconsolidated subsidiary). The assets securing the loans are primarily office, industrial, retail and multifamily properties.

         Residential Loan Portfolio: In August 1998, the Company purchased from UBS interests in two separate Residential Loan Portfolios. Simultaneously, the portfolios were restructured to provide Fortress sole beneficial ownership of certain of the loans in the portfolios, instead of a participation in each. In October 1998, Fortress sold a fifty percent participation in its portfolio to a third party for a purchase price equal to one-half of the Company's cost of acquiring the portfolio. Fortress, by agreement with the third-party purchaser, retains control over the portfolio. As of December 31, 1998, the Residential Loan Portfolio consisted of approximately 1,445 mortgage loans and real estate owned ("REO") assets with an unpaid principal balance of approximately $54.4 million (including $16.7 million owned by Fortress's unconsolidated subsidiary).

Financings

         Residential Servicer Loan: In August 1998, the Company purchased from UBS a loan to an entity related to the Company which, at the time of the loan purchase, serviced the mortgage loans comprising the Residential Loan Portfolio. At the time, the Residential Servicer Loan had an unpaid principal balance of approximately $42 million. The loan had a coupon of 400 basis points over one-month LIBOR and was secured by the borrower's equity interest in certain residential loans as well as certain additional collateral. The loan had an unpaid principal balance of approximately $28 million at December 31, 1998, and was paid in full in early January 1999.

         Second Residential Servicer Loan: In August 1998, the Company purchased from UBS a loan to another affiliate of the servicer described above. At purchase, the Second Residential Servicer Loan had an unpaid principal balance of approximately $16 million. The loan had a coupon of 400 basis points over one-month LIBOR and was secured by residential, commercial and other mortgage loans and REO. The loan matured and was paid in full in November 1998.

         New York Property Company Credit Facility: In August 1998, the Company purchased from UBS a credit facility to a single-family REO rehabilitation company located in New York with an unpaid principal balance of approximately $16 million. The facility has a coupon of 410 basis points over one-month LIBOR and a maturity date in August 2000. The loan is secured by mortgages on residential properties located in the New York metropolitan area. As of December 31, 1998, the unpaid principal balance on the facility was approximately $13 million.

         French Commercial Mortgage Loan: In August 1998, the Company purchased from an affiliate of UBS a loan to an affiliate of a Boston-based investment manager with an unpaid principal balance of approximately $53 million. The loan had a coupon of 250 basis points over the three-month Paris Interbank Offered Rate and was secured by an office building located near Paris, France. The loan matured and was paid in full in December 1998.

         Building Material Retailer Loan: In August 1998, the Company purchased from UBS a loan to a building materials retailer, which, in December 1998 had completed a Chapter 11 reorganization, with an unpaid principal balance of approximately $96 million. The loan has a coupon of 400 basis points over one-month LIBOR and a maturity date in December 2004. The loan was secured by 123 properties (retail stores and warehouse facilities) located throughout the midwest and southwest sections of the United States. The loan, as of December 31, 1998, was secured by 118 properties and had an unpaid principal balance of approximately $91.7 million.

         Canadian Real Estate Lending Company: In July 1998, the Company purchased the contract rights from UBS to a credit-facility with a publicly traded real estate and mezzanine lending company. The facility has a coupon of 350 basis points over Canadian BA and a maturity date of July 1999 with two additional six month extensions. The loan is secured by the pledge of 28 assets with an aggregate dollar value of $39 million. As of December 31, 1998, the unpaid principal balance on the facility was approximately $5.1 million.

         Real Estate Servicing and Due Diligence Provider Loan: In July 1998, the Company purchased from UBS a loan to a co-investor in a pool of commercial mortgage loans and REO. At purchase, the Real Estate Servicing and Due Diligence Provider Loan had an unpaid principal balance of approximately $2.1 million. The loan had a coupon of 250 basis points over one-month LIBOR and was secured by their interest in the commercial mortgage portfolio. The loan was paid off in December 1998.

Borrowings

         GSA Properties. In July 1998, the Company (and certain of its subsidiaries) entered into a $234.2 million loan agreement with a large insurance company. This loan financed the GSA Properties and was funded by medium term notes issued by an affiliate of the lender. The loan bears interest at a rate equal to three-month LIBOR plus 0.68% and is recourse only to the GSA Properties. The interest rate increases to three-month LIBOR plus 400 basis points in August 2002. After three years, all excess cash generated by the collateral will be applied to reduce the principal amount of the loan. The loan matures in February 2008. Pursuant to the related loan agreement, the Fortress borrower covenanted to maintain a tangible net worth equal to or greater than the greater of (i) 15% of the aggregate all-in cost of the GSA Properties and (ii) $20 million. As the loan does not amortize prior to its fourth year, the principal balance as of December 31, 1998 remained approximately $234.2 million.

         Bell Canada Portfolio. In March 1999, the Company (and certain of its subsidiaries) entered into a $35.1 million loan agreement with three Canadian institutions. This loan provided leverage for the Company's investment in the Bell Canada Portfolio and bears interest at a fixed rate equal to 7.25%. The loan is secured primarily by the properties in the Bell Canada Portfolio and matures in April 2002.

         Canadian Loan Portfolio. This portfolio was financed by a loan for $39.5 million from the Canadian affiliate of a large U.S. investment bank effective August 14, 1998. The loan bears interest at a rate of one month Can BA plus 1.5%. The balance at December 31, 1998 was $30.0 million and Fortress repaid the loan in January 1999.

         Building Materials Retailer Loan and U.S. Commercial Loan
Portfolio: The Company (and certain of its subsidiaries) entered into a $105.2 million repurchase agreement (the "Repo Financing") with a large investment bank effective as of August 14, 1998. A $57.5 million portion of the Repo Financing related to the Building Materials Retailer Loan and the remaining $47.7 million related to the U.S. Commercial Loan Portfolio. The Repo Financing is recourse to the specific assets with an ultimate guarantee from the Company. Borrowings under the Repo Financing bear interest at an interest rate equal to one-month LIBOR plus 1.25% per annum. The Repo Financing matures on August 14, 1999. In December 1998, Fortress paid off the portion of the Repo Financing relating to the U.S. Commercial Loan Portfolio from the proceeds of the auction described above under " -- Loan Portfolios - U.S. Commercial Loan Portfolio". As of December 31, 1998, the balance of the Repo Financing was approximately $53.3 million. The Repo Financing requires that the Company's indebtedness never exceed six times the consolidated net worth of the Company and its subsidiaries. It also requires that such consolidated net worth shall never fall below $300 million.

         Residential Loan Portfolio, Residential Servicer Loan and Second Residential Servicer Loan: The Company (and certain of its subsidiaries) also entered into a repurchase agreement (the "Second Repo Financing") with another large investment bank effective as of August 14, 1998. The balance at the close of this repo was approximately $76.2 million, with approximately $33.3 million relating to the Residential Loan Portfolio, approximately $31 million relating to the Residential Servicer Loan and approximately $11.9 million relating to the Second Residential Servicer Loan. The Second Repo Financing is recourse to the specific assets with an ultimate guarantee from the Company. Borrowings under the Second Repo Financing bear interest at an interest rate equal to one-month LIBOR plus 3.00% per annum. The Second Repo Financing had different maturities for the different assets financed thereby. Fortress paid off the portions of the Second Repo Financing relating to the Residential Servicer Loan and the Second Residential Servicer Loan in December 1998. The maturity date for the portion of the Second Repo Financing relating to the Residential Loan Portfolio is August 14, 1999. The outstanding balance of the Second Repo Financing on December 31, 1998 was $19.4 million. The Second Repurchase Agreement requires that the consolidated net worth of the Company and its subsidiaries never fall below $325 million.

         When the Company sold a fifty percent participation in its Residential Loan Portfolio in October 1998, the purchaser of the participation agreed to assume one-half of the obligations under the portion of the Second Repo Financing related to the Residential Loan Portfolio.

         French Commercial Mortgage Loan: This asset was financed by a $53.4 million repurchase agreement from a large U.S. investment bank and the loan was paid off in December 1998, simultaneously with the payoff on the asset.

         Subsequent to December 31, 1998, the Company entered into two significant additional borrowings: a $35.1 million loan secured by the properties leased to Bell Canada (7.25%, due in April 2002) and an $18.6 million loan secured by a property leased to GSA acquired in March 1999 (one month LIBOR plus 1.4% due in March 2002).

Competition

         The Company is subject to significant competition in seeking to make certain types of investments. This competition often takes the form of a bidding process in which the Company bids against other potential purchasers, including other REITs, investment banks and real estate investment funds. Some of the Company's competitors have greater resources than the Company and there can be no assurance that the Company will be able to bid successfully in any such bidding process. Certain real estate assets are also sold in negotiated transactions. While the Company believes that the contacts of the Manager's employees will provide it with such opportunities, there can be no assurance that this will be the case.

Recent Developments

         On March 5, 1999, the Company acquired a real estate property leased to GSA for a purchase price of $27 million financed with an $18.6 million borrowing maturing in March 2002. On March 4, 1999 the Company obtained a fixed rate debt financing in the amount of $35.1 million secured by the real estate properties leased to Bell Canada. The loan bears interest at 7.25% and matures in April 2002. On April 21, 1999, the Company purchased approximately $200 million of CMBS and unsecured REIT debt, approximately 63% of which were investment grade and 37% BB- rated. The Company financed approximately $150 million of this investment with repurchase agreements maturing in October 1999.


                            INVESTMENT STRATEGY

General


         The investment activities of the Company are primarily focused on real estate-related assets that produce cash flows that are undervalued, whether due to the credit quality of the obligors, the value of the underlying assets, the complexity of the transaction, the viability of the capital structure, the accuracy and availability of information or the availability of appropriate operating systems. The Principals believe that they can add value to these types of assets through (a) increasing and stabilizing cash flows through restructuring and workouts, (b) creating optimal servicing and operating systems, (c) gathering and monitoring asset-specific and obligor-specific information and (d) developing appropriate short-term and long-term capital structures for the assets.


         The Company pursues financing for its investments that allow it to enhance equity returns and maintain maximum flexibility while maintaining an acceptable level of risk. One of the benefits of an improving real estate market is a concurrent improvement in the real estate lending environment, especially in the U.S. where borrowers are able to take advantage of greater leverage at relatively lower cost with greater structuring flexibility. In addition, the marked expansion of the availability of debt capital through the capital markets has further increased borrowers' options. The Company plans to take advantage of both the traditional lender markets and the securitization markets in securing the best available financing for the Company's investments. The Company expects to establish an acquisition credit facility or facilities with one or more financial institutions to enable it to finance acquisitions on an interim basis while it pursues optimal permanent financing structures.


         Recent events in the third quarter of 1998, which included an overall tightening of debt liquidity, could materially affect the Company's business plans. Because of such events, the Company may encounter difficulty obtaining financing for its investments and, even when such financing is available, the rates charged by lenders may be unattractive to the Company. Subsequent to the third quarter of 1998, financing has become significantly more available but debt liquidity generally has not returned to the levels seen prior to that time. This fact may impact the Company's investment strategies on a going-forward basis.

         The Company believes that it can utilize the same investment strategy it has successfully employed in the United States in various foreign markets. The Manager maintains offices in New York, Toronto and London and expects to open an office in Tokyo to build international relationships that will enable it to source and evaluate international investments. In addition to those professionals permanently positioned abroad, a majority of the Manager's U.S.-based professionals have frequently transacted business in international markets.


         The Company believes that the past experience of the Principals in managing operations similar to the business of the Company enables the Company to have access to a broad array of capital markets and may enable it to utilize its Common Stock and Units as tax-advantaged acquisition currencies.


         The Company employs certain hedging instruments as a risk management tool and it will use Treasury, mortgage, Eurodollar, and currency futures and options (on cash and futures), interest rate, currency and mortgage swaps, caps and floors and other financial instruments in an attempt to maximize risk-adjusted returns to the extent such strategies do not adversely affect Fortress' qualification as a REIT.

         The officers and directors may change the investment strategy and policies of the Company without a vote of stockholders. The Company may acquire assets from the Manager or its affiliates, including securities of the Manager or its affiliates. There are no limitations on such transactions, except that they must comply with the Company's general Investment Guidelines and the Management Agreement.


Targeted Investments

         The Company engages primarily in: (i) investing in net leased real estate ("Credit Leased Real Estate"); (ii) investing in portfolios of distressed, sub-performing and performing residential, multifamily and commercial mortgage loans ("Loan Portfolios"); and (iii) providing financing to third party owners of real estate and portfolios of mortgage loans ("Financings"), in each case with respect to assets located in the U.S. and in foreign jurisdictions. All such investments may be made directly or indirectly, such as in the form of an investment in a vehicle created to hold such assets, or may be in the form of investments in the equity of operating companies that own such assets. The Company does not intend that its investment in securities of other issuers will require it to register as an "investment company" under the Investment Company Act of 1940, as amended, and the Company would intend to divest securities before any such registration would be required.


         Credit Leased Real Estate consists of residential and commercial properties which are generally leased on a long-term basis to high credit quality tenants (i.e. tenants whose long term unsecured debt carries investment grade rating), including both government and private sector entities. The majority of the Company's leased assets are leased to the GSA and Bell Canada. The Company expects to acquire Credit Leased Real Estate in privatizations and from developers and other owners, including institutional owner/users in purchase/leaseback transactions. The Manager has developed a standardized underwriting process and acquisition guidelines regarding tenant credit risk, environmental and structural matters. The due diligence process includes phase I environmental site assessments and structural analysis by nationally recognized third-party service providers, legal review of all documentation and full appraisals (including market studies).

         The Company also is pursuing in foreign jurisdictions the acquisition of real estate assets that are currently owned and operated by government or quasi government entities, large corporations or unions and leased to members of their constituency at subsidized rents. Currently, the Principals believe that a number of these entities are considering disposing of their housing stock on a bulk sale basis.

         Loan Portfolios consist primarily of distressed, sub-performing and performing residential, multifamily and commercial mortgage loans and related properties acquired in foreclosure or by deed-in-lieu of foreclosure. Although governmental and institutional bulk sales of Loan Portfolios in the U.S., particularly by the Resolution Trust Corporation and the U.S. Department of Housing and Urban Development, have abated substantially in recent years, the Company believes that there will continue to be opportunities to acquire Loan Portfolios from a wide variety of sources, including banks, savings institutions, finance companies (including "sub-prime" lenders), leasing companies, mortgage companies, insurance companies and governmental agencies. Subject to compliance with the REIT rules, the Company may also acquire Loan Portfolios by acquiring operating companies that own such portfolios.

         Financings consist primarily of relatively short-term (ranging from 12 to 36 months), secured loans to third party owners of real estate or portfolios of mortgage loans. The Company believes that Financings of particular asset classes, or Financings in particular jurisdictions, as to which there is a relative shortage of capital, represent an opportunity to generate attractive risk-adjusted returns with relatively modest leverage. The Company also intends to engage in Financings for various strategic purposes, including (a) developing relationships with borrowers that will lead to future equity investment opportunities and (b) using these transactions as an efficient and relatively low-risk method of acquiring information and developing expertise, particularly as to legal, regulatory and tax matters in foreign jurisdictions.

         Other Investments. In addition to the Company's three targeted lines of business discussed above, the Company intends to continue to pursue a variety of real estate-related transactions whenever it believes such investments will enable the Company to achieve attractive risk-adjusted returns. The Company may from time to time issue securities collateralized by mortgages or engage in other securitizations. In certain cases, the Company may create or invest in operating companies in connection with asset acquisitions in order to enhance the value of the assets as well as to create platforms for further investment. The Company has in the past either created or directly invested in real estate operating companies in connection with the acquisition of pools of sub-performing, non-performing or non-dollar assets. The Company believes that having a direct interest in an operating company provides it with two primary advantages: (i) it enables the Company to directly control workout and resolution of the assets and (ii) it provides the Company with a platform for future investments that have similar operating needs.


Investment Management


         The Company expects that the value of its investments will be enhanced through the application of innovative capital market strategies and aggressive asset management. The Manager's employees each focus on specialized areas necessary to maximize execution, including (i) capital markets and risk management, (ii) financial engineering, (iii) asset valuation and management, and (iv) structured finance. Each of these areas is further supplemented by the use of appropriate third party service providers, including lawyers, accountants, investment bankers, appraisers, environmental engineers and other consultants. Each transaction will be monitored by a deal manager who has ultimate responsibility for all decisions taken with respect to a transaction. Once an investment is made, the asset management group will track and report on its progress and pro forma future performance.

         The Company relies, in appropriate cases, on strategic partners to provide specific expertise in local markets or with respect to unique assets. "Strategic Partners" are partners/investors that the Company believes provide valuable real estate operating experience and efficiencies. These partners/investors invest alongside the Company in order to ensure coincident economic interests. The Manager, when appropriate, will require a strategic partner to co-invest in the transaction to align its compensation with the success of the transaction. Through these relationships, the Company can gain local presence in strategic markets and hands-on knowledge of the assets underlying its investments, as well as access to proprietary transactions. The Manager has developed a network of such partners and intends to continue to expand such relationships as it pursues the Company's investment strategy.



The Sister Co. and Preferred Stock Affiliates


         The Company may, from time to time, identify assets that it believes may be advantageous investments but that may be inappropriate (whether for REIT qualification, tax or other reasons) for investment, in whole or in part, by Fortress or which may otherwise be determined by the Manager and the Company, based on general prudent considerations, to be inappropriate, in whole or in part, for investment by the Company. In order to permit stockholders of Fortress to participate in the economic benefits that may be associated with such inappropriate assets, the Company may from time to time to cause the Operating Partnership to form one or more subsidiary corporations, partnerships or other entities (each, a "Sister Co."), which would not be taxed as a REIT. The Operating Partnership would initially contribute capital to the Sister Co., together with, on behalf of Fortress Investment Group LLC, an affiliate of the Manager, as the initial limited partner of the Operating Partnership (the "Initial Limited Partner"), a pro rata portion of the capital of the Operating Partnership allocable to the Initial Limited Partner's contributed capital, which will be sufficient to permit the Sister Co. to make such identified investments, in exchange for all of the issued and outstanding equity interests in the Sister Co. The Operating Partnership would then distribute the equity interests in the Sister Co. to Fortress, as general partner, and any limited partner. Then, Fortress would distribute the Sister Co. equity interests to the stockholders of Fortress. The board of directors and executive officers of the Sister Co. will initially be identical to the Board of Directors and executive officers of Fortress. Concurrently therewith, or immediately subsequent thereto, the Sister Co. and the Manager will form an operating partnership upon substantially the same terms and conditions as the Operating Partnership Agreement (including with respect to the distribution of the incentive return to the Manager (or an affiliate of the Manager)). The Sister Co. and its operating partnership will immediately thereafter enter into a management agreement (or agreements) with the Manager on substantially the same terms and conditions as the Management Agreement. The Company anticipates that all investments determined by the Manager to be appropriate for the Company will continue to be made by the Company, but that investment opportunities which the Manager believes are not appropriate for a REIT, but which otherwise are attractive investments, will be made by the Sister Co. The Company has no present intention of forming a Sister Co. Furthermore, to the extent that certain synergies are possible between the Company and the Sister Co., the Company intends to maximize the opportunities presented by such synergies. For example, the Company and the Sister Co. may jointly acquire interests in assets and businesses, such as hotels or healthcare facilities, where the Company will acquire title to underlying real property and lease such property to the Sister Co., at market rents (including rents based upon a percentage of gross revenues), while the Sister Co. acquires and operates the operating business in order to comply with the Code. The Company anticipates that such synergies will provide the Company with substantial advantages in making investments over other companies; however, no assurance can be made that the Company will be successful in creating and implementing such synergies.


         Essentially, the formation of the Sister Co. will permit stockholders of Fortress who retain their shares of the Sister Co. to participate in the real estate operations of the Company (including ownership of real property) and the Sister Co.'s operation of operating businesses and other assets which may not otherwise be appropriate for a REIT, with the Company's principal focus being on real estate investments while the Sister Co.'s principal function will be as an operating company. The operating activities and operating assets made available to the Sister Co. by the Company are designed to provide Fortress' stockholders with the long-term benefits of ownership in an entity devoted to the conduct of operating business activities, in addition to their ownership interest in the Company. The Common Stock of Fortress and the equity interests of the Sister Co. may be owned and transferred, subject to applicable securities laws restrictions, separately and independently of each other, and, thus, will not necessarily provide a paired investment with the Company on an ongoing basis. After the initial formation of the Sister Co. and the distribution of its equity interests, the Sister Co. and the Company will pursue independent sources of financing and are expected ultimately to have differing ownership. In order to avoid adverse tax consequences to the Company, the Sister Co.'s charter may provide that no Person may own more than 9.8% of the Sister Co.'s outstanding stock.


         In addition, in order to permit stockholders of Fortress to participate in the economic benefits that may be associated with non-qualifying assets, the Company, to the extent permitted by law, may, from time to time, transfer such assets which are not, or which may produce income which is not, qualifying assets or income for purposes of certain REIT asset or income tests to an entity in which the Company will hold all or substantially all of the preferred equity and third parties will hold all or substantially all of the common equity interests. The Company has established a preferred stock affiliate which holds certain assets which the Company has determined are not, or which may produce income which is not, qualifying assets or income for purposes of the REIT asset or income tests. For a description of the Company's preferred stock subsidiary, Austin Holdings Corporation, see Footnote 6 to the Company's Consolidated Financial Statements. See "Risk Factors -- Conflicts Relating to the Sister Co." and "Federal Income Tax Consequences -- Requirements for Qualification."


Policies With Respect to Certain Other Activities

         If the Board of Directors determines that additional funding is required, the Company may raise such funds through additional equity offerings, debt financing, retention of cash flow (subject to provisions in the Code concerning taxability of undistributed REIT taxable income) or a combination of these methods.

         In the event that the Board of Directors determines to raise additional equity capital, it has the authority, without shareholder approval, to issue additional Common Stock or Preferred Stock of the Company in any manner and on such terms and for such consideration it deems appropriate, including in exchange for property.


         Borrowings may be made by Fortress, the Operating Partnership or another subsidiary. Indebtedness may be in the form of bank borrowings, secured or unsecured, and publicly or privately placed debt instruments, purchase money obligations to the sellers of properties, long-term, tax-exempt bonds or other publicly or privately placed debt instruments, financing from banks, institutional investors or other lenders, any of which indebtedness may be unsecured or may be secured by mortgages or other interest in the property. Such indebtedness may be recourse to all or any part of the Company's assets or may be limited to the particular property to which the indebtedness relates.


         The Company has authority to offer its Common Stock or other equity or debt securities in exchange for property and to repurchase or otherwise reacquire its shares or any other securities and may engage in such activities in the future. Similarly, the Company may offer additional interests in the Operating Partnership that are exchangeable into Common Shares or, at the Company's option, cash, in exchange for property. The Company also may make loans to the Operating Partnership or another subsidiary.


         Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, the Company may invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities.

         The Company may engage in the purchase and sale (or turnover) of investments. The Company does not underwrite the securities of other issuers.



                  THE MANAGER AND THE MANAGEMENT AGREEMENT

The Manager

         The Manager was founded by Messrs. Wesley R. Edens, Robert I. Kauffman, Randal A. Nardone and Erik P. Nygaard.


         The Manager employs 43 professionals in New York, Toronto and London and expects to open an office in Tokyo in 1999. Its executive offices are located at 1301 Avenue of the Americas, New York, New York 10019 and the telephone number of its executive offices is (212) 798-6100.

         In connection with the Original Offering, the Principals, the Manager (or an affiliate of the Manager) and certain employees of the Manager purchased an aggregate of approximately $53.7 million of shares of Common Stock and Units, at $18.65 per share (the price to investors in the Original Offering, net of discounts to the Initial Purchaser) and own in the aggregate approximately 12.8% of the equity interests of the Company on a fully diluted basis. In addition, the Company has granted the Manager an option to purchase 2,091,673 shares of the Company at $20.00 per share.


The Manager's Experience


         The Manager's professionals combine real estate, risk management, structured finance, capital markets, financial engineering and legal expertise with respect to both dollar and non-dollar denominated investments.

         Prior to forming the Company, the Principals conducted real estate-related investment activities substantially similar to those of the Company on behalf of BAI and GPF. BAI, a closed end registered investment company, is a real estate and mortgage debt fund established in 1995 with contributions from several major institutional investors. The Principals have been responsible for the day-to-day management of BAI since its formation. The fund invested in loan portfolios and real estate and provided real estate financing to third parties. The Principals will continue to manage BAI through its liquidation which is expected to be substantially completed by September 1999. The continuing obligations of the Principals to BAI may limit the amount of time they can devote to the Company prior to the dissolution of BAI. The Company has no current plans to purchase any assets from BAI in connection with its liquidation. GPF was established in May 1997 by UBS and the Principals, as employees of UBS, to continue the investment activities of the Principals after BAI was fully invested. The Principals were responsible for managing the day-to-day operations of GPF since its inception. This responsibility ended with the complete liquidation of the portfolio acquired by GPF.


Officers of the Manager


         The following table sets forth certain information with respect to the senior officers of the Manager. The Principals are the senior officers of the Manager and are also directors and/or senior officers of Fortress. Otherwise, no senior officer of the Manager is a, or is related by blood, marriage or adoption to any other, director or senior officer or principal of the Company or the Manager or any of their respective affiliates.

         Name                Age          Position Held


Wesley R. Edens               37     Chief Executive Officer and Chairman
                                     of the Board of Directors
Robert I. Kauffman            35     President and Director
Randal A. Nardone             43     Chief Operating Officer and Secretary
Erik P. Nygaard               39     Chief Information Officer and Treasurer


         The principal occupations for the last several years of the senior officers, officers and other key professionals of the Manager, as well as other information, is set forth below.


Senior Officers


         Wesley R. Edens has been the Chief Executive Officer of the Manager and Fortress and the Chairman of the Board of Directors of Fortress since inception. Mr. Edens recently co-founded the Manager with Messrs. Kauffman, Nardone and Nygaard, having previously been head of GPF, as well as a Managing Director of UBS from May 1997 to May 1998. Mr. Edens was responsible for all aspects of GPF's operations, including setting investment strategy, creating transaction flow, advising on financing, asset management and acquisition issues and overseeing the day-to-day activities. Prior to joining GPF, Mr. Edens was a principal and Managing Director of BlackRock Financial Management, Inc. ("BFM") and the Chief Operating Officer of BAI and BlackRock Capital Finance, L.P. ("BCF"), the entity which managed BAI from October 1993. Mr. Edens will continue as principal and Managing Director of BFM and Chief Operating Officer of BAI and BCF until the liquidation of BAI and the assets managed by BCF, which is expected to be in September 1999. In addition, Mr. Edens was formerly a partner and Managing Director of Lehman Brothers, where he was head of the Non-Agency Mortgage Trading Desk. Mr. Edens was primarily responsible for initially building Lehman's commercial and non-agency mortgage effort. Mr. Edens received a B.S. degree in Finance and Computer Science from Oregon State University.

         Robert I. Kauffman has been the President of the Manager and Fortress and a member of the Board of Directors of Fortress since inception. Mr. Kauffman was previously the head of the acquisitions and risk management department of GPF as well as a Managing Director of UBS from May 1997 to May 1998. Mr. Kauffman was responsible for the evaluation of potential investment opportunities and the coordination of due diligence protocols. In addition, Mr. Kauffman was responsible for all of the capital markets activities of GPF, including hedging transactions and the issuance of securities. Prior to joining UBS in 1997, Mr. Kauffman was a principal of BFM and Managing Director of BAI and BCF, where he was also responsible for the acquisition and risk management of BAI. Mr. Kaufman will continue as principal of BFM and Managing Director of BAI and BCF until the liquidation of BAI and the assets managed by BCF which is expected to be in September 1999. Prior to joining BlackRock, Mr. Kauffman was an Executive Director of Lehman Brothers International ("LBI") in London from December 1992, responsible for all of LBI's foreign asset-based financing, including capital commitments, risk management and securitization. In addition, Mr. Kauffman was responsible for the expansion of LBI's non-performing mortgage loan business into the U.K. residential mortgage market and the acquisition by LBI of a U.K. mortgage servicing operation to resolve acquired assets. Mr. Kauffman received a B.S. degree in Business Administration from Northeastern University.

         Randal A. Nardone has been the Chief Operating Officer and Secretary of the Manager and Fortress since inception. Mr. Nardone was previously the head of the structured finance and contract finance departments of GPF as well as a Managing Director of UBS from May 1997 to May 1998. Mr. Nardone was responsible for the structuring, negotiation and documentation of all transactions. Prior to joining UBS in 1997, Mr. Nardone was a principal of BFM and Managing Director of BAI and BCF, where he also ran the structured finance and contract finance groups. Mr. Nardone will continue as principal of BFM and Managing Director of BAI and BCF until the liquidation of BAI and the assets managed by BCF, which is expected to be in September 1999. Prior to joining BlackRock, Mr. Nardone was a partner and a member of the executive committee at the law firm of Thacher Proffitt & Wood. Mr. Nardone joined Thacher Proffitt & Wood in 1980 and became head of its structured finance group of 40 lawyers in 1993. Mr. Nardone received a B.A. degree in English and Biology from the University of Connecticut and a J.D. degree from the Boston University School of Law.

         Erik P. Nygaard has been the Chief Information Officer and Treasurer of the Manager and Fortress since inception. Mr. Nygaard was previously the head of the financial engineering department of GPF as well as a Managing Director of UBS from May 1997 to May 1998. Mr. Nygaard was responsible for all aspects of information technology and cash flow analysis, which included portfolio pricing, securitization modeling, investor reporting, monthly monitoring of all assets, and portfolio performance projections. Prior to joining UBS, Mr. Nygaard was a principal of BFM and Managing Director of BAI and BCF. Mr. Nygaard will continue as Managing Director of BFM and Managing Director of BAI and BCF until the liquidation of BAI and the assets managed by BCF, which is expected to be in September 1999. Mr. Nygaard was also head of the financial engineering group at BAI, which handled all aspects of information technology and cash flow analysis. From April 1990 to July 1994, Mr. Nygaard was a Director at Nomura Securities International, where he was responsible for all aspects of over $30 billion in REMIC issuances as head of the Mortgage Structuring Group. Mr. Nygaard received a B.S. degree in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology.

Officers and Key Professionals of the Manager

         Jonathan Ashley joined the Manager in May 1998 as a Managing Director and concentrates in the structured finance and contract finance group. Mr. Ashley previously worked for GPF at UBS from May 1997. Prior to joining UBS, Mr. Ashley worked for BlackRock Capital Finance ("BCF"), the operating subsidiary of BAI, from April 1996 to May 1997. Prior to joining BCF, Mr. Ashley worked at Morgan Stanley, Inc. in its Real Estate Investment Banking Group, where he focused on commercial real estate securitizations. Prior to joining Morgan Stanley, Mr. Ashley was in the Structured Finance Group at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Ashley received a B.A. degree in History from Tufts University and a J.D. degree from the University of Pennsylvania Law School.

         Andrew Berman joined the Manager in May 1998 as a Vice President and concentrates in the financial engineering group. He worked for GPF at UBS from January 1998. Prior to joining UBS, Mr. Berman worked for BCF from December 1994 to January 1998. Prior to joining BCF, Mr. Berman was a Vice President in the Fixed Income Trading Group at PaineWebber Incorporated. Mr. Berman received a B.A. degree in Mathematics from Macalester College.

         Lawrence Botel joined the Manager in May 1998 as a Vice President and concentrates in the real estate group. He previously worked for GPF at UBS and BCF from 1997. Prior to joining BCF, Mr. Botel worked at Mutual of New York in its Real Estate Group from 1993 to 1997. Mr. Botel received a B.S.B.A. degree in Finance from Georgetown University and an M.B.A. degree in Finance from the University of Chicago Graduate School of Business.

         Christopher Chee joined the Manager in May 1998 as a Vice President and concentrates in the structured finance and contract finance group. He previously worked for GPF at UBS since January 1998. Prior to joining UBS, Mr. Chee worked for BFM from 1994 to 1995 and thereafter at BCF to 1998. Mr. Chee received a B.A. degree in History from the University of Pennsylvania.

         Brydon Cruise joined the Manager in May 1998 as a Managing Director and concentrates in the real estate group in Canada. He previously worked for GPF at UBS (Canada) from June 1997. Prior to joining UBS, Mr. Cruise worked as Vice President of Mortgage Placements at Brazos Advisors Canada from September 1995 to 1997 and as Vice President for Citibank Canada, Real Estate Capital Markets from April 1990 to 1995. Mr. Cruise graduated from Wilfrid Laurier University with an honors B.B.A. degree in Finance.

         William Doniger joined the Manager in May 1998 as a Managing Director and concentrates in the structured finance and contract finance group. He previously worked for GPF at UBS since January 1998. Prior to joining UBS, Mr. Doniger worked for BCF from January 1996 through December 1997. Prior to that, Mr. Doniger was in the structured finance group of the law firm of Thacher Proffitt & Wood. Mr. Doniger graduated from Princeton University with an A.B. degree in History and received a J.D. degree from American University.

         Lilly H. Donohue joined the Manager in May 1998 as a Vice President and concentrates in the structured finance and contract finance group. She previously worked for GPF at UBS since January 1998. Prior to joining UBS, Ms. Donohue worked for BFM from 1992 to 1995 and thereafter at BCF to 1998. Ms. Donohue graduated from Boston University with a B.S.B.A. degree in Finance.

         Charles P. Duffy joined the Manager in December 1998 as a Vice President and concentrates in the financial reporting group. He previously worked for D.E. Shaw & Co. and Zurich Capital Markets Inc., in Controller roles. Prior to that he was Budget Director for Robert Martin Company, a regional New York area real estate firm. He is a licensed Certified Public Accountant in the State of New York. Mr. Duffy graduated from Clarkson University with a B.S. degree in Computer-Based Management Systems and an M.B.A. degree in General Business.

         Barry Edinburg joined the Manager in May 1998 as a Vice President and concentrates in the structured finance and contract finance group. He previously worked for GPF at UBS since January 1998. Prior to joining UBS, Mr. Edinburg worked for BCF from March through December 1997. Mr. Edinburg graduated from Tufts University with a B.A. degree in Psychology and received a J.D. degree from Boston University School of Law.

         Gregory A. Jundanian joined the Manager in May 1998 as a Vice President and concentrates in the structured finance and contract finance group. He previously worked for GPF at UBS from May 1997. Prior to joining UBS, Mr. Jundanian worked for BCF from January 1996 through May 1997. Prior to joining UBS, Mr. Jundanian worked for Lehman Brothers Inc. since 1984. Mr. Jundanian graduated from the College of the Holy Cross with a B.S. degree in History, from the University of Massachusetts with an Ed.M. degree in International Education and from Boston University with an M.B.A. degree in Finance.

         John Katz joined the Manager in May 1998 as a Vice President and concentrates in the real estate group. He previously worked for GPF at UBS and BCF since April 1997. Prior to that, Mr. Katz worked for Citicorp Real Estate from 1993 to 1997. Mr. Katz graduated from Tufts University with a B.A. degree in History, and from Columbia University with an M.B.A. degree in Finance.

         Brian Linett joined the Manager in November 1998 as a Vice President and Controller. He previously worked as a manager and Certified Public Accountant in the State of New York for the E&Y Kenneth Leventhal Real Estate Group, a division of Ernst & Young LLP, concentrating in initial public offerings and accounting for real estate transactions. Mr. Linett graduated from The State University at Albany with a B.S. degree in Accounting.

         Alfred Marrapodi joined the Manager in May 1998 as a Managing Director and concentrates in the contract finance group. He previously worked for GPF at UBS from July 1997. Prior to joining UBS, Mr. Marrapodi worked for PaineWebber Incorporated from February 1983 where he was a Managing Director in charge of the Mortgage Origination Services Group. Mr. Marrapodi graduated from Pace University with a B.A. degree in Finance.

         Kelly Marshall joined the Manager in June 1998 as a Managing Director and concentrates in the real estate group in Canada. He previously worked for Cornerstone Capital Corp., a Toronto based corporate finance advisory group specializing in equity and mezzanine real estate capital placements. Prior to that, Mr. Marshall worked as Vice President of asset management and origination at Brazos Advisors Canada from September 1995 to 1997 and acted in various roles for Olympia & York Canary Wharf, Ltd. Mr. Marshall graduated from Wilfrid Laurier University with an honors B.B.A. degree.

         Scott Mezzo joined the Manager in May 1998 as a Vice President and concentrates in the financial reporting group. He previously worked for GPF at UBS from March 1998. Prior to joining UBS, Mr. Mezzo worked for PaineWebber Incorporated from September 1993 where he was a Vice President in the Asset Sales and Trading Group. Mr. Mezzo graduated from Pace University with a B.B.A. degree in General Business.

         Mark H. Newman joined the Manager in May 1998 as a Managing Director and concentrates in the real estate group in London. He previously worked for Gentra Inc., a Toronto Stock Exchange 300 listed company, specializing in real estate lending and acquisitions from 1993. At Gentra, he held various positions culminating in his promotion to Head -- Loan Workout Group in 1996 and President of the Lending Group in 1997. Mr. Newman graduated from Dartmouth College with a B.A. degree and from Dalhousie University in Halifax, Nova Scotia, with his L.L.B. degree.

         J. Douglas Rippeto, Jr. joined the Manager in May 1998 as a Vice President and concentrates in the real estate group. He previously worked for GPF at UBS from August 1997. Prior to joining UBS, Mr. Rippeto worked for CBA Mortgage Partners, L.P. from June 1994 to July 1997. Prior to joining CBA, Mr. Rippeto worked for The Chase Manhattan Bank, N.A. in its Real Estate Finance Group from June 1993 to May 1994. Mr. Rippeto graduated from Vanderbilt University with a B.A. degree in History and Political Science and from Cornell University's Johnson Graduate School of Management with an M.B.A degree in Finance.

         John Schrenker joined the Manager in May 1998 as a Vice President and concentrates in the real estate group. He previously worked for GPF at UBS from November 1997. Prior to joining UBS, Mr. Schrenker was a Director at Jones Lang Wootton USA in the Investment Sales and Real Estate
Securities groups from January 1995 to October 1997. Mr. Schrenker graduated from Bucknell University with a B.A. degree in Economics.

         Gordon Smith joined the Manager in May 1998 as a Managing Director and concentrates in the real estate group in London. He previously worked for GPF at UBS since 1998. Prior to joining UBS, Mr. Smith worked for BlackRock U.K. Investors in London and was responsible for managing the Annington Homes transaction from December 1996 to January 1998. Prior to that time, Mr. Smith worked for BCF in New York from February 1995 to December 1996. Prior to that time, Mr. Smith was a Vice President for the CB Commercial Real Estate Group from 1985 to 1994. Mr. Smith graduated from Santa Clara University with a B.S. degree in Economics and an M.B.A. degree in Finance.

         Peter Smith joined the Manager in May 1998 as a Vice President and concentrates in the financial engineering group . He previously worked for GPF at UBS from May 1997. Prior to joining UBS, Mr. Smith worked for BCF from 1996 to 1997. Mr. Smith was a Vice President at CRIIMI MAE Inc. from 1991 to 1996. Mr. Smith graduated from Radford University with a B.B.A. degree in Finance and from George Washington University with a M.B.A. degree in Finance.

         Blair Welch joined the Manager in May 1998 as a Vice President and concentrates in the real estate group in Canada. He previously worked for GPF at UBS from July 1997. Prior to joining UBS, Mr. Welch worked for each of Bankers Trust and Brazos Advisors Canada. Mr. Welch graduated from the University of British Columbia with a Bachelor of Commerce degree in Urban Land Economics.

         Brady Welch joined the Manager in August 1998 as a Vice President and real estate group in Canada. He previously worked for Truscan Property Corporation, a wholly owned subsidiary of Canada Trust, specializing in real estate acquisitions and asset management of class A office buildings in major Canadian centers. Prior to Truscan, Mr. Welch worked as an asset manager for Brazos Advisors Canada from September 1995 to 1997. Mr. Welch graduated form Mount Allison University with a Bachelor of Commerce degree in Accounting & Finance.

         The senior officers and other professionals have significant expertise in real estate, risk management, structured finance, capital markets, financial engineering and legal fields; however, none of such persons has previously managed a REIT. See "Risk Factors -- Newly Organized Corporation; Limited Operating History."

         Each of the Principals has an employment agreement (each, an "Employment Agreement") with the Manager, for a three year term ending June 1, 2001 (the "Non-Competition Expiration Date"). Each Employment Agreement includes a clause (the "Non-Competition Clause"), under which each of the Principals is precluded, until the Non-Competition Expiration Date, from engaging in any business which is directly competitive with a material business in which the Manager or the Company is engaged or from serving as a partner, officer, director, consultant, employee or equity holder (subject to limited exceptions and the Excluded Investments as described under "-- Conflicts of Interest in Relationship with the Manager") of any company or business organization which is so engaged. The Employment Agreements provide (i) that the Company shall be a third-party beneficiary of the Non-Competition Clause and (ii) that the Non-Competition Clause may not be amended, waived, terminated or otherwise modified without the prior consent of a majority of the Independent Directors and the Manager has acknowledged and agreed that the Principals may serve as directors and executive officers of Fortress. "Non-compete" clauses in employment agreements may not, under certain circumstances, be enforceable under state law.


The Management Agreement


         The Company entered into the Management Agreement dated as of June 10, 1998 with the Manager for an initial three-year term. The Management Agreement provides for automatic one-year extensions after the initial three-year term. After the initial three-year term, the Manager's performance will be reviewed annually and the Management Agreement may be terminated annually upon the affirmative vote of at least two-thirds of the Independent Directors, or by a vote of the holders of a majority of the outstanding shares of Common Stock, based upon unsatisfactory performance that is materially detrimental to the Company or a determination by the Independent Directors of Fortress that the compensation to the Manager is not fair, subject to the Manager's right to prevent such a compensation termination by accepting a mutually acceptable reduction of fees. The Manager will be provided 60 days' prior notice of any such termination and will be paid a termination fee equal to the amount of the Management Fee earned by the Manager during the twelve-month period preceding such termination which may make it more difficult for the Company to terminate the Agreement. Following any termination of the Management Agreement, the Company shall be entitled to purchase the portion of the Manager's (or an affiliate's) limited partnership interest attributable to the Preferred Incentive Return at a price equal to the amount that would be distributed to the Manager (or an affiliate), in its capacity as the Initial Limited Partner, if the Company's assets were sold for cash at their then current fair market value (as determined by an appraisal, taking into account, among other things, the expected future value of the underlying investments) or otherwise continue to pay the Preferred Incentive Return to the Manager (or an affiliate). In addition, if the Company does not elect to so purchase the Manager's (or an affiliate's) limited partnership interest attributable to the Preferred Incentive Return, the Manager (or an affiliate) will have the right to require the Company to purchase the same at the price discussed above. In addition, the Management Agreement may be terminated by the Company at any time for cause, which is defined as fraud, misappropriation of funds, willful violation of the Management Agreement, or gross negligence, without payment of the termination fee. The Manager may at any time assign certain duties under the Management Agreement to any affiliate of the Manager provided that Messrs. Edens, Kauffman, Nardone and Nygaard also jointly manage and supervise the day-to-day business and operations of such affiliate and provided, further, that the Manager shall be fully responsible to the Company for all errors or omissions of such assignee.

         The Management Agreement requires the Manager to manage the business affairs of the Company in conformity with the policies and the Investment Guidelines that are approved and monitored by the Board of Directors of Fortress. The Manager will be required to prepare regular reports for the Board of Directors of Fortress that will review the Company's acquisitions, portfolio composition and characteristics, credit quality, performance and compliance with the Investment Guidelines and policies approved by the Board of Directors of Fortress.


         The Manager's management of the Company at all times will be under the direction of Fortress' Board of Directors and will have only such functions and authority as the Company may delegate to it. The Manager will be responsible for the day-to-day operations of the Company and will perform (or cause to be performed) such services and activities relating to the assets and operations of the Company as may be appropriate, including, without limitation, the following:


                  (i) serving as the Company's consultant with respect to formulation of investment criteria and preparation of Investment Guidelines and policies for the approval of the Board of Directors;

                  (ii) investigating and selecting possible investment opportunities and acquisitions, property and investment analysis, market and economic surveys, on-site physical inspections, review and projection of income and construction, renovation and/or operating expenses and supervising and negotiating the arrangement of financing;


                  (iii) conducting negotiations with real estate brokers, owners of property and their agents and representatives, investment bankers and owners of privately and publicly held real estate companies;

                  (iv) engaging and supervising, on behalf of the Company and at the Company's expense, independent contractors which provide real estate brokerage, investment banking and leasing services, mortgage brokerage and other financial services and such other services as may be required relating to the Company's investments;

                  (v) negotiating on behalf of the Company for the sale, exchange or other disposition of any of the Company's investments;

                  (vi) coordinating and managing operations of any joint venture or co-investment interests held by the Company and conducting all matters with any joint venture or co-investment partners;

                  (vii) coordinating and supervising, on behalf of the Company and at the Company's expense, all property managers, leasing agents and developers for the administration, leasing, management and/or development of any of the Company's investments;

                  (viii) providing executive and administrative personnel, office space and office services required in rendering services to the Company;

                  (ix) administering the day-to-day operations of the Company and performing and supervising the performance of such other administrative functions necessary to the management of the Company as may be agreed upon by the Manager and the Board of Directors, including the collection of revenues and the payment of the Company's debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

                  (x) communicating on behalf of the Company with the holders of any equity or debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

                  (xi) counseling the Company in connection with policy decisions to be made by the Board of Directors;


                  (xii) evaluating and recommending overall hedging strategies to the Board of Directors and, upon the approval by the Board of Directors of such overall hedging strategies, engaging in hedging activities on behalf of the Company, consistent with the Company's status as a REIT and with the Investment
         Guidelines;


                  (xiii) counseling the Company regarding the maintenance of its status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and Treasury Regulations thereunder;

                  (xiv) counseling the Company regarding the maintenance of its exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining an exemption from that Act;

                  (xv) assisting the Company in developing criteria for asset purchase commitments that are specifically tailored to the Company's investment objectives and making available to the Company its knowledge and experience with respect to mortgage loans, real estate and other real estate-related assets;

                  (xvi) representing and making recommendations to the Company in connection with asset privatization, investments in operating companies, loan origination (including on a portfolio basis) and the purchase and commitment to purchase and finance of mortgage loans (including on a portfolio basis), real estate and other real estate-related assets, and the sale and commitment to sell such assets;

                  (xvii) monitoring the operating performance of the Company's investments and providing periodic reports with respect thereto to the Board of Directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

                  (xviii) investing or reinvesting any money of the Company (including investing in short-term investments pending investment in long-term asset investments, payment of fees, costs and expenses, or payments of dividends or distributions to stockholders and partners of the Company), and advising the Company as to its capital structure and capital raising;

                  (xix) causing the Company to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the REIT provisions of the Code and to conduct quarterly compliance reviews with respect thereto;

                  (xx) causing the Company to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

                  (xxi) assisting the Company in complying with all regulatory requirements applicable to the Company in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act;

                  (xxii) taking all necessary actions to enable the Company to make required tax filings and reports, including soliciting stockholders for required information to the extent provided by the REIT provisions of the Code;

                  (xxiii) handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which the Company may be subject arising out of the Company's day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board of Directors;


                  (xxiv) using commercially reasonable efforts to cause expenses incurred by or on behalf of the Company to be reasonable or customary and within any budgeted parameters or Investment Guidelines set by the Board of Directors from time to time;


                  (xxv) performing such other services as may be required from time to time for management and other activities relating to the assets of the Company as the Board of Directors shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and

                  (xxvi) using commercially reasonable efforts to cause the Company to comply with all applicable laws.

         The Manager performs portfolio management services on behalf of the Company pursuant to the Management Agreement with respect to the Company's investments. Such services include, but are not limited to, consulting with the Company on the purchase and sale of, and other investment opportunities in connection with, the Company's portfolio of assets, collection of information and submission of reports pertaining to the Company's assets, interest rates, and general economic conditions, periodic review and evaluation of the performance of the Company's portfolio of assets, acting as liaison between the Company and banking, mortgage banking, investment banking and other parties with respect to the purchase, financing and disposition of assets, and other customary functions related to portfolio management. The Manager may enter into subcontracts with other parties, including its affiliates, to provide any such services to the Company, subject to the Company's prior approval and subject to the Manager's responsibility for such subcontractor's work.

         The Manager performs monitoring services on behalf of the Company pursuant to the Management Agreement with respect to loan servicing activities provided by third parties. Such monitoring services will include, but not be limited to, the following activities: negotiating servicing agreements; acting as a liaison between the servicers of the assets and the Company; review of servicers' delinquency, foreclosure and other reports on assets; supervising claims filed under any insurance policies; and enforcing the obligation of any servicer to repurchase assets. The Manager may enter into subcontracts with other parties, including its affiliates, to provide any such services for the Manager, subject to the Company's prior approval.


         Pursuant to the Management Agreement, the Manager has agreed, at all times during which it is serving as manager of the Company, to maintain a tangible net worth of at least $1,000,000. In addition, the Manager maintains "errors and omissions" insurance coverage in an amount which is comparable to that customarily maintained by other managers or servicers of other assets similar to those held by the Company.


         The Manager may engage property and/or asset managers on behalf of the Company to provide property management, leasing and/or similar services to the Company with respect to its assets; provided that any such contracts entered into with affiliates of the Manager shall be on terms no more favorable to such affiliate than would be obtained from a third party on an arm's-length basis and subject to such other terms respecting contracts and assignments to affiliates as set forth elsewhere in this Prospectus.

         The Principals have informed the Company that, upon satisfaction of their responsibilities under their agreement with BFM to manage the assets of BAI (the "BAI Management Contract"), they intend to discuss with the Board of Directors of Fortress various methods to convert the Company to a self-advised structure. Upon such conversion, all or a portion of the following may occur, either in a single transaction or in a series of transactions: (a) the Management Agreement would terminate and the employees of the Manager (which may include the Principals) would become direct employees of the Company, (b) the Management Fee otherwise payable to the Manager pursuant to the Management Agreement would not be payable to the Manager, and instead the Company would be responsible for all salaries and overhead costs applicable to such employees of the Manager, (c) the exclusivity provisions of the Management Agreement would be set forth in amendments to the Employment Agreements between the Company and such employees and (d) the Company's obligation to pay the Preferred Incentive Return (as discussed below) to the Manager (or an affiliate of the Manager) would terminate. Any such conversion transaction will be subject to the approval of the Manager and the Independent Directors with respect to, among other things, the structure of such conversion transaction(s) and the consideration therefor.


Management Compensation Summary

         Below is a summary of the compensation, fees and other amounts paid by the Company to the Manager for 1998 and the projected amount to be paid in 1999. For a description of the calculation and other terms of these amounts see "-- Management Fee," "-- Management Incentives," and
"Management - Stock Options".


                             May 11, 1998 (inception) to         Estimated
                             December 31, 1998                   Annual 1999*
                             ---------------------------         ------------
Management Fee               $6.0 million                        $5.8 million
Expenses                     $1.2 million                        $1.5 million
Management Incentive Fees    none                                none
Manager Awards               Options to purchase 2,091,673
                             shares at $20.00 per share
--------------
*    Assuming no further equity raised or investment activity by the Company.

The Company does not currently pay any compensation to the Principals or to the officers of the Company.


Management Fee


         The Manager receives an annual Management Fee equal to 1.5% of the Company's Gross Equity. The term "Gross Equity" for any period means (A) the sum of (i) the Company's Total Equity, plus (ii) the value of contributions made by partners, if any, other than the General Partner, from time to time, to the capital of the Operating Partnership or any other subsidiary of the Company, less (B) any capital dividends or capital distributions made by Fortress to its stockholders or by the Operating Partnership to its partners. The Management Fee is intended to compensate the Manager for providing management and advisory services to the Company and for a reimbursement of all costs. In the event of termination of the Management Agreement by the Company other than for cause (as specifically described in the Management Agreement), the Company is required to pay the Manager a termination fee equal to the amount of the Management Fee earned by the Manager during the 12 month period immediately preceding such termination. Following any termination of the Management Agreement as aforesaid, the Company may purchase the portion of the Manager's (or an affiliate's) limited partnership interest attributable to the Preferred Incentive Return at a price equal to the amount that would be distributed to the Manager (or an affiliate) if the Company's assets were sold for their fair market value (as determined by an appraisal, taking into account, among other things, the expected future value of the underlying investments) or otherwise continue to pay the Preferred Incentive Return to the Manager (or an affiliate). In addition, if the Company does not elect to so purchase the Manager's (or an affiliate's) limited partnership interest attributable to the Preferred Incentive Return, the Manager (or an affiliate) will have the right to require the Company to purchase the same at the price described above. See "-- Management Incentives" below.

         The Company paid the Manager a Management Fee of $6 million for 1998 (which represented less than a full year). The Company did not pay the Manager a Preferred Incentive Return (as described below under "-- Management Incentives") attributable to this period or any other compensation for this period.

         The Company estimates that it will pay the Manager a Management Fee of approximately $5,800,000 during calendar year 1999. This estimate is based upon the following assumptions: (1) that the Gross Equity of the Company will be $388,000,000 (the Current Gross Equity at the date hereof) and (2) no other equity will be raised by the Company during such period. The Company believes that, during calendar year 1999, assuming its investments remain constant, a Preferred Incentive Return is unlikely to be paid to the Manager. However, the Company is currently unable to determine with any certainty whether a Preferred Incentive Return will be paid in calender 1999. There is no other compensation payable to the Manager or its affiliates for such period. The Company estimates that the Manager will incur expenses of approximately $1.5 million in 1999 which will be reimbursed by the Company pursuant to the Management Agreement. These expenses are expected to include, but not be limited to, accounting, software development, loan tracking, data management, risk analysis, performance measurement, legal, investor communications and public relations services.


         Costs and Reimbursements. Because the Manager's employees or affiliates perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, the Manager or such affiliates are paid or reimbursed for the cost of performing such tasks, provided that such costs and reimbursements are no greater than those which would be paid to outside professionals or consultants on an arm's-length basis. Further, the Manager will be reimbursed for any expenses incurred in contracting with third parties, including affiliates of the Manager, for the special servicing of assets of the Company.

         The Manager will use the proceeds from its Management Fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are officers of the Company, receive no cash compensation directly from the Company.

         Expenses. The Company does not maintain an office or employ full-time personnel. Instead it relies on the facilities and resources of the Manager to conduct its operations, and it is required to pay out-of-pocket expenses. Expense reimbursements to the Manager are made monthly.


         Payment of Fees. The Management Fee is payable monthly in arrears based upon the weighted average of the Company's Gross Equity for such month. The Company is obligated to pay the Management Fee and any other expenses on the first business day of each calendar month.

         Subject to the limitations set forth below, the Company will also pay all operating expenses, except those specifically required to be borne by the Manager under the Management Agreement. The operating expenses required to be borne by the Manager include the compensation of Manager's officers and employees, rent for facilities, and other "overhead" expenses. The expenses that will be paid by the Company will include (but not necessarily be limited to) issuance and transaction costs incident to the acquisition, disposition and financing of investments, legal and auditing fees and expenses, the compensation and expenses of the Independent Directors, the costs associated with the establishment and maintenance of any credit facilities and other indebtedness of the Company (including commitment fees, legal fees, closing costs, etc.), or any other securities offerings of the Company, the costs of printing and mailing proxies and reports to stockholders, costs incurred by employees of the Manager for travel on behalf of the Company, costs associated with any computer software or hardware that is used solely for the Company, costs to obtain liability insurance to indemnify the Company's Directors and officers and the compensation and expenses of the Company's custodian and transfer agent.


Management Incentives

         The Manager (or an affiliate of the Manager) is entitled to receive a quarterly incentive return (the "Preferred Incentive Return") on its Units on a cumulative, but not compounding, basis in an amount equal to the product of (A) 25% of the dollar amount by which (1)(a) the Funds From Operations (before the Preferred Incentive Return) of the Company per share of Common Stock and per Unit (based on the weighted average number of shares of Common Stock and Units outstanding) plus (b) gains (or losses) from debt restructuring and gains (or losses) from sales of property and other assets per share of Common Stock and per Unit (based on the weighted average number of shares of Common Stock and Units outstanding), exceed (2) an amount equal to (a) the weighted average of the price per share of Common Stock and Units sold in the Original Offering and the Private Placement and the prices per share of Common Stock (or Unit) in any subsequent offerings by the Company (adjusted for prior capital dividends or capital distributions) multiplied by (b) a simple interest rate of 10% per annum (divided by four to adjust for quarterly calculations) multiplied by (B) the weighted average number of shares of Common Stock and Units outstanding. "Funds From Operations," as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), means net income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds From Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions.

         The ability of the Company to generate Funds From Operations in excess of the 10% rate described above, and of the Manager (or an affiliate) to earn the Preferred Incentive Return described in the preceding paragraph, is dependent upon the Company's ability to execute successfully the investment strategies described herein, and other factors, many of which are not within the Company's or the Manager's control.

         Upon any termination of the Management Agreement by either party, the Company shall be entitled to purchase the portion of the Manager's (or an affiliate's) limited partnership interest attributable to the Preferred Incentive Return from the Manager (or an affiliate) for a cash purchase price equal to the amount of the Preferred Incentive Return that would be distributed to the Manager (or an affiliate), in its capacity as the Initial Limited Partner, if all of the Company's assets were sold for cash at their then current fair market value (taking into account, among other things, expected future performance of the underlying investments) or otherwise continue to pay the Preferred Incentive Return to the Manager (or an affiliate). In addition, if the Company does not elect to so purchase the Manager's (or an affiliate's) limited partnership interest attributable to the Preferred Incentive Return, the Manager (or an affiliate) will have the right to require the Company to purchase the same at the price described above. In either case, such fair market value shall be determined by independent appraisal to be conducted by a nationally recognized appraisal firm mutually agreed upon by the Company and the Manager. If the Company and the Manager are unable to agree upon an appraisal firm, then each of the Company and the Manager is to choose an independent appraisal firm to conduct an appraisal. In such event, (i) if the appraisals prepared by the two appraisers so selected are the same or differ by an amount that does not exceed 20% of the higher of the two appraisals, such fair market value will be deemed to be the average of the appraisals as prepared by each party's chosen appraiser, and (ii) if these two appraisals differ by more than 20% of such higher amount, the two appraisers together are to select a third appraisal firm to conduct an appraisal. If the two appraisers are unable to agree as to the identity of such third appraiser, either of the Manager and the Company may request that the American Arbitration Association ("AAA") select the third appraiser. The fair market value of the Company's assets will then be deemed to be the amount determined by such third appraiser, but in no event less than the lower of the two initial appraisals or more than the higher of such two initial appraisals.


         Pursuant to the Option Plan, the Company has granted an affiliate of the Manager options (the "Manager Awards") representing the right to acquire 2,091,673 shares of Common Stock (or, at the election of the Company, Units) (equal to 10% of the shares of Common Stock and Units of the Company outstanding immediately upon the closing of the Original Offering and the Private Placement), at an exercise price per share of Common Stock or per Unit, as the case may be, equal to $20.00, with such price subject to adjustment as necessary to preserve the value of such Manager Awards in connection with the occurrence of certain events (including capital dividends and capital distributions made by the Company). The purpose of the Manager Awards is to provide a means of performance-based compensation in order to provide an incentive for the Manager to enhance the value of Fortress' Common Stock.


Limits of Responsibility

         Pursuant to the Management Agreement, the Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of Fortress' Board of Directors in following or declining to follow its advice or recommendations. The Manager, its directors and its officers will not be liable to the Company, any subsidiary of the Company, the Directors, Fortress' stockholders or any subsidiary's stockholders for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the Management Agreement. The Company has agreed to indemnify the Manager, its directors and its officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of the Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Management Agreement. The Manager has agreed to indemnify the Company, its directors and officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of the Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the Management Agreement. The Manager shall carry errors and omissions and other customary insurance.


Conflicts of Interest in Relationship with the Manager

         The Company, on the one hand, and the Manager and its affiliates, on the other, will enter into a number of relationships other than those governed by the Management Agreement, some of which may give rise to conflicts of interest. Moreover, two of the members of the Board of Directors of Fortress and all of its officers are also employed by the Manager.

         Pursuant to the Management Agreement, the conduct of the daily operations of the Company by the Manager and its affiliates are not required to be approved by Fortress' Independent Directors. The Independent Directors review the Investment Guidelines and the Company's investment policies annually, and the Company's investments quarterly. However, in conducting this review, the Independent Directors rely primarily on information provided to them by the Manager. Furthermore, transactions entered into by the Manager may be difficult or impossible to unwind by the time they are reviewed by the Independent Directors.

         The Company may acquire assets from the Manager if a majority of the Independent Directors approves the transaction in advance. However, in making these decisions, the Independent Directors will rely primarily on information provided by the Manager in determining whether the price is fair and whether the investment is otherwise in the best interest of Fortress and its stockholders.

         The Manager may obtain third party appraisals for investments purchased from the Manager or its affiliates, but the Independent Directors are likely to rely substantially on information and analysis provided by the Manager to evaluate the Company's Investment Guidelines, compliance therewith and other matters relating to the Company's investments. Moreover, appraisals are not always reliable indicators of the value of assets.

         The Management Agreement generally limits the Manager's right to engage in business or to render services to others that compete with the Company until an amount equal to 95% of the Company's Total Equity has been invested (other than in short-term temporary investments) by the Company (and for these purposes contributions to a Sister Co. shall be deemed to be "investments" of the Company's Total Equity). As used herein, the term, "Total Equity" shall mean the total equity capital raised by Fortress. Notwithstanding the foregoing, the Manager will be permitted under the Management Agreement at any time (a) to manage the Sister Co., (b) to manage BAI, together with its affiliated funds, and (c) to acquire and manage "Excluded Investments," which shall mean (i) investments made or committed to be made by the Principals, the Manager or their affiliates prior to the closing of the Original Offering, (ii) any investment as to which the equity invested by the Principals, the Manager or their affiliates is equal to or less than $3,000,000, and (iii) any investments made during any period of time that the exclusivity provisions of the Management Agreement are not in effect (i.e., during any period of time in which 95% or more of the Total Equity of the Company has been invested), in each case together with investments relating to the foregoing investments. Subject to the foregoing, the Management Agreement does not specify any minimum amount of time that the Manager is required to devote to the Company. See "Conflicts of Interest."

         If a Sister Co. is formed and its equity interests are distributed to the partners and stockholders of the Company, the Sister Co. will rely on the Company and the Manager to provide investments to it. Provisions in the Sister Co.'s formation documents will (i) provide that the Sister Co. will enter into transactions with the Company to the extent deemed beneficial by their respective boards of directors (and the Company may enter into an intercompany agreement with the Sister Co. with respect thereto) and (ii) generally prohibit the Sister Co. from engaging in activities or making investments appropriate for a REIT unless the Company was first given the opportunity but elected not to pursue such activities or investments. The Manager and the Board of Directors may be subject to various potential conflicts of interest as a result of the relationships with the Sister Co. and the Company.


         The market in which the Company purchases assets is characterized by rapid evolution of products and services and, thus, there may in the future be relationships between the Company and the Manager and its affiliates, in addition to those described herein.


                                 MANAGEMENT

Directors and Executive Officers of the Company

         The following table sets forth certain information about the directors and senior officers of Fortress.


      Name                 Age                Position Held
------------------         ---        ---------------------------------------


Wesley R. Edens             37        Chief Executive Officer and Chairman of
                                      the Board of Directors  (Class III)
Robert I. Kauffman          35        President and Director  (Class II)
Mark H. Burton              40        Independent Director  (Class III)
Douglas L. Jacobs           51        Independent Director  (Class II)
Stuart A. McFarland         51        Independent Director  (Class I)
Randal A. Nardone           43        Chief Operating Officer and Secretary
Erik P. Nygaard             39        Chief Information Officer and Treasurer

         The Board of Directors is divided into three classes of directors. The initial terms of the Class I, Class II and Class III directors will expire in 1999, 2000 and 2001, respectively. Beginning in 1999, directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the stockholders. All officers serve at the discretion of the Board of Directors.


         The principal occupation for the last five years of each Independent Director of Fortress, as well as some other information, is set forth below. For biographical information on Messrs. Edens, Kauffman, Nardone and Nygaard, see "The Manager and the Management Agreement."


         Mark H. Burton has been a director of Fortress since May 1998. Mr. Burton is a Managing Director in the Financial Services Group at Lehman Brothers Inc. This group has primary coverage responsibility for Investment Banking clients in the Bank, Savings and Loan, Consumer and Commercial Finance, Insurance, Brokerage and Asset Management businesses. Mr. Burton is the senior banker for many of the firm's priority bank, savings and loan and finance company relationships. Mr. Burton, a graduate of Dartmouth College, joined Lehman Brothers in 1981, becoming a Managing Director in 1990 and Partner in 1991. During his eighteen years with the firm, his responsibilities have included a broad array of disciplines critical to appropriately serving his client base; structured finance/asset securitization, mergers and acquisitions, corporate finance and real estate finance/principal transactions.


         Douglas L. Jacobs has been a director of Fortress since May 1998. Mr. Jacobs is a Senior Vice President and Treasurer of Fleet Financial Group ("Fleet"), a $97 billion diversified regional financial services company. Mr. Jacobs is primarily responsible for all balance sheet management activities, including Fleet's debt funding, capital management, securities portfolios, residential mortgage portfolios, and asset/liability management activities. In addition, Fleet's Capital Markets Group, which specializes in foreign exchange, interest rate risk products and short-term securities sales to middle market customers, reports to Mr. Jacobs. Mr. Jacobs also serves as a Director of Fleet Mortgage Group and Fleet Venture Capital. Prior to his appointment as Treasurer of Fleet, Mr. Jacobs served in a variety of roles at Fleet, including Senior Vice President in charge of Secondary Marketing at Fleet Mortgage Group. He has also been responsible for a number of special transactions connected with Fleet's acquisition of banking franchises, the public sale and subsequent repurchase of Fleet Mortgage Group, and a bulk sale of distressed commercial real estate-related assets. From 1972 until 1988, Mr. Jacobs was employed by Citibank, N.A., most recently as Division Executive of Citicorp Investment Bank, where he was responsible for the development and oversight of the Mortgage-Backed Securities Division. Mr. Jacobs is a graduate of Amherst College with a degree in Chemistry and the Wharton School of the University of Pennsylvania with an M.B.A. degree in Finance.

         Stuart A. McFarland has been a director of Fortress since May 1998. Mr. McFarland is a Managing Partner of Federal City Capital Advisors, LLC ("FCCA"), a strategic advisory and corporate financial services firm located in Washington, DC. FCCA's clients include start-up companies, high growth corporations, Fortune 100 businesses and government-sponsored enterprises. Mr. McFarland has had a long involvement in financial services, working at various times as Executive Vice President and General Manager of GE Capital Mortgage Services, President and CEO of GE Capital Asset Management Corporation, Chairman, President and CEO of Skyline Financial Services Corporation, and as a consultant and advisor to James Ford, the Chairman and CEO of Ford Motor Credit Company. At the request of the Federal Home Loan Bank Board, Mr. McFarland was the President and CEO of National Permanent Federal Savings Bank in Washington, DC. Prior to this position, Mr. McFarland served as Executive Vice President and Chief Financial Officer of the Federal National Mortgage Association ("Fannie Mae"), where he was part of a team of executives that re-engineered the organization into an aggressive, innovative, profit-oriented organization. Prior to working at Fannie Mae, Mr. McFarland was a Director and President of Ticor Mortgage Insurance Company. Mr. McFarland serves on the Board of Directors and the Executive Committee of the Center for Housing Policy, the Advisory Board of Lender's Service, Inc., the Board of Trustees of the National Building Museum, and the Board of Trustees of the Greater Washington Research Center. Mr. McFarland attended Lafayette College in Easton, Pennsylvania, where he earned an A.B. degree in Government and Law in 1970.

Executive Compensation

         Directors and senior officers of Fortress will be required to devote only so much of their time to the Company's affairs as is necessary or required for the effective conduct and operation of the Company's business. Because the Management Agreement provides that the Manager will assume principal responsibility for managing the affairs of the Company, the officers of Fortress, in their capacities as such, are not expected to devote substantial portions of their time to the affairs of the Company and will not receive compensation from the Company. However, in their capacities as officers or employees of the Manager, or its affiliates, they will devote such portion of their time to the affairs of the Manager as is required for the performance of the duties of the Manager under the Management Agreement. See "The Manager and the Management Agreement -- the Management Fee," "-- Management Incentives" and "Management -- Stock Options."


Directors

         The Board of Directors is divided into three classes of directors. The initial terms of the Class I, Class II and Class III directors will expire in 1999, 2000 and 2001, respectively. Beginning in 1999, directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the stockholders. All officers serve at the discretion of the Board of Directors. Fortress will pay an annual director's fee to each Independent Director equal to $15,000, with no additional fee to be paid for the first four meetings of the Board of Directors. After the first four meetings, each Independent Director will be paid a fee of $1,000 for each additional meeting of the Board of Directors attended in person by such Independent Director. All members of the Board of Directors of Fortress will be reimbursed for their costs and expenses in attending all meetings of the Board of Directors. In addition, an annual fee of $1,000 will be paid to the chair of any committee of the Board of Directors of Fortress. Affiliated directors, however, will not be separately compensated by the Company. Fees to the Independent Directors may be made by issuance of Common Stock, based on the value of such Common Stock at the date of issuance, rather than in cash.

         The Charter of Fortress provides that, except during a period not to exceed 60 days in the case of a vacancy, the majority of the members of the Board of Directors will at all times be Independent Directors.


Stock Options

         Fortress has adopted the Fortress Investment Corp. Non-Qualified Stock Option and Incentive Award Plan (the "Option Plan") to provide incentives to attract and retain the highest qualified directors, officers, employees, advisors, consultants and other personnel. The Option Plan will be administered by the Compensation Committee.

Stock Options

         The Option Plan permits the granting of options to purchase Common Stock that do not qualify as incentive stock options under section 422 of the Code ("Non-Qualified Options"). The option exercise price of each option will be determined by the Compensation Committee and may be less than 100% of the fair market value of the Common Stock subject to such option on the date of grant.

         The terms of each option will be fixed by the Compensation Committee. The Compensation Committee will determine at what time or times each option may be exercised and, subject to the provisions of the Option Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisablity of options may be accelerated by the Compensation Committee. Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Compensation Committee or, if the Compensation Committee so permits, by delivery of shares of Common Stock already owned by the optionee or delivery of a promissory note. The exercise price may also be delivered to Fortress by a broker pursuant to irrevocable instructions to the broker from the optionee.

         At the discretion of the Compensation Committee, stock options granted under the Option Plan may include a "re-load" feature pursuant to which an optionee exercising an option by the delivery of shares of Common Stock would automatically be granted an additional stock option (with an exercise price equal to the fair market value of the Common Stock on the date the additional stock option is granted) to purchase that number of shares of Common Stock equal to the number delivered to exercise the original stock option. The purpose of this feature is to enable participants to exercise options using previously owned shares of Common Stock while continuing to maintain their previous level of equity ownership in Fortress.

Stock Option Grants


         Pursuant to the Option Plan, the Company granted an affiliate of the Manager options (the "Manager Awards") representing the right to acquire 2,091,673 shares of Common Stock (or, at the election of the Company, Units) (equal to 10% of the shares of Common Stock and Units of the Company outstanding immediately upon the closing of the Original Offering and the Private Placement). Such Manager Awards will have an exercise price per share of $20.00, with such price subject to adjustment as necessary to preserve the value of such Manager Awards in connection with the occurrence of certain events (including capital dividends and capital distributions made by the Company). Additional Manager Awards may be granted to the Manager (or an affiliate of the Manager) or to employees of the Manager (or an affiliate of the Manager) in connection with the issuance of additional stock by the Company, subject to the approval of the Compensation Committee of the Board of Directors. Manager Awards granted in connection with any future issuance of equity interests in the Company will have an exercise price per share of Common Stock equal to the initial offering price of such additional equity interests, subject to adjustment as necessary to preserve the value of such options in connection with the occurrence of certain events. The Manager Awards granted at the closing of the Original Offering and the Private Placement will not be exercisable until the date (the "Option Effective Date") that is the earlier to occur of (1) the date that a registration statement filed by Fortress under the Securities Act, registering the sale of any common stock of Fortress, is declared effective by the Securities and Exchange Commission and (2) June 5, 1999 (the first anniversary of the Closing Date). From and after the Option Effective Date, one thirtieth (1/30) of the Manager Awards will become exercisable on the first day of each of the following thirty calendar months, or earlier upon the occurrence of certain events, such as a change of control of the Company or the termination of the Management Agreement, or such other vesting schedule as the Compensation Committee of the Board of Directors may determine. The Manager Awards expire on the tenth anniversary of June 10, 1998, the first closing date of the Original Offering (the "First Closing Date"). The Manager Awards will be administered by the Compensation Committee, a majority of whose members will be Independent Directors.


Liability and Indemnification of Officers and Directors

         The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.


         The Charter authorizes Fortress, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer of Fortress or (b) any individual who, while a director of Fortress and at the request of Fortress, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of Fortress. The Bylaws obligate Fortress, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer of Fortress who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of Fortress and at the request of Fortress, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit Fortress to indemnify and advance expenses to any person who served a predecessor of Fortress in any of the capacities described above and to any employee or agent of Fortress or a predecessor of Fortress.


         The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that
(a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or
(ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. See "Description of Securities -- Limitation of Liability and Indemnification of Directors and Officers." Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Fortress pursuant to the foregoing provisions, Fortress has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                           SECURITY OWNERSHIP OF
                  CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth, as of March 31, 1999, the total number of shares of Common Stock beneficially owned, and the percent so owned, by (i) each person known by Fortress to own more than 5% of the Common Stock, (ii) each of Fortress' directors and executive officers and
(iii) all directors and executive officers as a group.


                                                                 Amount and Nature of Beneficial Ownership (1)
                                                            --------------------------------------------------------
                                                                      Number
          Name and Address of Beneficial Owner                       of Shares                       Percent
---------------------------------------------------------   ---------------------------      -----------------------

Fortress Principal Investment Holdings LLC (2)...........            2,825,747 (3)                   13.4% (4)
Wallace R. Weitz & Company (5)...........................            2,875,142                       13.7% (4)
Wellington Management (6)................................            1,500,000                        7.1% (4)
Wesley R. Edens (2)......................................            2,825,747 (7)                   13.4% (4)
Robert I. Kauffman (2)...................................            2,825,747 (7)                   13.4% (4)
Randal A. Nardone (2)....................................            2,825,747 (7)                   13.4% (4)
Erik P. Nygaard (2)......................................            2,825,747 (7)                   13.4% (4)
Mark H. Burton (2).......................................                __                             __
Douglas A. Jacobs (2)....................................                __                             __
Stuart A. McFarland (2)..................................                __                             __
All directors and executive officers as a group
         (eight persons).................................            2,825,747 (5)                   13.4% (4)

-----------
* Less than 1%
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days of the date hereof, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.
(2) The address of Fortress Principal Investment Holdings LLC and all officers and directors listed above are in care of Fortress.
(3) Includes 5 shares issuable upon redemption of 5 Units in the Operating Partnership owned by Fortress Principal Investment Group LLC. Includes 140,444 shares underlying Manager Awards representing 2/30ths of the 2,091,673 shares (representing 10% of the total outstanding equity of the Company upon completion of the Original Offering and the Private Placement) underlying Manager Awards, 1/30th of which shall be exercisable each month after the Registration Statement, of which this Prospectus forms a part, becomes effective. See "Management -- Stock Options" for a description of the Manager Awards. Excludes 1,951,234 shares issued pursuant to Manager Awards which are not currently exercisable.
(4) Percentage amount assumes the exercise by such persons of all options to acquire shares of Common Stock and no exercise by any other person.
(5) The address for Wallace R. Weitz & Company ("Weitz") is 1125 South 103rd Street, Omaha, NE 68124. Weitz, by agreement with the Board, currently owns 13.7% of the Common Stock of the Company and is restricted in its ownership of the Common Stock to a maximum of 14.99%.
(6)    The address for Wellington Management is 75 State Street, Boston,
       MA 02109.
(7) All shares are held by Fortress Principal Investment Holdings LLC or Fortress Principal Investment Group LLC, in which Messrs. Edens, Kauffman, Nardone and Nygaard own all of the beneficial interests.


            CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS


         The Manager manages the operations of the Company pursuant to the Management Agreement, for which it receives the fees described herein. Messrs. Edens, Kauffman, Nardone and Nygaard, executive officers and, in the case of Messrs. Edens and Kauffman, directors of Fortress, are the founders and principal owners of the Manager. As a result, the Management Agreement was not negotiated in an arms-length transaction. See "The Manager and the Management Agreement -- The Management Agreement," "-- Management Incentives," "-- Limits of Responsibility," "-- Certain Relationships; Conflicts of Interest" and "Management -- Stock Options."

         In addition, Fleet National Bank provided the Company with approximately $19 million in financing in connection with the purchase of an office building in San Diego, CA, for which Fleet received an up-front fee of approximately $108,000. Douglas Jacobs, a Director of Fortress, is a Senior Vice President and Treasurer of Fleet Financial Group.

         The Company has not entered into any other transactions in which any other director or officer or stockholder of the Company or the Manager had any material interest.


                              USE OF PROCEEDS

         The Selling Stockholders will receive all of the proceeds from the sale of the Offered Securities. The Company will not receive any proceeds from the sale of the Offered Securities. The net proceeds from the Original Offering were used to make the investments described under "The Company -- Investments."


                            DISTRIBUTION POLICY

         In order to avoid corporate income taxation on the earnings that it distributes, Fortress must distribute to its stockholders an amount at least equal to (i) 95% of its REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gain) plus (ii) 95% of the excess of its net income from foreclosure property (as defined in Section 856 of the Code) over the tax imposed on such income by the Code less (iii) any excess noncash income (as determined under the Code). See "Federal Income Tax Considerations." The actual amount and timing of distributions, however, will be at the discretion of the Board of Directors and will depend upon the financial condition of Fortress in addition to the requirements of the Code.

         Subject to the distribution requirements referred to in the immediately preceding paragraph, Fortress intends, to the extent practicable, to invest substantially all of the principal from repayments, sales and refinancings of the Company's assets in Real Estate-Related Assets and Other Assets. Fortress may, however, under certain circumstances, make a distribution of principal or of assets. Such distributions, if any, will be made at the discretion of Fortress' Board of Directors.

         It is anticipated that distributions generally will be taxable as ordinary income to non-exempt stockholders of Fortress, although a portion of such distributions may be designated by Fortress as long-term capital gain or may constitute a return of capital. Fortress will furnish annually to each of its stockholders a statement setting forth distributions paid during the preceding year and their federal income tax status. For a discussion of the federal income tax treatment of distributions by Fortress, see "Federal Income Tax Considerations -- Taxation of the Company" and "-- Taxation of Taxable U.S. Stockholders."

         The declaration and payment of dividends by a Sister Co., if any, will be made by the Sister Co.'s board of directors from time to time based on such considerations as the Sister Co.'s board of directors deems relevant, will be payable only out of funds legally available therefor under the law of the state of the Sister Co.'s formation and will be subject to any limitations which may be contained in the debt instruments of the Sister Co.

                        PRICE RANGE OF COMMON STOCK


         There is no established market for the Common Stock, which is not listed on any securities exchange, and trading in the Common Stock has not been quoted on any interdealer or over-the-counter bulletin board since the Original Offering. The Common Stock is eligible for trading in the Private Offering, Resales and Trading through Automated Linkages Market of the National Association of Securities Dealers, Inc. (the "PORTAL Market"). As of April 30, 1999, there were approximately 320 holders of record of Fortress's Common Stock.


           SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

         The selected historical consolidated financial information set forth below has been derived from Fortress' audited financial statements. The table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", and the Consolidated Financial Statements and Notes thereto each included elsewhere herein. Dollar amounts are expressed in thousands except per share data.


                                                                                                   Historical
                                                                                                 For the Period
                                                                                                 May 11, 1998 to
OPERATING INFORMATION:                                                                          December 31, 1998
                                                                                              ---------------------
Revenues:
     Rental revenue                                                                             $        20,297
     Interest income                                                                                     18,962
     Gain on resolution of loans                                                                          2,584
     Escalation and other income                                                                          4,045
                                                                                                 --------------
         Total revenues                                                                                  45,888
                                                                                                 --------------

Expenses:
     Interest expense                                                                                    12,693
     Property operating expenses and real estate taxes                                                    7,027
     Management fee                                                                                       6,000
     Depreciation and amortization                                                                        4,165
     General and administrative and other expenses                                                        3,502
     Loan servicing fees                                                                                  1,291
                                                                                                 --------------
         Total Expenses                                                                                  34,678
                                                                                                 --------------

Income Before Minority Interest                                                                          11,210
Minority Interest in Income of Consolidated Subsidiaries                                                   (570)
                                                                                                 --------------
Net Income                                                                                      $        10,640
                                                                                                 ==============
Net Income per Share Basic and Diluted                                                          $       0.51
                                                                                                 ==============
Dividends Declared per Share (1)                                                                $       0.55
                                                                                                 ==============
Weighted Average Number of Common Shares Outstanding, Basic and Diluted                              20,862,000
                                                                                                 ==============

BALANCE SHEET DATA:
                                                                                                  December 31, 1998
                                                                                              ---------------------
Cash                                                                                            $        97,333
Revenue - producing real estate, net                                                                    383,073
Loans receivable, net                                                                                   216,717
Total assets                                                                                            765,650
Debt                                                                                                    336,845
Stockholders' equity                                                                                    384,924

OTHER INFORMATION:
Cash flow provided by (used in):
     Operating activities                                                                       $        14,507
     Investing activities                                                                              (638,613)
     Financing activities                                                                               721,670
Funds From Operations (2)                                                                       $        14,337

(see notes on following page)

(1) In addition to the dividends declared in 1998, the Company declared a special dividend of approximately $0.04 per share in 1999 in order to distribute 100% of 1998 taxable income.

(2) The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in March 1995 (the "White Paper") defines Funds From Operations as net income (loss) (computed in accordance with generally accepted accounting principles ("GAAP")), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization. The Company believes Funds From Operations is helpful to investors as a measure of the performance of a REIT because, along with cash flows from operating activities, financing activities and investing activities, it provides investors with an understanding of the ability of the Company to incur and service debt and make capital expenditures. The Company computes Funds From Operations in accordance with the standards established by the White Paper, which may differ from the methodology for calculating Funds From Operations utilized by other REITs, and, accordingly, may not be comparable to such other REITs. Funds From Operations does not represent amounts available for management's discretionary use because of needed capital expenditures, debt service obligations, property or loan acquisitions, dividends and distributions or other commitments and uncertainties. Funds From Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make dividends/distributions. Funds From Operations is calculated as follows (dollars in thousands):

     Net income                       $10,640
     Real estate depreciation and
         amortization                   3,697
                                      -------
     Funds From Operations            $14,337
                                      =======


                           CONSOLIDATED UNAUDITED
                       PRO FORMA FINANCIAL STATEMENTS


     The consolidated unaudited pro forma financial statements set forth below present the consolidated historical financial statements of Fortress and its subsidiaries as of December 31, 1998 and for the period from May 11, 1998 (date of formation) to December 31, 1998, and have been derived from the Company's audited consolidated financial statements. The pro forma consolidated financial statements of the Company assume the Company will maintain its status as a REIT and have been prepared to show the effects of certain significant transactions entered into by the Company since its formation. These transactions include the purchase of (i) thirteen properties leased to the General Service Administration of the U.S. Government (the "GSA Properties") purchased at various times during 1998 and the first quarter of 1999 and the related financing arrangements, and
(ii) seven properties leased to Bell Canada (the "Bell Canada Properties") purchased in October of 1998 (collectively, referred to as the "Pro Forma Transactions"). These transactions are fully described in the related notes to the pro forma financial statements. The other assets acquired by the Company relate principally to the purchase of individual mortgage loans and mortgage loan pools. In management's judgment, the Company's investment in loans does not constitute the purchase of businesses. Accordingly, effects of these transactions are not included in the pro forma adjustments.

     The pro forma statement of operations assumes the Pro Forma Transactions occurred on January 1, 1998, unless otherwise indicated in the accompanying notes. The pro forma balance sheet assumes that the Pro Forma Transactions (along with the associated debt) consummated subsequent to December 31, 1998, occurred on December 31, 1998. The pro forma statement of operations presents the entire 1998 fiscal year which includes a period of approximately four and one half months prior to the Company's actual existence. For this four and one half month period, only the effects of the Pro Forma Transactions are included and no adjustments have been made to include the pro forma effects of certain administrative expenses or operations from the Company's other investments and related debt. Accordingly, the pro forma financial statements are not necessarily indicative of what the actual financial position or results of operations of the Company would have been as of or for the year ended December 31, 1998, nor do they purport to be indicative of the financial position or the results of operations of future periods. The financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the audited Historical Consolidated Financial Statements and the Notes thereto each included elsewhere herein.




                                    Fortress Investment Corp. and Subsidiaries
                                  Unaudited Consolidated Pro Forma Balance Sheet
                                                 December 31, 1998
                                                  (In thousands)


                                                         Historical          Pro forma Ad
                                                            (A)               justments                  Pro Forma
                                                    --------------------  -------------------------- ------------------
Assets:

     Cash and cash equivalents                      $             97,333  $           (4,827)M       $           92,506
     Marketable securities available for sale,
     at fair value                                                 9,521                   -                      9,521
     Land                                                         38,677               1,600M                    40,277
     Building and improvements, net                              344,396              25,196M                   369,592
     Loans receivables, net                                      216,717                   -                    216,717
     Foreclosed real estate                                        3,813                   -                      3,813
     Accounts receivable                                           6,122                   -                      6,122
     Accrued interest receivable                                   2,122                   -                      2,122
     Deferred rent                                                 5,072                   -                      5,072
     Deposits                                                     12,958              (3,518)M                    9,440
     Investment in unconsolidated    subsidiary                   11,973                   -                     11,973
     Deferred hedge of anticipated    transaction                 13,103                   -                     13,103
     Deferred costs, net                                           2,760                 169M                     2,929
     Prepaid expenses and other assets, net                        1,083                   -                      1,083
                                                    --------------------  -------------------------- ------------------

Total Assets                                        $            765,650  $           18,620         $          784,270
                                                    ====================  ========================== ==================

Liabilities, Minority Interest and Stockhold ers' Equity:

Liabilities:

     Repurchase agreements                          $            102,689  $                -         $          102,689
     Loan payable                                                234,156              18,620M, O                252,776
     Unearned rental revenue                                       1,184                   -                      1,184
     Dividends payable                                             6,275                   -                      6,275
     Due to manager                                                1,783                   -                      1,783
     Deferred hedge liabilities                                   17,388                   -                     17,388
     Derivative interest payable                                   5,293                   -                      5,293
     Other liabilities                                             7,354                   -                      7,354
                                                    --------------------  -------------------------- ------------------

Total liabilities                                                376,122              18,620                    394,742
                                                    --------------------  -------------------------- ------------------

Commitments and contingencies                                          -                   -                          -

Minority interest                                                  4,604                   -                      4,604
                                                    --------------------  -------------------------- ------------------


Stockholders' Equity:


Preferred stock, par value $.01 per share autho
     rized 100,000,000 shares, no shares issued
     and outstanding                                                   -                   -                          -

Common stock, $.01 par value, 500,000,000
     shares authorized, 20,916,739 shares issued
     and outstanding                                                 209                   -                        209

Additional paid-in capital                                       388,045                   -                    388,045

Dividends in excess of earnings                                     (864)                  -                       (864)

Accumulated other comprehensive income
(loss)                                                            (2,466)                  -                     (2,466)
                                                    --------------------  -------------------------- ------------------

Total stockholders' Equity                                       384,924                   -                    384,924
                                                    --------------------  -------------------------- ------------------

Total Liabilities, Minority Interest and            $            765,650  $           18,620         $          784,270
Stockholders' Equity
                                                    ====================  ========================== ==================


                                    Fortress Investment Corp. and Subsidiaries
                           Unaudited Consolidated Pro Forma Statement of Operations and
                             Comprehensive Income For the Year Ended December 31, 1998
                                   (Amounts In thousands Except Per Share Data)



                                           May 11, 1998 to                                                 Year Ended
                                          December 31, 1998                                               December 31,
                                             Historical              GSA             Bell Canada              1998
                                                 (A)                 (B)                 (C)               Pro Forma
                                        ---------------------  ------------------  -------------------- ----------------
Revenues:
   Rental revenue                       $              20,297  $        19,133D    $          2,570I    $         42,000
   Interest income                                     18,962                -                    -               18,962
   Gain on resolution of loans                          2,584                -                    -                2,584
Dividends on marketable securities,
       available for sale                                 713                -                    -                  713
   Escalations and other income                         3,332            1,102E               4,431J               8,865
                                        ---------------------  ------------------  -------------------- ----------------

   Total revenues                                      45,888           20,235                7,001               73,124
                                        ---------------------  ------------------  -------------------- ----------------

Expenses:
   Interest expense on loan payable                     5,992            7,295F                   -               13,449
                                                                           162M                   -
Interest expense on purchase agree
       ments and other                                  6,701                -                    -                6,701
   Property operating expenses                          7,027            5,397G               4,262K              16,686
   Management fee                                       6,000                                                      6,000
   General and administrative expenses                  2,396                -                    -                2,396
   Depreciation and amortization                        4,165            4,023H                 682L               8,870
   Loan servicing fees                                  1,291                -                    -                1,291
   Other expenses                                       1,106                -                    -                1,106
                                        ---------------------  ------------------  -------------------- ----------------

   Total Expenses                                      34,678           16,877                4,944               56,499
                                        ---------------------  ------------------  -------------------- ----------------

Income before minority interest                        11,210            3,358                2,057               16,625

Minority interest in consolidated sub
   sidiaries                                             (570)               -                    -                 (570)
                                        ---------------------  ------------------  -------------------- ----------------

Net income                                             10,640            3,358                2,057               16,055
                                        ---------------------  ------------------  -------------------- ----------------

Other comprehensive income:
Foreign currency transaction adjust
       ments                                             (231)               -                    -                 (231)
   Unrealized loss on securities                       (2,235)               -                    -               (2,235)
                                        ---------------------  ------------------  -------------------- ----------------

Other comprehensive income (loss)                      (2,466)               -                    -               (2,466)
                                        ---------------------  ------------------  -------------------- ----------------

Comprehensive income                    $               8,174  $         3,358     $          2,057     $         13,589
                                        =====================  ==================  ==================== ================

Net income per share basic and di
   luted (N)                            $            0.51                    -                    -     $          0.77
                                        =====================  ==================  ==================== ================

Weighted average number of com                     20,862,000                -                    -           20,916,739
   mon shares outstanding, basic and
   diluted
                                        =====================  ==================  ==================== ================


                 Fortress Investment Corp. and Subsidiaries
       Notes to Unaudited Consolidated Pro Forma Financial Statements

(A) Historical amounts were derived from the audited consolidated financial statements of the Company as of and for the period May 11, 1998 (date of formation) to December 31, 1998.

(B) The pro forma operations of the GSA Properties contain the historical unaudited results of operations of 13 of the GSA Properties for the period from January 1, 1998 to the date of acquisition of the respective assets. Two of the GSA Properties commenced operations in February and May of 1998, and accordingly, the historical results of operations for these two properties are from commencement of their operations to the purchase closing dates. One of the GSA Properties (described in Note M) was purchased in March of 1999, and commenced operations in November of 1998. Therefore, historical operations are included for this property from the commencement of its operations to December 31, 1998.

The GSA Properties purchased during 1998 were as follows:


                                                         Initial Costs
                                              -----------------------------------
                                                                                                                      Commence-
                                                                  Building and                         Date of        ment of
 Type of Property            Location               Land          Improvements      Encumbrances     Acquisition      Operations
Office Building      Huntsville, Alabama      $        351,000 $       12,180,000 $       8,872,000     7/7/98          1/1/98
Office Building      Sacramento, California          8,125,000         55,687,000        43,991,000     7/7/98          1/1/98
Office Building      Aurora, Colorado                  720,000         12,167,000         9,023,000     7/7/98          2/6/98
Office Building      Parfet, Colorado                  459,000          5,388,000         4,470,000     7/7/98          1/1/98
Office Building      Washington, D.C.                6,482,000         29,749,000        27,182,000    7/31/98          1/1/98
Office Building      Concord, Massachu
                     setts                           2,100,000         14,175,000        11,528,000    7/27/98          5/1/98
Warehouse            Burlington, New Jersey          4,850,000         89,390,000        66,091,000     7/7/98          1/1/98
Office Building      Callowhill, Pennsylva
                     nia                             1,095,000         12,977,000         9,442,000     7/7/98          1/1/98
Office Building      Providence,
                     Rhode Island                    1,630,000         16,824,000        13,420,000     7/7/98          1/1/98
Office Building      Houston, Texas                  2,800,000         11,092,000        10,366,000    7/10/98          1/1/98
Office Building      Norfolk, Virginia                 318,000          5,044,000         4,046,000     7/7/98          1/1/98
Office Building      Suffolk, Virginia                 924,000         36,450,000        25,725,000     7/7/98          1/1/98
                                               ---------------  -----------------    --------------

                     TOTALS:                  $     29,854,000 $      310,123,000      $234,156,000
                                              ================ ==================      ============

(C) The pro forma operations of Bell Canada Properties contain the pro forma unaudited results of operations of the seven properties purchased in the Bell Canada acquisition. These properties were owner-occupied until March 26, 1998, and therefore, had no rental operations until that time. Accordingly, the pro forma results of operations for these properties are reflected for the period from March 27, 1998 to October 7, 1998 (the date of purchase). The total cost of such properties was $55,666,000 allocated as follows: land $8,822,000, buildings $46,844,000.

(D) Reflects leases in place on real estate at the time of acquisition. Lease revenue was included for the GSA properties for the period from January 1, 1998 to the date of acquisition for the ten properties which had operations as of January 1, 1998. For the two properties which were not operating as of January 1, 1998, lease revenue was determined from the commencement of operations of the respective properties to the dates of acquisition. For the property purchased in 1999 which commenced operations in November of 1998 (described in Note M), lease revenue was included from the commencement of operations to December 31, 1998.

(E) Represents pro forma adjustments for escalations and other income for the properties described in (B) above, including annual operating expense escalations and real estate tax expense reimbursements.

(F) Reflects pro forma effects of financing the purchase of GSA Properties. A $234,156,000 financing facility was obtained in July of 1998 to complete the acquisition of twelve of the properties with an interest rate of 3 month LIBOR + 68 bp. The interest rate on this facility on December 31, 1998 was 5.74% The amount financed has been allocated to each property and associated pro forma interest expense has been included from the date for which operations are reflected.

(G) Represents pro forma adjustments for property expenses for the properties described in (B) above, including insurance, real estate taxes, repairs and maintenance, labor, cleaning, utilities and management fees.

(H) Represents pro forma adjustments for depreciation and amortization for the properties described in (B) above. Building costs are depreciated over a 40 year life, leasing commissions are amortized over the lives of the related leases.

(I) Represents pro form adjustments for rental revenue under net leases for the properties described in (C) above for the period from March 27, 1998 to October 7, 1998.

(J) Represents pro forma adjustments for escalations and other income for the properties described in (C) above, including property tax and operating expense reimbursements.

(K) Represents pro forma adjustments for property operating expenses for the properties described in (C) above, including repairs and maintenance, real estate taxes, parking, utilities and management fees.

(L) Represents pro forma adjustments for depreciation and amortization for the properties described in (C) above. Building cost is amortized over a 40 year life with a half month amortization of acquisition.

(M) Reflects pro forma effects of the purchase of the San Diego GSA Property purchased in March 1999 for a purchase price of $26,796,000. The purchase price was partially financed with an $18,620,000 interest only mortgage with an interest rate of the 1 month LIBOR + 140 bp. The interest rate on this facility at December 31, 1998 was 6.42%. Financing costs associated with obtaining the debt were approximately $169,000.

(N) For the period May 11, 1998 to December 31, 1998, the Company's historical dividends declared totaled $11,504,000 or approximately $0.55 per share. In addition, in order to distribute 100% of estimated taxable income for 1998, the Company declared a special dividend of approximately $875,000 ($0.04 per share) in 1999 related to its 1998 taxable year. Based upon the 1998 pro forma net income for the entire calendar year of $16,055,000, the estimated cash distribution per unit required to distribute 100% of taxable income for the period would be $0.81 per share. For purposes of calculating pro forma net income per share and estimated pro forma distribution per share, it was assumed that all of the Company's shares of common stock had been outstanding since January 1, 1998.

(O) The Bell Canada properties were not financed upon their acquisition in 1998. In March 1999, a loan in the amount of $35.1 million was obtained which was secured by the properties leased to Bell Canada. No adjustment has been made to either the pro forma balance sheet or pro forma statement of operations for this subsequent financing.

(P) The fair value of the option to be granted to the Manager is approximately $3,600,000.



                    MANAGEMENT'S DISCUSSION AND ANALYSIS
              OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


Overview


                  The following should be read in conjunction with the Historical Consolidated Financial Statements and Notes thereto of Fortress and the Unaudited Consolidated Pro Forma Financial Statements of Fortress, each contained elsewhere herein. The Consolidated Financial Statements of the Company include Fortress and its majority-owned subsidiaries, which include the Operating Partnership, its primary investment subsidiary. Due to its recent formation and the relatively short period of operations presented in the Consolidated Financial Statements, Management does not believe that the information presented herein is necessarily indicative of expected future financial performance.

General

                  On June 10, 1998 and July 1, 1998, Fortress consummated the Original Offering by issuing an aggregate of 18, 231,441 shares of Common Stock. The proceeds of the Original Offering, net of expenses, were approximately $340 million. In addition, Fortress Principal Investment Holdings LLC, an affiliate of the Manager, paid approximately $50 million to Fortress and the Operating Partnership in exchange for 2,681,010 shares of Common Stock of Fortress and Fortress Principal Investment Group LLC, an affiliate of the Manager, contributed a nominal amount in exchange for 5 Units in the Operating Partnership. In addition, Fortress issued 4,288 shares to certain employees of the Manager for an aggregate purchase price of $80,000.


Results of Operations


         The Company was formed on May 11, 1998. Net income for the period May 11, 1998 through December 31, 1998 was $10,640,000, or $0.51 per share.
The Company's primary sources of revenue, totaling $45,888,000, were as follows:

         o $18,819,000 of rental revenue was attributable to the GSA Properties for the period July 7, 1998 (primary date of acquisition) to December 31, 1998 and $1,478,000 of rental revenue was attributable to the Bell Canada Portfolio for the period October 7, 1998 (primary date of acquisition) to December 31, 1998
         o $2,584,000 of gain on resolution of loans which were acquired or originated during such time period
         o    $18,962,000 of interest income, including (among other items):
                  o   $6,263,000 interest income from Loan Portfolios
                  o   $8,340,000 interest income from Financings
                  o $4,359,000 interest income generated primarily from temporary investments of proceeds from the Original Offering
         o    $2,341,000 of rental escalation (expense recovery) income

The Company incurred expenses of $34,678,000 during the period from May 11, 1998 through December 31, 1998 consisting primarily of the following:

         o $6,000,000 of base management fee payable to the Manager pursuant to the Management Agreement. No incentive fees were incurred during the period

         o $6,153,000 of interest expense on the Repo Financing and the Second Repo Financing and $548,000 of interest on interest rate swaps

         o $5,992,000 of interest expense on the loan related to the GSA Properties

         o    $4,540,000 of property operating expenses

         o    $4,165,000 of depreciation and amortization expense

         o $2,396,000 of general and administrative expenses, principally accounting fees, manager cost reimbursement and shareholder related expenses.

         o $1,662,000 of real estate taxes attributable to the GSA Properties and $825,000 of real estate taxes attributable to the Bell Canada Portfolio

         o    $1,291,000 of loan servicing fees relating to the Loan
              Portfolios

         o    $1,106,000 of other expenses, principally legal fees

         An analysis of the various operating revenue and expense amounts (excluding depreciation, interest expense and general and administrative expenses) for the properties leased to GSA and Bell Canada for the period May 11, 1998 to December 31, 1998 is as follows (in thousands):


                                                                     GSA                Bell Canada              Total
                                                             -------------------      ---------------       ---------------

Rental revenue                                               $            18,819      $         1,478       $        20,297
Escalation income                                                            553                1,788                 2,341
                                                             -------------------      ---------------       ---------------
         Total revenue                                                    19,372                3,266                22,638
                                                             -------------------      ---------------       ---------------

Property operating expenses                                                3,799                  741                 4,540
Real estate taxes                                                          1,662                  825                 2,487
                                                             -------------------      ---------------       ---------------
         Direct operating expenses                                         5,461                1,566                 7,027
                                                             -------------------      ---------------       ---------------

         Income from operations                              $            13,911      $         1,700       $        15,611
                                                             ===================      ===============       ===============

         An analysis of the components of interest income and related amounts for the period May 11, 1998 to December 31, 1998 is shown below (dollar amounts in thousands). Substantially all investments in loan pools and individual loans were made on August 14, 1998. The other interest income relates principally to temporary investments of offering proceeds.


                                                                      Balance Out
                                                                      standing De                                Gain (Loss)
                                             Initial Invest           cember 31,            Interest In           on Resolu
                                                  ment                   1998                  come                 tion
                                          --------------------     -----------------      ---------------      ---------------
Loan Pools                                $            169,322     $          80,373      $         6,263      $         3,344
Individual Loans                                       255,118               136,344                8,340                 (746)
Other                                                       --                    --                4,359                  (14)
                                          --------------------     -----------------      ---------------      ---------------

         Total                            $            424,440     $         216,717      $        18,962      $         2,584
                                          ====================     =================      ===============      ===============

         Based upon simple average of invested balances, the combined income (interest plus gain on loan resolutions) represented an annualized 19% return for the period on loan pools (12.8% excluding gains on resolutions) and a 11% return on individual loans (before deduction of related financing costs and general and administrative expenses).

         For a further analysis of revenue and expense amounts by business segment refer to Note 5 of the Company's Consolidated Financial Statements.

         For the period May 11, 1998 to December 31, 1998 the Company realized net gains of approximately $2.6 million on resolution of loans and $2.7 million in accretion of loan discounts (interest income). These items are significantly affected by changes in underlying collateral values and the ability of borrowers to service the indebtedness. Future amounts are subject to market conditions and revisions as part of the ongoing estimation process.

         The Company had approximately $513,000 of deferred organizational expenses at December 31, 1998 which will be written off in the first quarter of 1999 (as the cumulative effect of a change in accounting principle) in accordance with a new accounting pronouncement (SOP 98-5).

         Generally, the income derived from an investment is affected by the amount and cost of financing that is available with respect to such investment. The third quarter of 1998 saw an extreme tightening of debt liquidity. In cases of such tightening, the Company may encounter difficulty obtaining financing for its investments and, even when such financing is available, the rates charged by lenders may be unattractive to the Company. Subsequent to the third quarter of 1998, financing has become significantly more available but the cost of debt and the amounts of leverage available have not returned to the levels seen prior to that time. This fact may impact the Company's revenues in the future as it explores financing alternatives. The Company currently has no available credit line and no indebtedness other than the indebtedness discussed below under "-- Acquisition Indebtedness."

Acquisition Indebtedness

         GSA Properties. In July 1998, the Company (and certain of its subsidiaries) entered into a $234.2 million loan agreement with a large insurance company. This loan financed the GSA Properties and was funded by medium term notes issued by an affiliate of the lender. The loan bears interest at a rate equal to three-month LIBOR plus 0.68% and is recourse only to the GSA Properties. In August 2002, the interest rate increases to LIBOR plus 400 basis points. After three years, all excess cash generated by the collateral will be applied to reduce the principal amount of the loan. The loan matures in February 2008. Pursuant to the related loan agreement, the Fortress borrower covenanted to maintain a tangible net worth equal to or greater than the greater of (i) 15% of the aggregate all-in cost of the GSA Properties and (ii) $20 million. As the loan does not amortize prior to its fourth year, the principal balance as of December 31, 1998 remained approximately $234.2 million.

         Bell Canada Portfolio. In March 1999, the Company (and certain of its subsidiaries) entered into a $35.1 million loan agreement with three Canadian institutions. This loan provided leverage for the Company's investment in the Bell Canada Portfolio and bears interest at a fixed rate equal to 7.25%. The loan is secured primarily by the properties in the Bell Canada Portfolio and matures in April 2002.

         Canadian Loan Portfolio. This portfolio was financed by a loan from the Canadian affiliate of a large U.S. investment bank. The loan bears interest at a rate equal to one month Can BA plus 1.5% and had a balance of $29,957,000 at December 31, 1998. Fortress prepaid the loan in January 1999.

         Building Materials Retailer Loan and U.S. Commercial Loan
Portfolio: The Company (and certain of its subsidiaries) entered into a $105.2 million repurchase agreement (the "Repo Financing") with a large investment bank effective as of August 14, 1998. A $57.5 million portion of the Repo Financing related to the Building Materials Retailer Loan and the remaining $47.7 million related to the U.S. Commercial Loan Portfolio. The Repo Financing is recourse to the specific assets with an ultimate guarantee from the Company. Borrowings under the Repo Financing bear interest at an interest rate equal to one-month LIBOR plus 1.25% per annum. The Repo Financing matures on August 14, 1999. In December 1998, Fortress paid off the portion of the Repo Financing relating to the U.S. Commercial Loan Portfolio from the proceeds of the auction described above under " -- Loan Portfolios - U.S. Commercial Loan Portfolio". As of December 31, 1998, the balance of the Repo Financing was approximately $53.3 million. The Repo Financing requires that the Company's indebtedness never exceed six times the consolidated net worth of the Company and its subsidiaries. It also requires that such consolidated net worth shall never fall below $300 million.

         Residential Loan Portfolio, Residential Servicer Loan and Second Residential Servicer Loan: The Company (and certain of its subsidiaries) also entered into a repurchase agreement (the "Second Repo Financing") with another large investment bank effective as of August 14, 1998. The balance at the close of this repo was approximately $76.2 million, with approximately $33.3 million relating to the Residential Loan Portfolio, approximately $31.1 million relating to the Residential Servicer Loan and approximately $11.9 million relating to the Second Residential Servicer Loan. The Second Repo Financing is recourse to the specific assets with an ultimate guarantee from the Company. Borrowings under the Second Repo Financing bear interest at an interest rate equal to one-month LIBOR plus 3.00% per annum. The Second Repo Financing had different maturities for the different assets financed thereby. Fortress paid off the portions of the Second Repo Financing relating to the Residential Servicer Loan and the Second Residential Servicer Loan in December 1998. The maturity date for the portion of the Second Repo Financing relating to the Residential Loan Portfolio is August 14, 1999. The outstanding balance of the Second Repo Financing on December 31, 1998 was $19.4 million. The Second Repurchase Agreement requires that the consolidated net worth of the Company and its subsidiaries never fall below $325 million.

         When the Company sold a fifty percent participation in its Residential Loan Portfolio in October 1998, the purchaser of the participation agreed to assume one-half of the obligations under the portion of the Second Repo Financing related to the Residential Loan Portfolio.

         French Commercial Mortgage Loan: This asset was financed by a $53.4 million repurchase agreement from a large U.S. investment bank and the loan was paid off in December 1998, simultaneously with the payoff on the asset.



                                                 Balance at
      Borrowings at December 31, 1998           December 31, 1998           Terms                     Maturity
--------------------------------------------  --------------------  ----------------------------   ------------------
GSA Properties                                $        234,156,000    3 month Libor plus 0.68%        February 2008
Canadian Loan Portfolio                                 29,957,000    One month Can BA plus 1.5%      February 1999
Building Materials Retailer Loan and
     U.S. Commercial Loan Portfolio                     53,348,000    1 month Libor plus 1.25%        August 1999
Residential Loan Portfolio, Residential
     Servicer Loan and Second Residen
     tial Servicer Loan                                 19,384,000    1 month Libor plus 3.00%        August 1999
                                              --------------------
                                              $        336,845,000
                                              ====================


Liquidity and Capital Resources

         Liquidity is a measurement of the Company's ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund investments, engage in loan acquisition and lending activities and for other general business purposes. Additionally, to maintain its status as a REIT under the Code, the Company must distribute annually at least 95% of its taxable income. The primary sources of funds for liquidity for 1998 consisted of net cash provided by operating activities, borrowings under loans and repurchase agreements and proceeds from the Original Offering and the Private Placement and sales of certain investments.

         The Company's operating activities for the period May 11, 1998 to December 31, 1998 provided cash flows of $14.5 million. The Company's investing activities used cash flows of $638.6 million. Cash flows for investing activities were used primarily to originate or purchase loans and purchase revenue producing real estate. The Company's financing activities provided cash flows of $721.7 million, and primarily consisted of proceeds from issuance of common stock of $388 million and net borrowings under loans payable and repurchase agreements of $337 million.

         The Company's ability to execute its business strategy, particularly the growth of its investment portfolio, depends to a significant degree on its ability to obtain additional capital. The Company's principal demands for liquidity are cash for operations, including funds for its investments, interest expense associated with its indebtedness, debt repayments and distributions to its shareholders. In the short term (twelve months), the Company's principal sources of liquidity are its existing cash balances and cash flows from operations along with investment specific borrowings.

         The Company has committed to purchase two build-to-suit office buildings which will be leased primarily to the GSA. These buildings are located in Kansas City, Kansas and Kansas City, Missouri and have a combined purchase price of approximately $68.1 million. The Company intends to finance a portion of the purchases but, even if such financing is unavailable, the Company has committed to purchase the properties.

         Short-term liquidity requirements also include the maturity of the $72.7 million of repurchase agreement financing in August 1999 which the Company expects to repay in part from repayments received on the underlying collateral and refinancing of remaining balances. The Company's significant long-term requirements include (a) the maturity of the loan relating to the GSA Properties in February 2008 and (b) the maturity of the loan relating to the Bell Canada Portfolio and GSA property in 2002. Because of the amortization feature contained in the loan relating to GSA Properties, though, the balloon payment will be significantly less than the current principal balance of the loan. The refinancing risk related to the Bell Canada Portfolio loan is mitigated somewhat by the fact that the leases to Bell Canada extend beyond the loan term and provide for large termination fees upon Bell Canada's termination of the leases. The sources of long-term liquidity are expected to include refinancing along with cash flow from operations and possible additional equity.

         To the extent that the Company accelerates or expands its contemplated investment activity, additional capital may be required. The Company expects that a portion of such additional capital requirements will be funded through acquisition indebtedness and/or secured or unsecured lines of credit. Thereafter, the Company expects that capital needs will be met through a combination of net cash provided by operations (after distributions), borrowings and additional debt and equity issuances.

Inflation

         The Company's revenue-producing real estate properties at December 31, 1998 are leased to GSA and Bell Canada. The GSA leases provide for base rental amounts which do not increase during the initial lease terms. The Bell Canada leases provide for annual increases in base rents as well as significant amounts due upon lease termination. With respect to the Bell Canada leases, the lessee reimburses the Company for substantially all operating expenses and property taxes plus an administrative fee. With respect to the GSA leases, the lessee reimburses the Company for the increase in the Consumer Price Index applied to the portion of the base rent attributable to operating expenses as well as all increases in property taxes over the base year. The Company has exposure to increasing costs to the extent that the lessees do not reimburse the Company for operating costs.

         For the period May 11, 1998 (date of formation) to December 31, 1998, the Company's real estate operating expenses and related expense recoveries (escalation income) were as follows (thousands of dollars):


Escalation income                       $                 2,341
                                        =======================
Property operating expenses             $                 4,540
Real estate taxes                                         2,487
                                        -----------------------
     Total                              $                 7,027
                                        =======================

Funds From Operations

         The White Paper on Funds From Operations approved by the Board of Governors of NAREIT in March 1995 defines Funds From Operations as net income (loss) (computed in accordance with GAAP), excluding items of an unusual or nonrecurring nature such as gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization. The Company computes Funds From Operations in accordance with the standards established by the White Paper, which may differ from the methodology for calculating Funds From Operations utilized by other REITs, and, accordingly, may not be comparable to such other REITs. In connection with the Company's investments in loans and pools of loans, the Company considers gains and losses on resolution of such loans to be a normal part of its recurring operations and as such, does not exclude such gains and losses in arriving at Funds From Operations. Funds From Operations does not represent amounts available for management's discretionary use because of needed capital expenditures, debt service obligations, property or loan acquisitions, dividends and distributions or other commitments and uncertainties. Funds From Operations should not be considered as alternatives to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make dividends/distributions. The Company believes Funds From Operations is helpful to investors as a measure of the performance of the Company because, along with cash flows from operating activities, financing activities and investing activities, it provides investors with an understanding of the ability of the Company to incur and service debt and make capital expenditures.

         Funds From Operations is calculated as follows for the period from May 11, 1998 (date of formation) to December 31, 1998 (dollars in thousands):


Net income                                              $          10,640
Real estate depreciation and amortization                           3,697
                                                        -----------------
Funds From Operations                                   $          14,337
                                                        =================

Cash Flow Provided By (Used In):
         Operating Activities                           $          14,507
         Investing Activities                                    (638,613)
         Financing Activities                                     721,670

Weighted average shares outstanding, basic and                 20,862,000
         diluted
                                                        =================


Quantitative and Qualitative Disclosures about Market Risk

         Market risk is the exposure to loss resulting from changes in interest rates, foreign currency exchange rates, commodity prices and equity prices. The primary market risks to which the Company is exposed are interest rate risk, foreign currency exchange rate risk and equity price risk. Interest rate risk and foreign currency exchange rate risk are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond the control of the Company. The Company's equity holdings do not expose the Company to material market risk and thus has been excluded from this analysis and not reported separately. All the Company's market risk sensitive assets, liabilities and related derivative positions are for non-trading purposes only.

Market Risk Exposure

Interest Rate Exposure

         The Company's primary interest rate exposures relate to its mortgage-related loans, cash and short term investments, real estate leases, repurchase agreements, variable rate debt and interest rate swaps, utilized for hedging purposes. Changes in the general level of interest rates can affect the Company's net interest income, which is the difference between the interest income earned on interest-earning assets and the interest expense incurred in connection with its interest-bearing liabilities, by affecting the spread between the Company's interest-earning assets and interest-bearing liabilities. Changes in the level of interest rates also can affect, among other things, the ability of the Company to originate and acquire loans, the value of the Company's mortgage-related loans and real estate leases and other interest-bearing assets, and its ability to realize gains from the sale of such assets. The Company utilizes interest rate swaps in order to limit the effects of interest rates on its operations.

Currency Rate Exposure

         The Company's primary foreign currency exchange rate exposures relate to its mortgage-related loans, cash and short term investments, real estate leases, interest rate swaps and foreign currency forward contracts, utilized for hedging purposes. The Company's principal currency exposure is to the Canadian dollar. Changes in the currency rates can adversely impact the fair values and earnings streams of the Company's international holdings. The Company has attempted to mitigate this impact by utilizing foreign currency forward contracts to hedge its net investment in its foreign operations.

Risk Measurement: Sensitivity Analysis

         The profitability of the Company may be adversely affected during any period as a result of changing interest and foreign currency exchange rates. It is the objective of the Company to attempt to control these risks. As part of its control process, the Company measures its market risk, related to its holdings of market risk sensitive assets, liabilities and derivative contracts as discussed above, based on changes in interest rates and foreign currency exchange rates utilizing a sensitivity analysis methodology. The sensitivity analysis estimates the potential change in fair values, cash flows and earnings based on a hypothetical 200 basis point change (increase and decrease) in interest rates, a 10% change in currency exchange rates, and equity prices. The Company used end of period (December 31, 1998) market rates and re-priced its market risk sensitive assets, liabilities and related derivatives in order to perform the sensitivity analysis. The sensitivity analysis was separately calculated for each of the Company's market risk exposures (interest rate and currency rate).

         The sensitivity analysis performed by the Company includes the market risk sensitive portfolios described above in the Market Risk Exposures section. The Company modeled the impact of changes in market rates and prices on its fair values, cash flows and earnings as follows:

Fair Values

         The potential loss in fair values is based on an immediate change in:

         o the net present values of the Company's interest rate sensitive exposures resulting from a 200 basis point change in interest rates; and
         o the U.S. dollar equivalent balances of the Company's currency exposures due to a 10% shift in currency exchange rates.

Cash Flows and Earnings

         The potential loss in cash flows and earnings is based on the change in the Company's expected cash flows and earnings over a one-year time horizon based on an immediate 100 and 200 basis point change in interest rates and a 10% change in foreign currency exchange rates.

         The sensitivity analysis is an estimate and should not be viewed as predictive of the Company's future financial performance. There can be no assurance that the Company's actual losses in a particular year will not exceed the amounts indicated in the table below. Limitations in the sensitivity analysis include:

         o the market risk information is limited by the assumptions and parameters established in creating the related sensitivity analysis, including the impact of prepayment speeds on the mortgage portfolio;
         o non-performing discount loans reflect the estimated timing of resolutions which result in repayment to the Company
         o the model assumes that the composition of the Company's assets and liabilities remain unchanged throughout the year.

         As a result, such models are tools and do not substitute for the experience and judgment of management, and the Company's corporate risk management, asset-liability management, and hedging activities.

         The tables below show the potential effect upon cash flows as a percentage of annualized cash flow from operations of the Company's interest rate and foreign currency exchange rate sensitive positions as of December 31, 1998. The Company has selected cash flow as the most appropriate measure to report from among the three alternatives (earnings, cash flow and fair value) because of its importance in determining the Company's ability to support operations, pay dividends and fund new investments. Based upon the Company's positions at December 31, 1998, interest rate sensitivity impacts cash flows primarily for the Company's floating rate investments and borrowings and interest rate swaps. The swap positions have the greatest impact on the analysis and, as the Company modifies its positions going forward, the effects upon cash flows could change significantly. It should also be noted that the effect upon earnings will not necessarily follow the effect upon cash flows largely due to the accounting treatment of hedge transactions.


Change in Interest          Projected Percentage
Rate                        Change in Cash Flow
------------------------    -------------------------
-200 Basis Points                    (26.0%)
-100 Basis Points                     13.0%
Base Interest Rate                       -
+100 Basis Points                     13.0%
+200 Basis Points                     26.0%


Change in Currency          Projected Percentage
Exchange Rate               Change in Cash Flow
------------------------    -------------------------
10% decrease in                      (28.0%)
Rate                                     -
Base Interest Rate
10% increase in                       28.0%
Rate



Year 2000 Compliance


Year 2000 Information and Readiness Disclosure Act

         The Company supports the exchange of information relating to the Year 2000 issue and designates the following information as the Year 2000 Readiness Disclosure within the meaning of the Year 2000 Information and Readiness Disclosure Act. Information set forth herein regarding the Year 2000 compliance of non-Company products and services are "republications" under the Year 2000 Information and Readiness Disclosure Act and are based on information supplied by other companies about the products and services they offer. The Company has not independently verified the contents of these republications and takes no responsibility for the accuracy or completeness of information contained in such republications.

Introduction

         The term "Year 2000 issue" is a general term used to describe various problems that may result from the improper processing by computer systems of dates after 1999. These problems arise from the inability of some hardware and software to distinguish dates before the year 2000 from dates in and after the year 2000. This could result in a system failure or miscalculations causing disruptions of operations. The Year 2000 issue affects virtually all companies and all organizations.

         The Company's efforts to address its Year 2000 issues focused on the following three areas: (i) reviewing and taking any necessary steps to attempt to correct the Company's computer information systems (i.e. software applications and hardware platforms), (ii) evaluating and making any necessary modifications to other computer systems that do not relate to information technology but include embedded technology, such as telecommunications, security, HVAC, elevator, fire and safety systems, and
(iii) communicating with certain significant third-party service providers to determine whether there will be any interruption in their systems that could affect the Company.

Computer Information Systems

         The Company believes that it is Year 2000 compliant in regard to its computer information systems, and therefore does not have a formal Year 2000 remediation plan. The Company was formed and commenced operations in May of 1998. At that time Erik Nygaard, Chief Information Officer, was designated as the individual who is responsible for the Company's Year 2000 compliance. Since the Company designed and purchased all critical systems during the summer of 1998, they only made purchases from vendors who assured them that the products were already Year 2000 compliant, or would be year 2000 compliant by the end of 1998. As a result, Management feels that a "remediation" plan is not necessary since there are no systems that require modification.

         The one exception to the above is the Company's corporate accounting system. The accounting system is widely used in the real estate industry, and was integrated into the Company's system despite not being Year 2000 compliant. This non-compliance was rectified in March 1999 through the installation of a standard module that rectified the date recognition problem in the accounting software. A letter of compliance from the vendor was distributed with the correction module. In addition, the Company and independent systems consultants performed tests to confirm correct functionality. Thus, as of March 10, 1999 the Company believes that all its computer systems are compliant.

Physical Plant

         In December 1998, the Company began evaluating and assessing its other systems that do not relate to information technology but include embedded technology, such as telecommunications, security, HVAC, elevator and fire and safety systems. The Company is aware that such systems contain embedded chips that are difficult to identify and test and may require complete replacement because they cannot be repaired. Failure of the Company to identify or remediate any embedded chips (either on an individual or aggregate basis) on which significant business operations depend, such as phone systems, could have a material adverse impact on the Company's business, financial condition and results of operations. Letters of Compliance were received and are on file from providers of services that include power and gas, HVAC, building access, life safety systems, and mailing and shipping. The Company's telephone service provider declined to furnish the requested letter of compliance.

Third Party Providers

         The Company has contacted all key vendors and subsidiaries in order to determine if they are Year 2000 compliant. The key vendors are maintained on a vendor list that is updated periodically for additions and includes all resources the Company uses which they deem critical in conducting day to day business. Of the third party providers used by the Company, the largest potential Year 2000 problems would be related to failures of the Company's loan servicers. Failures in this area are unlikely because the loans being serviced are typically 30 year mortgages, and therefore, the initial computer systems designed to track these loans (before any Year 2000 remediation plans) needed to include four fields in the year column to allow for all loans originated after 1970. All loan servicers have also completed Year 2000 testing of their systems and have informed the Company that no significant problems related to Year 2000 are expected. The Company's third-party property Managers have represented Year 2000 compliance of their systems.

         The primary bank and payroll processor have been asked to provide written verification to the Company that they will be Year 2000 compliant by July 1, 1999. For the foregoing reasons, the Company does not believe that there is a significant risk related to the failure of residents, vendors or third-party goods or service providers related to Year 2000; however, the costs and timing of third-party Year 2000 compliance is not within the Company's control and no assurances can be given with respect to the cost or timing of such efforts or the potential effects of any failure to comply.

Remediation and Implementation

         The Company's primary uses of software systems are its corporate accounting and property management software. The Company's corporate accounting system is widely used in the real estate industry. A version upgrade, installed in the first quarter of 1999, is designed to be Year 2000 compliant. The Company's property management system is also designed to be Year 2000 compliant. The Company has received written verification from the vendor of the corporate accounting system that the relevant software is Year 2000 complaint. Accordingly, the Company has not deferred any planned information or software projects due to such Year 2000 projects, and the Company is not treating the costs of the above-referenced changes as Year 2000-related expenses.

Testing

         To attempt to confirm that its computer systems are Year 2000 compliant, the Company performed limited testing of its computer information systems and its other computer systems that do not relate to information technology but include embedded technology; however, unless Year 2000 issues arise in the course of its limited testing, the Company will rely on the written verification received from each vendor of its computer systems that the relevant system is Year 2000 compliant. Nevertheless, there can be no assurance that the computer systems on which the Company's business relies will correctly distinguish dates before the year 2000 from dates in and after the year 2000. Any such failures could have a material adverse effect on the Company's business, financial condition and results of operations. The Company began testing in November 1998 and completed testing in March 1999.

Costs to Address the Company's Year 2000 Issues

         The Company believes that it is currently Year 2000 compliant, yet acknowledges that the Year 2000 issue could have a material adverse effect on the Company's business, financial condition and results of operations. A remediation budget was not established since no expenditures are anticipated.

Risks Presented by Year 2000 Issues

         The Company has not identified any specific business functions that are likely to suffer material disruption as a result of Year-2000 related events. It is possible, however, that the Company may identify business functions in the future that are specifically at risk of Year 2000 disruption. The absence of any such determination as of the date of this report represents only the Company's current status of evaluating potential Year-2000 related problems and facts presently known to the Company, and should not be construed to mean that there is no risk of Year-2000 related disruption. Moreover, due to the unique and pervasive nature of the Year 2000 issue, it is not possible to anticipate each of the wide variety of Year 2000 events, particularly outside of the Company, that might arise in a worst case scenario which might have a material adverse impact on the Company's business, financial condition and results of operations.

The Company's Contingency Plans

         Because the Company has not yet identified any specific business function that will be materially at risk of significant Year-2000 related disruptions, a detailed contingency plan specific to Year 2000 problems has not been developed. In the event that the Company concludes that one or more contingency plans are required, development of such contingency plans is currently scheduled to occur no later than July 1, 1999 or as otherwise appropriate.



                         DESCRIPTION OF SECURITIES

         The following summary of the terms of the stock of Fortress does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter and the Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

General

         The Charter provides that Fortress may issue up to 500,000,000 shares of Common Stock, $.01 par value per share, and 100,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock"). Currently, 20,916,739 shares of Common Stock are issued and outstanding and no shares of Preferred Stock are issued and outstanding. Under Maryland law, stockholders generally are not liable for the corporation's debts or obligations.

Common Stock

         All issued and outstanding shares of Common Stock are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of the Charter regarding the restrictions on transfer of stock, holders of shares of Common Stock are entitled to receive dividends on such stock if, as and when authorized and declared by the Board of Directors of Fortress out of assets legally available therefor and to share ratably in the assets of Fortress legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of Fortress.

         Subject to the provisions of the Charter regarding the restrictions on transfer of stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock the holders of such shares of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

         Holders of shares of Common Stock have no preference, conversion, exchange, sinking fund, or redemption and have no preemptive rights to subscribe for any securities of the Company. Subject to the provisions of the Charter regarding the restrictions on transfer of stock, shares of Common Stock will have equal dividend, liquidation and other rights.


         Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. The Charter provides that any such action shall be effective and valid if taken or authorized by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter, except that amendments to the provisions of the Charter relating to the Independent Directors must be approved by either the affirmative vote of stockholders holding at least 2/3 of the shares entitled to vote on the matter or 85% of the members of the Board of Directors and the affirmative vote of two-thirds of the stockholders, in addition to cause, is required for removal of directors.


         The Charter authorizes the Board of Directors to reclassify any unissued shares of Common Stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Preferred Stock

         The Charter authorizes the Board of Directors to classify any unissued shares of Preferred Stock and to reclassify any previously classified but unissued shares of any series, as authorized by the Board of Directors. Prior to issuance of shares of each class or series, the Board is required by the MGCL and the Charter to fix, subject to the provisions of the Charter regarding the restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, the Board could authorize the issuance of shares of Preferred Stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change of control of Fortress that might involve a premium price for holders of Common Stock or otherwise be in their best interest. As of the Closing of the Original Offering, no shares of Preferred Stock are outstanding.

Power to Issue Additional Shares of Common Stock and Preferred Stock

         Fortress believes that the power of the Board of Directors to issue additional authorized but unissued shares of Common Stock or Preferred Stock and to classify or reclassify unissued shares of Common or Preferred Stock and thereafter to cause Fortress to issue such classified or reclassified shares of stock will provide Fortress with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the Common Stock, will be available for issuance without further action by Fortress' stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which Fortress' securities may be listed or traded. Although the Board of Directors has no intention at the present time of doing so, it could authorize Fortress to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of Fortress that might involve a premium price for holders of Common Stock or otherwise be in their best interest.

Stockholder Rights Plan

         The Board of Directors of Fortress has adopted a Stockholder Rights Agreement (the "Rights Agreement"). The adoption of the Rights Agreement could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, Fortress or a large block of the Fortress Common Stock.

         Pursuant to the terms of the Rights Agreement, the Board of Directors has declared a dividend distribution of one Preferred Stock Purchase Right (a "Right") for each outstanding share of Common Stock to stockholders of record at the close of business on the First Closing Date of the Original Offering (the "Record Date"). In addition, one Right will automatically attach to each share of Common Stock issued between the record Date and the Distribution Date (as hereinafter defined). Each Right entitles the registered holder to purchase from Fortress a unit consisting of one one-hundredth of a share (a "Rights Unit") of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock") at a purchase price of $80 per Rights Unit (the "Purchase Price"), subject to adjustment. Each share offered hereby will be entitled to a Right when distributed.

         Initially, the Rights are not exercisable and are attached to and transfer and trade with, the outstanding shares of Common Stock. The Rights will separate from the Common Stock and will become exercisable upon the earliest of (i) the close of business on the tenth business day following the first public announcement that an Acquiring Person has acquired beneficial ownership of 15% or more of the sum of the outstanding shares of Common Stock, subject to certain exceptions (the date of said announcement being referred to as the "Stock Acquisition Date"), or (ii) the close of business on the tenth business day (or such later date as the Board of Directors may determine) following the commencement of a tender offer or exchange offer that would result upon its consummation in a person or group becoming an Acquiring Person (the earlier of such dates being herein referred to as the "Distribution Date"). For these purposes, a person will not be deemed to beneficially own shares of Common Stock which may be issued in exchange for Rights Units. The Rights Agreement contains provisions that are designed to ensure that the Manager and its affiliates will never, alone, be considered a group that is an Acquiring Person.

         Until the Distribution Date (or earlier redemption, exchange or expiration of Rights), (a) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (b) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Stockholder Rights Agreement by reference, and (c) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with Common Stock represented by such certificate.

         The Rights are not exercisable until the Distribution Date and will expire ten years after the issuance thereof, unless such date is extended or the rights are earlier redeemed or exchanged by Fortress as described below.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

         In the event that a person becomes an Acquiring Person, except pursuant to an offer for all outstanding shares of Common Stock which the Independent Directors determine to be fair to and to otherwise be in the best interests of Fortress and Fortress' stockholders, after receiving advice from one or more investment banking firms (a "Qualified Offer"), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of Fortress) having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price times the number of shares of Common Stock associated with each Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by Fortress as set forth below.

         In the event that, at any time following the Stock Acquisition Date, (i) Fortress engages in a merger or other business combination transaction in which Fortress is not the surviving corporation (other than with an entity which acquired the shares pursuant to a Qualified Offer),
(ii) Fortress engages in a merger or other business combination transaction in which Fortress is the surviving corporation and the Common Stock of Fortress is changed or exchanged, or (iii) 50% or more of Fortress' assets or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the preceding paragraph are referred to as the "Triggering Events."

         At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

         The Purchase Price payable, and the number of Rights Units of Series A Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, (ii) if holders of the Series A Preferred Stock are granted certain rights or warrants to subscribe for Series A Preferred Stock or convertible securities at less than the current market price of the Series A Preferred Stock, or (iii) upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price, determined on a per Right basis. Fortress is not obligated to issue fractional Rights Units. If Fortress elects not to issue fractional Rights Units, in lieu thereof an adjustment in cash will be made based on the market price of the Series A Preferred Stock on the last trading date prior to the date of exercise.

         Fortress may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors) at any time until the earlier of (i) the close of business on the tenth business day after the Stock Acquisition Date, or (ii) the expiration date of the Rights Agreement. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price.

         The Rights Agreement may be amended by the Board of Directors in its sole discretion at any time prior to the Distribution Date. After the Distribution Date, subject to certain limitations set forth in the Rights Agreement, the Board of Directors may amend the Rights Agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of Rights holders (excluding the interests of an Acquiring Person or its associates or affiliates). The foregoing notwithstanding, no amendment may be made at such time as the rights are not redeemable.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Fortress, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to Fortress, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock, other securities of Fortress, other consideration or for common stock of an acquiring company or in the event of the redemption of the Rights as set forth above.

         A copy of the Rights Agreement is available from the Company upon written request. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

Dividend Reinvestment Plan

         Fortress may implement a dividend reinvestment plan whereby stockholders may automatically reinvest their dividends in the Common Stock. Details about any such plan would be sent to Fortress' stockholders following adoption thereof by the Board of Directors.

Transfer Agent and Registrar

         The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company, New York, New York (the "Transfer Agent").

Transfer Restrictions

         Restrictions Under Charter. For Fortress to qualify as a REIT under the Code, its shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made). Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

         The Charter, subject to certain exceptions, contains certain restrictions on the number of shares of stock of Fortress that a person may own. The Stock Ownership Limit prohibits any person from acquiring or holding, directly or indirectly, shares of stock in excess of 9.8% of the aggregate value of outstanding shares of any class or series of stock of Fortress.

         Fortress' Board of Directors, in its sole discretion, may exempt a person from the Stock Ownership Limit (an "Excepted Holder"). However, the Board may not grant such an exemption to any person whose ownership, direct or indirect, of in excess of 9.8% of the aggregate value of the outstanding shares of any class or series of stock of Fortress would result in Fortress being "closely held" within the meaning of Section 856(h) of the Code or otherwise would result in Fortress failing to qualify as a REIT. In order to be considered by the Board as an Excepted Holder, a person also must not own, directly or indirectly, an interest in a tenant of Fortress (or a tenant of any entity owned or controlled by the Company) that would cause Fortress to own, directly or indirectly, more than a 9.9% interest in such a tenant (both actually or constructively pursuant to Section 318 of the Code, as modified by Section 856(d)(s) of the Code). The person seeking an exemption must represent to the satisfaction of the Board that it will not violate the two aforementioned restrictions. The person also must agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares of stock causing such violation to the Trust (as defined below). The Board of Directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, in order to determine or ensure Fortress' status as a REIT.

         The Charter further prohibits (a) any person from beneficially or constructively owning shares of stock of Fortress that would result in Fortress being "closely held" under Section 856(h) of the Code or otherwise cause Fortress to fail to qualify as a REIT and (b) any person from transferring shares of stock of Fortress if such transfer would result in shares of stock of Fortress being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of stock of Fortress that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of the stock of Fortress that resulted in a transfer of shares to the Trust (as defined herein), is required to give notice immediately to Fortress and provide Fortress with such other information as Fortress may request in order to determine the effect of such transfer on Fortress' status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of Fortress to continue to qualify, as a REIT.

         If any transfer of shares of stock of Fortress occurs which, if effective, would result in any person beneficially or constructively owning shares of stock of Fortress in excess or in violation of the above transfer or ownership limitations (a "Prohibited Owner"), then that number of shares of stock of Fortress the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share) shall be automatically transferred to a trust (the "Trust") for the exclusive benefit of one or more charitable beneficiaries (the "Charitable Beneficiary"), and the Prohibited Owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the Business Day (as defined in the Charter) prior to the date of such violative transfer. Shares of stock held in the Trust shall be issued and outstanding shares of stock of Fortress. The Prohibited Owner shall not benefit economically from ownership of any shares of stock held in the Trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of stock held in the Trust. The trustee of the Trust (the "Trustee") shall have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by Fortress that shares of stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares of stock held in the Trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the Trust, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by Fortress that such shares have been transferred to the Trust and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. However, if Fortress has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote.

         Within 20 days of receiving notice from Fortress that shares of stock of Fortress have been transferred to the Trust, the Trustee shall sell the shares of stock held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in the Charter. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as follows. The Prohibited Owner shall receive the lesser of (i) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., a gift, devise or other such transaction), the Market Price (as defined in the Charter) of such shares on the day of the event causing the shares to be held in the Trust and (ii) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be paid immediately to the Charitable Beneficiary. If, prior to the discovery by Fortress that shares of stock have been transferred to the Trust, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the Trustee upon demand.

         In addition, shares of stock of Fortress held in the Trust shall be deemed to have been offered for sale to Fortress, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and
(ii) the Market Price on the date Fortress, or its designee, accepts such offer. Fortress shall have the right to accept such offer until the Trustee has sold the shares of stock held in the Trust. Upon such a sale to Fortress, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

         The Charter further provides that, prior to the date the Common Stock qualifies as a class of "publicly offered securities" (within the meaning of Department of Labor Regulation Section 2510.3-101(b)(2)), (a) no Plan investor may acquire shares of stock of the Company without the Company's prior written consent; and (b) any transfers to Plan investors that would increase the aggregate Plan investors, ownership of shares of stock of the Company to a level that meets or exceeds 25% or more of the value of any class of stock of the Company will be void ab initio. If any transfer of shares of stock of the Company to Plan investors occurs which, if effective, would result in Plan investors beneficially or constructively owning, in the aggregate, shares of stock of Fortress in excess or in violation of the above transfer or ownership limitations, then that number of shares of stock of Fortress the beneficial or constructive ownership of which otherwise would cause such Plan investors to violate such limitations shall be automatically transferred to the Trust (as defined above) to be held, subject to certain adjustments, in accordance with the provisions detailed above.

         All certificates representing shares of Common Stock and Preferred Stock will bear a legend referring to the restrictions described above.

         Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of Fortress' stock, including shares of Common Stock, within 30 days after the end of each taxable year, is required to give written notice to Fortress stating the name and address of such owner, the number of shares of each class and series of stock of Fortress which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to Fortress such additional information as Fortress may request in order to determine the effect, if any, of such beneficial ownership on Fortress' status as a REIT and to ensure compliance with the Stock Ownership Limit. In addition, each stockholder shall upon demand be required to provide to Fortress such information as Fortress may request, in good faith, in order to determine Fortress' status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

         These ownership limits could delay, defer or prevent a change in control or other transaction of Fortress that might involve a premium price for the Common Stock or otherwise be in the best interest of the stockholders.



Book-Entry Only Issuance -- The Depository Trust Company

         The description of book-entry procedures in this Prospectus includes summaries of certain rules and operating procedures of DTC that affect transfers of interest in the global certificate or certificates issued in connection with sales of Common Stock to qualified institutional buyers pursuant to Rule 144A under the Securities Act. One or more fully registered global Common Stock certificates (the "Global Certificates") have been issued, representing, in the aggregate, the Common Stock sold in reliance on Rule 144A.

         Common Stock initially sold to investors other than qualified institutional buyers was issued in fully registered, certificated form ("Certificated Securities"). Upon the transfer of any such Certificated Securities initially sold to an institutional or an individual "accredited investor" to a qualified institutional buyer in reliance on Rule 144A, such Certificated Securities may, unless the Global Certificates have previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Certificates representing the number of shares of Common Stock being transferred.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

         Purchases of Common Stock within the DTC system must be made by or through Participants, which will receive a credit for the Common Stock on DTC's records. The ownership interest of each actual purchaser of Common Stock ("Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the Beneficial Owners purchased Common Stock. Transfers of ownership interests in the Common Stock are to be accomplished by entries made on the books of Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Common Stock, except in the event that use of the book-entry system for the Common Stock is discontinued.

         DTC has no knowledge of the actual Beneficial Owners of the Common Stock; DTC's records reflect only the identity of the Participants to whose accounts such shares of Common Stock are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Redemption notices will be sent to Cede & Co. If less than all of the shares of Common Stock are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

         Although voting with respect to the Common Stock is limited to the holders of record of the Common Stock, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Common Stock. Under its usual procedures, DTC would mail an omnibus proxy to the registrar as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the shares of Common Stock are credited on the record date (identified in a listing attached to such omnibus proxy).

         Distributions on the Common Stock held in a book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Company, disbursement of such payments to Participants is the responsibility of DTC and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

         Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Common Stock. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Common Stock.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. The Company will not have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving notice to the registrar and the Company. Under such circumstances, in the event that a successor securities depository is not obtained, Common Stock certificates are required to be printed and delivered. Additionally, the Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Common Stock will be printed and delivered. In each of the above circumstances, the Company will appoint a paying agent with respect to the Common Stock.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Common Stock as represented by a Global Certificate.


                   CERTAIN PROVISIONS OF MARYLAND LAW AND
                      OF FORTRESS' CHARTER AND BYLAWS

         The following summary of certain provisions of Maryland law and of the Charter and Bylaws of Fortress does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to the Charter and Bylaws of Fortress.

Classification of the Board of Directors

         The Bylaws provide that the number of directors of Fortress may be established, increased or decreased by the Board of Directors but may not be fewer than the minimum number required by the MGCL (which currently is three for corporations with three or more stockholders) nor more than fifteen. Any vacancy will be filled, at any regular meeting by a majority of the remaining directors, even if such a majority constitutes less than a quorum, except that a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire Board of Directors. The Charter provides that a majority of the Board of Directors must be Independent Directors.


         Pursuant to the Charter, the Board of Directors is divided into three classes of directors. Beginning in 1999, directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the stockholders. The initial terms of the Class I, Class II and Class III directors will expire in 1999, 2000 and 2001, respectively. The Company believes that classification of the Board of Directors will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Directors. Holders of shares of Common Stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of Common Stock will be able to elect all of the successors of the class of directors whose terms expire at that meeting.


         The classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the Board of Directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of the Company, even though a tender offer or change in control might be in the best interest of the stockholders.

Removal of Directors

         The Charter provides that a director may be removed only for cause (as defined in the Charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the provision in the Bylaws authorizing the Board of Directors to fill vacant directorships, precludes stockholders from removing incumbent directors, except upon the existence of cause for removal and a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

Business Combinations

         Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. However, pursuant to the statute and a resolution adopted by the Board of Directors, the Company has exempted any business combinations (a) between the Company and the Manager or any affiliate of the Manager or (b) between the Company and any Interested Stockholder, provided that any such business combination is first approved by the Board of Directors, including by a majority of the Independent Directors and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between any of them and the Company. As a result, such parties may be able to enter into business combinations with the Company that may not be in the best interest of its stockholders without compliance by the Company with the super-majority vote requirements and the other provisions of the statute.

Control Share Acquisitions

         The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more, but less than one-third,
(ii) one-third or more, but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

         A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

         If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

         The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

         The Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of Fortress' shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Amendment to the Charter

         Except as provided below, the Charter, including its provisions on classification of the Board of Directors and removal of directors, may be amended only by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter. Amendments to the provisions of the Charter relating to Independent Directors must be approved either by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter or 85% of the members of the Board of Directors.

Dissolution of Fortress

         The dissolution of Fortress must be approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

         The Bylaws provide that (a) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to Fortress' notice of the meeting, (ii) or at the direction of the Board of Directors or (iii) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (b) with respect to special meetings of stockholders, only the business specified in Fortress' notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to the Board of Directors may be made only (x) pursuant to Fortress' notice of the meeting, (y) by or at the direction of the Board of Directors or (z) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of the Charter and Bylaws

         The business combination provisions and, if the applicable provision in the Bylaws is rescinded, the control share acquisition provisions of the MGCL, the provisions of the Charter on classification of the Board of Directors and removal of directors and the advance notice provisions of the Bylaws could delay, defer or prevent a change in control of Fortress or other transaction that might involve a premium price for holders of Common Stock or otherwise be in their best interest.


                   COMMON STOCK AVAILABLE FOR FUTURE SALE


         As of the date of this Prospectus, Fortress has outstanding (or reserved for issuance upon exercise of options or redemption of Units) 20,916,739 shares of Common Stock, all of which are "restricted" securities under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144"), but will be freely transferrable if and when sold pursuant to this Prospectus.


         In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of restricted shares from the Company or any "affiliate" of the Company, as defined in Rule 144 (an "Affiliate"), the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company which will require Fortress to file periodic reports under the Exchange Act. If two years have elapsed since the date of acquisition of restricted shares from the Company or from any Affiliate of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an Affiliate of the Company at any time during the three months preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

         No assurance can be given as to (i) the likelihood that an active market for the shares will develop, (ii) the liquidity of any such market,
(iii) the ability of the stockholders to sell their Common Stock, or (iv) the prices that stockholders may obtain for their Common Stock.


                      OPERATING PARTNERSHIP AGREEMENT


         The Operating Partnership has been organized as a Delaware limited partnership, the General Partner of which is Fortress, and the Initial Limited Partner of which is an affiliate of the Manager. Fortress organized the Operating Partnership for a variety of reasons, including in order to provide future sellers of assets with the opportunity to transfer those assets to the Company in a tax-deferred exchange of property for Units. The following summary of certain provisions of the Partnership Agreement of the Operating Partnership (the "Operating Partnership Agreement") does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Operating Partnership Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.


General

         Pursuant to the Operating Partnership Agreement, the General Partner, as the sole general partner of the Operating Partnership, has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership. The limited partners of the operating partnership (the "Limited Partners") have no authority in their capacity as Limited Partners to transact business for, or participate in the management activities or decisions of, the Operating Partnership except as required by applicable law. Consequently, Fortress, by virtue of its position as the General Partner, will control the assets and business of the Operating Partnership. However, any amendment to the Operating Partnership Agreement that would (i) affect the Redemption Rights (as defined below), (ii) adversely affect the Limited Partners' rights to receive cash distributions, (iii) convert a limited partner interest into a general partner interest, or (iv) modify the limited liability of a limited partner, will require the consent of each Partner adversely affected (on a non uniform basis) thereby or else shall be effective against only those partners who shall have consented thereto.

General Partner Not to Withdraw

         The General Partner is not able voluntarily to withdraw from the Operating Partnership or transfer or assign its interest in the Operating Partnership unless the transaction in which such withdrawal or transfer occurs results in the Limited Partners receiving property in an amount equal to the amount they would have received had they exercised the Redemption Rights immediately prior to such transaction, or unless the successor to the General Partner contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership.

Capital Contributions

         Fortress contributed, in its capacity as General Partner, all of the net proceeds of the Original Offering and the Private Placement to the Operating Partnership in exchange for an almost 100% general partnership interest in the Operating Partnership. The Initial Limited Partner contributed cash in the amount of approximately $100 to the Operating Partnership in exchange for 5 Units, giving the Initial Limited Partner a nominal limited partnership interest in the Operating Partnership.

         Although the Operating Partnership received the net proceeds of the Original Offering, the General Partner is deemed to have made a capital contribution to the Operating Partnership in the aggregate amount of the gross proceeds of the Offering and the Operating Partnership is deemed simultaneously to have paid the Initial Purchaser's discount and other expenses paid or incurred in connection with the Original Offering.

         The Operating Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowing or capital contributions, the General Partner may borrow such funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to the General Partner's borrowing of such funds.

Issuance of Additional Limited Partnership Interests

         Fortress is authorized, without the consent of the Limited Partners, to cause the Operating Partnership to issue additional Units to Fortress, to the Limited Partners or to other persons for such consideration and on such terms and conditions as Fortress deems appropriate. If additional Units are issued to Fortress, then Fortress must
(i) issue additional shares of Common Stock and must contribute to the Operating Partnership the entire proceeds received by Fortress from such issuance or (ii) issue additional Units to all partners in proportion to their respective interests in the Operating Partnership. In addition, Fortress may cause the Operating Partnership to issue to Fortress additional partnership interests in different series or classes, which may be senior to the Units, in conjunction with an offering of securities of Fortress having substantially similar rights, in which the proceeds thereof are contributed to the Operating Partnership. Consideration for additional partnership interests may be cash or other property or assets. No Limited Partner has preemptive, preferential or similar rights with respect to additional capital contributions to the Operating Partnership or the issuance or sale of any partnership interests therein.

Redemption Rights

         Pursuant to the Operating Partnership Agreement, the Limited Partners (including the Initial Limited Partner) will have the right (the "Redemption Rights") to cause the Operating Partnership to redeem their Units for cash or, at the election of the General Partner, shares of Common Stock on a one-for-one basis. The redemption price will be paid in cash in the discretion of Fortress or in the event that the issuance of shares of Common Stock to the redeeming Limited Partner would (i) result in any person owning, directly or indirectly, shares of Common Stock in excess of the Ownership Limitation, (ii) result in shares of securities of Fortress being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in Fortress being "closely held" within the meaning of section 856(h) of the Code, (iv) cause Fortress to own, actually or constructively, 10% or more of the ownership interests in a tenant of Fortress' or the Operating Partnership's real property, within the meaning of section 856(d)(2)(B) of the Code, or (v) cause the acquisition of shares of Common Stock by such redeeming Limited Partner to be "integrated" with any other distribution of shares of Common Stock for purposes of complying with the Securities Act. The Manager holds options to acquire shares of Common Stock (or, at the option of the Company, Units), none of which is exercisable until the Option Effective Date. Upon an acquisition of Units pursuant to such options, the Manager may immediately exercise its Redemption Rights.

Operations

         The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable Fortress to satisfy the requirements for being classified as a REIT for federal tax purposes, to avoid any federal income or excise tax liability imposed by the Code, and, unless the Board of Directors determines otherwise, to ensure that the Operating Partnership will not be classified as a "publicly traded partnership" taxable as a corporation for purposes of section 7704 of the Code.

         In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, it is anticipated that the Operating Partnership will pay all administrative costs and expenses of the Company (collectively, the "Company Expenses") and the Company Expenses will be treated as expenses of the Operating Partnership. The Company Expenses generally will include (i) all expenses relating to the formation and continuity of existence of the Company, (ii) all expenses relating to this offering and any registration of securities by the Company, (iii) all expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, (iv) all expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body, and (v) all other operating or administrative costs of the Company incurred in the ordinary course of its business on behalf of the Operating Partnership.

Distributions; Preferred Incentive Return

         The Operating Partnership Agreement provides that the Operating Partnership shall distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Operating Partnership's property in connection with the liquidation of the Operating Partnership) on a quarterly (or, at the election of the General Partner, more or less frequent) basis, in amounts determined by the General Partner in its sole discretion, to the partners in accordance with their respective percentage interests in the Operating Partnership. In addition, the Operating Partnership will distribute the Preferred Incentive Return to the Manager (or an affiliate) in its capacity as the Initial Limited Partner. See "The Manager and the Management Agreement -- Management Incentives." Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans, it is anticipated that any remaining assets of the Operating Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If the General Partner has a negative balance in its capital account following a liquidation of the Operating Partnership, it will be obligated to contribute cash to the Operating Partnership equal to the negative balance in its capital account.

Allocations

         It is anticipated that income, gain and loss of the Operating Partnership for each fiscal year generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, subject to compliance with the provisions of Code sections 704(b) and 704(c) and Treasury regulations ("Treasury Regulations") promulgated thereunder and subject to the Manager's quarterly incentive return described in "The Manager and the Management Agreement -- Management Incentives."

Term

         The Operating Partnership shall continue until December 31, 2051, or until sooner terminated as provided in the Operating Partnership Agreement or by operation of law.

Tax Matters

         Pursuant to the Operating Partnership Agreement, the General Partner is the tax matters partner of the Operating Partnership and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.



                     FEDERAL INCOME TAX CONSIDERATIONS

         The following is a summary of the material federal income tax considerations that may be relevant to the Company and to a prospective purchaser of Common Stock. The discussion contained herein does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders (including, without limitation, insurance companies, financial institutions or broker-dealers, and, except as discussed below, tax-exempt organizations, foreign corporations and persons who are not citizens or residents of the U.S.) subject to special treatment under the federal income tax laws.

         This summary is based on current provisions of the Code, existing, temporary, and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the IRS, and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus.


         EACH PROSPECTIVE PURCHASER SHOULD CONSULT HIS TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP, AND SALE OF THE COMMON STOCK, INCLUDING THE STATE, LOCAL AND FOREIGN, TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.


Taxation of the Company

         Fortress plans to make an election to be taxed as a REIT under sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1998.

         The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth only the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its stockholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.


         Skadden, Arps, Slate, Meagher & Flom LLP acted as counsel to Fortress in connection with the Original Offering and Fortress' election to be taxed as a REIT. In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP (the "Opinion"), provided that the elections and other procedural steps described in this discussion of "Federal Income Tax Considerations" are completed by Fortress in a timely fashion, Fortress will be organized in conformity with the requirements for qualification and taxation as a REIT. Investors should be aware that opinions of counsel are not binding upon the IRS or any court. It must be emphasized that the Opinion is based on factual assumptions (Including the assumption that Fortress will be operated in accordance with its constituent documents and that parts contained herein regarding the operation of Fortress are true, correct and complete) and is conditioned upon certain representations as to factual matters, including representations regarding the nature of Fortress' properties, and certain covenants made by Fortress regarding the future conduct of its business and investment activities. Moreover, qualification and taxation as a REIT depends upon Fortress' ability to meet on a continuing basis, through actual annual operating results, distribution levels, and stock ownership, the various qualification tests imposed under the Code discussed below. Skadden, Arps, Slate, Meagher & Flom LLP will not review Fortress' compliance with those tests on a continuing basis and has no obligation to advise holders of Common Stock of any subsequent change in the matters stated, represented, covenanted or assumed or any subsequent change in applicable law. Accordingly, no assurance can be given that the actual results of Fortress' operations for any particular taxable year will satisfy any such requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see "Federal Income Tax Considerations -- Failure to Qualify."

         For as long as Fortress qualifies for taxation as a REIT, it will generally not be subject to federal corporate income tax on its taxable income that is distributed to its stockholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, Fortress will be subject to federal income tax in the following circumstances. First, Fortress will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, Fortress may be subject to the "alternative minimum tax" on its undistributed items of tax preference, if any. Third, if Fortress has (i) net income from the sale or other disposition of "foreclosure property" (as such term is defined in Section 856 of the Code) that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property (as such term is defined in Section 856 of the Code), it will be subject to tax at the highest corporate rate on such income. Fourth, if Fortress has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if Fortress should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the gross income attributable to the greater of the amount by which Fortress fails the 75% or 95% gross income test, multiplied by a fraction intended to reflect Fortress' profitability. Sixth, if Fortress should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year (other than certain long-term capital gain net income which Fortress elects to retain and pay tax on), and (iii) any undistributed taxable income from prior periods, Fortress would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if Fortress acquires any asset from a "C" corporation (i.e., a corporation generally subject to a full corporate-level tax) in a merger or other transaction in which the basis of the asset in Fortress' hands is determined by reference to the basis of the asset (or any other asset) in the hands of a "C" corporation and Fortress recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which it acquired such asset, then to the extent of such asset's "built-in-gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by Fortress over the adjusted basis in such asset at such time), Fortress will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the tax on "built-in-gain" assume that Fortress will elect pursuant to IRS Notice 88-19 to be subject to the rules described in the preceding sentence if it were to make any such acquisition. Eighth, Fortress may be subject to foreign taxation on its investments and activities in foreign countries.


Requirements for Qualification

         The Code defines a REIT as a corporation, trust, or association
(i) that is managed by one or more trustees or directors, (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest, (iii) that would be taxable as a domestic corporation, but for sections 856 through 860 of the Code, (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code, (v) the beneficial ownership of which is held by 100 or more persons, (vi) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule"), (vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the IRS that must be met in order to elect and maintain REIT status, (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder, and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of determining stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code section 401(a), however, generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule. If a REIT complies with all the requirements for ascertaining the ownership of its outstanding stock in a taxable year and does not know or have reason to know that it violated the 5/50 Rule, the REIT will be deemed to have complied with the 5/50 Rule for such taxable year.

         Fortress' Charter provides for restrictions regarding the transfer of the Common Stock that are intended to assist Fortress in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. Such transfer restrictions are described in "Description of Securities -- Transfer Restrictions."

         Code section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is held by the REIT. Fortress does not currently own any qualified REIT subsidiary but may own one or more of such subsidiaries in the future. If Fortress acquires a corporation already in existence at the time of acquisition, such corporation would be treated as liquidating on the date of acquisition and Fortress would be required to distribute any C corporation earnings and profits of the corporation before the end of the taxable year. Thus, in applying the requirements described herein, any "qualified REIT subsidiaries" of Fortress will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities, and items of income, deduction, and credit of Fortress.

         In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income and asset tests described below. Fortress' proportionate share of the assets and gross income of the Operating Partnership will be treated as assets and gross income of Fortress for purposes of applying the requirements described herein.

Income Tests

         In order for Fortress to qualify and to maintain its qualification as a REIT, two requirements relating to Fortress' gross income must be satisfied annually. First, at least 75% of Fortress' gross income (excluding gross income from prohibited transactions) for each taxable year must consist of certain types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and interest on obligations secured by mortgages on real property or on interests in real property, and dividends or other distributions on and gain from the sale of stock in other REITs) or from certain types of temporary investment income. Second, at least 95% of Fortress' gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property, mortgages on real property, or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

         The rent received by Fortress from the tenants of real property ("Rent") will qualify as "rents from real property" in satisfying the gross income tests for a REIT described above only if several conditions are met. First, the amount of Rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales or solely by reason of being based on the income or profits of a tenant if such tenant derives substantially all of its gross income from the related property through the sub-leasing of substantially all of its interest in the property to the extent the amounts received by such tenant would be characterized as rents from real property by the REIT. Second, the Code provides that the Rent received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if Fortress, or a direct or indirect owner of 10% or more of Fortress, owns 10% or more of such tenant, both actually and constructively (a "Related Party Tenant"). Third, if Rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total Rent received under the lease, then the portion of Rent attributable (taking into account both actual and constructive ownership) to such personal property will not qualify as "rents from real property." Finally, for the Rent to qualify as "rents from real property," Fortress generally must not furnish or render services (other than certain de minimis services) to the tenants of such real property, other than through an "independent contractor" who is adequately compensated by the tenants and from whom Fortress derives no revenue. The "independent contractor" requirement, however, does not apply to the extent that the services provided by Fortress are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant."

         Fortress has represented that it will not charge Rent for any portion of any real property that is based, in whole or in part, on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above) to the extent that the receipt of such Rent would jeopardize Fortress' status as a REIT. In addition, Fortress has represented that, to the extent that it receives Rent from a Related Party Tenant, such Rent will not cause Fortress to fail to satisfy either the 75% or 95% gross income test. Fortress also has represented that it will not allow the Rent attributable to personal property leased in connection with any lease of real property to exceed 15% of the total Rent received under the lease, if the receipt of such Rent would cause Fortress to fail to satisfy either the 75% or 95% gross income test. Finally, Fortress has represented that it will not furnish or render noncustomary services (other than certain de minimis services) to the tenants of its real property other than through an "independent contractor," to the extent that such operation or the provision of such services would jeopardize Fortress' status as a REIT.

         The term "interest," as defined for purposes of the 75% and 95% gross income tests, generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on the income or profits of a debtor if the debtor derives substantially all of its gross income from the related property through the leasing of substantially all of its interests in the property, to the extent the amounts received by the debtor would be characterized as rents from real property if received by a REIT. Furthermore, to the extent that interest from a loan that is based on the cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests.

         Interest will qualify as "interest on obligations secured by mortgages on real property or on interests in real property" if the obligation is secured by a mortgage on real property having a fair market value at the time of acquisition of the obligation at least equal to the principal amount of the loan. However, if Fortress receives interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date Fortress acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, which apportionment may cause Fortress to recognize income that is not qualifying income for purposes of the 75% gross income test.

         Fortress may receive income not described above that is not qualifying income for purposes of one or both of the 75% and 95% gross income tests. For example, it is possible that certain fees for services rendered by the Operating Partnership will not be qualifying income for purposes of either gross income test. It is not anticipated that the Operating Partnership will receive a significant amount of such fees. In addition, dividends received from regular corporations generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Fortress will monitor the amount of nonqualifying income produced by its assets and has represented that it will manage its portfolio in order to comply at all times with the two gross income tests.

         REITs generally are subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purposes of the 75% gross income test), less expenses directly connected with the production of such income. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness owed to the REIT that such property secured, (ii) for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes a proper election to treat such property as foreclosure property. Fortress does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if Fortress does receive any such income, Fortress will make an election to treat the related property as foreclosure property.

         Property acquired by Fortress will not be eligible for the election to be treated as foreclosure property ("Ineligible Property") if the related loan was acquired by Fortress at a time when default was imminent or anticipated. In addition, income received with respect to such Ineligible Property may not be qualifying income for purposes of the 75% or 95% gross income tests.

         Net income derived from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Fortress intends to conduct its operations so that no asset owned by Fortress or the Operating Partnership will be held for sale to customers and that a sale of any such asset will not be in the ordinary course of Fortress' or the Operating Partnership's business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. Nevertheless, Fortress will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that Fortress can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

         From time to time, Fortress may enter into hedging transactions with respect to interest rate exposure on one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including, without limitation, interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that Fortress enters into such a contract to hedge interest rate risk on indebtedness incurred to acquire or carry real estate assets, any periodic income thereon or gain from the disposition thereof should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that Fortress hedges with other types of financial instruments or in other situations (for example, hedges against fluctuations in the value of foreign currencies), it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. Fortress intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT. Accordingly, Fortress may conduct some or all of its hedging activities (including hedging activities relating to currency risk) through a corporate subsidiary that is fully subject to federal corporate income tax.

         If Fortress fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it nevertheless may qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if Fortress' failure to meet such tests is due to reasonable cause and not due to willful neglect, Fortress attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances Fortress would be entitled to the benefit of those relief provisions. As discussed above in "Federal Income Tax Considerations -- Taxation of the Company," even if those relief provisions apply, a 100% tax would be imposed on the net income attributable to the greater of the amount by which Fortress fails the 75% or 95% gross income test.

Asset Tests

         Fortress, at the close of each quarter of each taxable year, also must satisfy three tests relating to the nature of its assets. First, at least 75% of the value of Fortress' total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where Fortress raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following Fortress' receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the fair market value of the associated real property, and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in mortgage loans or land or improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). An "interest" in real property also generally includes an interest in mortgage loans secured by controlling equity interests in entities treated as partnerships for federal income tax purposes that own real property, to the extent that the principal balance of the mortgage does not exceed the fair market value of the real property that is allocable to the equity interest. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by Fortress may not exceed 5% of the value of Fortress' total assets, and Fortress may not own more than 10% of any one issuer's outstanding voting securities.

         Fortress expects that any interests in real property that it acquires generally will be qualifying assets for purposes of the 75% asset test. If Fortress acquires any interest in a C corporation, such interest may not (i) represent more than 5% of the value of Fortress' total assets or (ii) constitute more than 10% of such corporation's outstanding voting securities. Fortress will monitor the status of the assets that it acquires for purposes of the various asset tests and has represented that it will manage its portfolio in order to comply at all times with such tests.

         If Fortress should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if (i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of Fortress' assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, Fortress still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

Distribution Requirements

         Fortress, in order to avoid corporate income taxation of the earnings that it distributes, is required to distribute with respect to each taxable year dividends (other than capital gain dividends) to its stockholders in an aggregate amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Fortress timely files its federal income tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that Fortress does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. Furthermore, if Fortress should fail to distribute during each calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of the January immediately following such year) at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year (other than certain long-term capital gains income which Fortress elects to retain and pay tax on), and (iii) any undistributed taxable income from prior periods, Fortress would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. Pursuant to recently enacted legislation, Fortress may elect to retain, rather than distribute its net long-term capital gains. The effect of such an election would be that (i) Fortress would be required to pay the tax on such gains, (ii) U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by Fortress and (iii) the basis of U.S. stockholder's Common Stock would be increased by their share of the amount of the undistributed long-term capital gains (minus the amount of capital gains tax paid by Fortress).

         In certain circumstances, the Company's investments may generate income for federal income tax purposes without a corresponding receipt of cash ("Phantom Income"). In order for Fortress to meet REIT qualifications and/or avoid tax at the REIT level on such Phantom Income, Fortress may be forced to use cash generated from other sources, including, without limitation, asset sales and borrowings, to make required distributions.

         Under certain circumstances, Fortress may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to its stockholders in a later year, which may be included in Fortress' deduction for dividends paid for the earlier year. Although Fortress may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

Foreign Investments

         The Company may acquire investments and, accordingly pay taxes, in foreign countries. In general, taxes paid by the Company in foreign jurisdictions may not be passed-through to, or used by, holders of Common Stock as a foreign tax credit or otherwise. The Company's foreign investments may also generate foreign currency gains and losses, the treatment of which is unclear under the tax laws relating to REITs. Prospective stockholders should consult their tax advisors regarding the tax implications of the Company's foreign investments.

Recordkeeping Requirements

         Pursuant to applicable Treasury Regulations, Fortress must maintain certain records and request on an annual basis certain information from its stockholders designed to disclose the actual ownership of its outstanding stock. Failure to comply with such record keeping requirements could result in monetary penalties to Fortress. Fortress intends to comply with such requirements.

Impact of Proposed Legislation


         Fortress' qualification as a REIT or its ability to utilize the Sister Co. structure could be affected as a result of proposed or future legislation. For example, the IRS Restructuring and Reform Bill of 1998 included, among other things, a freeze on the grandfathered status of REITs that are "paired" or "stapled" with a related operating company. Although such legislation does not affect "paper clip" structures, there can be no assurance that future Clinton Administration proposals or similar proposed legislation affecting the Sister Co. structure will not place legislative or judicial scrutiny on the "paper clip" structure, or that legislation adversely affecting such structure will not be proposed and enacted, possibly on a retroactive basis. Further, on February 1, 1999, President Clinton announced his Fiscal Year 2000 Budget Proposal. The Budget Proposal includes a provision that would prohibit a REIT from holding securities representing more than 10% of the vote or value of all classes of stock of an issuer, other than a qualified REIT subsidiary or another REIT. The proposal, however, would provide an exception so that REITs could have certain types of "taxable REIT subsidiaries." Under the proposal, there would be two types of taxable REIT subsidiaries, a "qualified independent contractor subsidiary" and a "qualified business subsidiary." A number of constrains would be imposed on a taxable REIT subsidiary to ensure that a REIT could not, through a taxable REIT subsidiary, engage in substantial non-real estate activities, and also to ensure that the taxable REIT subsidiary pays a corporate level tax on its earnings. For example, the value of all taxable REIT subsidiaries owned by a REIT could not represent more than 15% of the value of the REIT's total assets and a taxable REIT subsidiary would not be entitled to deduct any interest incurred on debt funded directly or indirectly by the REIT. This proposal would be effective after the date of enactment. REITs would be allowed to combine and convert preferred stock subsidiaries into taxable REIT subsidiaries tax-free prior to a certain date. There would be a transition period to allow for conversion of preferred stock subsidiaries before the 10% vote or value test would become effective.

         Because the Company, indirectly through its ownership interest in the Operating Partnership, owns 100% of the nonvoting preferred stock of its preferred stock affiliate which represents approximately 95% of the economic value of all classes of stock of its preferred stock affiliate, the Company could not satisfy the proposed 10% vote or value test. The Company's continued ownership of greater than 10% of the value of its preferred stock affiliate could cause the Company to fail to qualify as a REIT. Thus, if enacted in its present form, the proposal may limit the preferred stock affiliate's future activities and growth. The Company does not know if this proposal will be introduced as a bill in Congress or, if it were introduced, whether it would be enacted. Any such legislation could have an adverse impact on Fortress' qualification as a REIT and an investment in Fortress. See "Risk Factors -- Possible Legislative or Other Actions Affecting Tax Consequences."


Failure to Qualify

         If Fortress fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Fortress will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to Fortress' stockholders in any year in which Fortress fails to qualify will not be deductible by Fortress nor will they be required to be made. In such event, to the extent of Fortress' current and accumulated earnings and profits, distributions to stockholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, Fortress also will be disqualified from taxation as a REIT for the four taxable years following the year during which Fortress ceased to qualify as a REIT. It is not possible to state whether in all circumstances Fortress would be entitled to statutory relief from its failure to qualify as a REIT.

Taxation of Taxable U.S. Stockholders

         As used herein, the term "U.S. stockholder" means a holder of Common Stock that for U.S. federal income tax purposes is (i) a citizen or resident of the U.S., (ii) a corporation, partnership, or other entity created or organized in or under the laws of the U.S. or of any political subdivision thereof, (iii) an estate whose income from sources without the U.S. is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the U.S., or (iv) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and
(B) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

         Provided Fortress qualifies as a REIT, distributions made to Fortress' taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or retained net long-term capital gains) will be taken into account by such U.S. stockholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. Distributions that are designated as capital gain dividends by Fortress will be taxed as long-term capital gains (to the extent that they do not exceed Fortress' actual net capital gain for the taxable year) without regard to the period for which the stockholder has held his Common Stock. Pursuant to recently enacted legislation, in the case of a stockholder who is an individual, an estate or a trust, long-term capital gains and losses are separated into two tax rate groups: a 20% group and a 25% group and subject to tax at the rate effective for each group. The Company intends to designate capital gain dividends, if any, as 20% rate gain distributions or 25% rate gain distributions and detail such designations in a manner intended to comply with applicable requirements. If Fortress elects to retain their share of capital gains rather than distribute them, a stockholder will be deemed to receive a capital gain dividend equal to the amount of such retained net long-term capital gains. A stockholder will be allowed a credit against its federal income tax liability for its proportionate share of tax paid by Fortress on retained capital gains. See "Federal Income Tax Considerations -- Requirements for Qualifications -- Distribution Requirements." Such gains are subject to apportionment among the two tax rate groups as set forth above. Corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a stockholder's Common Stock, such distributions will be included in income as long-term capital gain (or short-term capital gain if the Common Stock has been held for one year or less), provided that the Common Stock is a capital asset in the hands of the stockholder. In addition, any distribution declared by Fortress in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by Fortress and received by the stockholder on December 31 of such year, provided that the distribution is actually paid by Fortress during January of the following calendar year.

         Stockholders may not include in their individual income tax returns any net operating losses or capital losses of Fortress. Instead, such losses would be carried over by Fortress for potential offset against its future income (subject to certain limitations). Taxable distributions from Fortress and gain from the disposition of the Common Stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a stockholder is a limited partner) against such income. In addition, taxable distributions from Fortress generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Common Stock (or distributions treated as such), however, will be treated as investment income only if the stockholder so elects, in which case such capital gains will be taxed at ordinary income rates. Fortress will notify stockholders after the close of Fortress' taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

         It is possible that Fortress may invest in certain types of mortgage loans that may cause it under certain circumstances to recognize Phantom Income or to experience an offsetting excess of economic income over its taxable income in later years. As a result, stockholders may from time to time be required to pay federal income tax on distributions that economically represent a return of capital, rather than a dividend. Such distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Accordingly, if Fortress receives Phantom Income, its stockholders may be required to pay federal income tax with respect to such income on an accelerated basis, i.e., before such income is realized by the stockholders in an economic sense. If there is taken into account the time value of money, such an acceleration of federal income tax liabilities would cause stockholders to receive an after-tax rate of return on an investment in Fortress that would be less than the after-tax rate of return on an investment with an identical before-tax rate of return that did not generate Phantom Income. In general, as the ratio of Fortress' Phantom Income to its total income increases, the after-tax rate of return received by a taxable stockholder of Fortress will decrease. Fortress will consider the potential effects of Phantom Income on its taxable stockholders in managing its investments.

Taxation of Stockholders on the Disposition of the Common Stock

         In general, any gain or loss realized upon a taxable disposition of the Common Stock by a U.S. stockholder who is not a dealer in securities will be treated as capital gain or loss. Any such capital gain or loss generally will (x) in the case of U.S. stockholders which are corporations, be long-term capital gain or loss if the Common Stock has been held for more than 12 months, and (y) in the case of U.S. stockholders who are non-corporate tax payers, be long-term capital gain or loss taxed at a maximum federal income tax rate of 20% if the U.S. stockholder's holding period in such Common Stock was more than 12 months at the time of such disposition.

Taxation of Tax-Exempt Stockholders

         Tax exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by Fortress to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Stock with debt, a portion of its income from Fortress will constitute UBTI pursuant to the "debt-financed property" rules. In addition, in certain circumstances, a pension trust that owns more than 10% of Fortress' stock is required to treat a percentage of the dividends from Fortress as UBTI. This rule applies to a pension trust holding more than 10% of Fortress' stock only if (i) the percentage of income of Fortress that is UBTI (determined as if Fortress were a pension trust) is at least 5%, (ii) Fortress qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of Fortress in proportion to their actuarial interests in the pension trust, and (iii) either (A) one pension trust owns more than 25% of the value of Fortress' stock or (B) a group of pension trusts individually holding more than 10% of the value of Fortress' stock collectively owns more than 50% of the value of Fortress' stock. The restrictions on ownership and transfer should prevent an Exempt Organization from owning more than 9.8% of the value of Fortress stock.

Taxation of Non-U.S. Stockholders

         The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

         Distributions to Non-U.S. Stockholders that are not attributable to gain from sales or exchanges by Fortress of U.S. real property interests and are not designated by Fortress as capital gains dividends or returned capital gains will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of Fortress. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Stock is treated as effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions (and also may be subject to the branch profits tax in the case of a Non-U.S. Stockholder that is a corporation). Fortress expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Stockholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with Fortress or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with Fortress claiming that the distribution is effectively connected income. Furthermore, on October 6, 1997, the U.S. Treasury Department issued final Treasury regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to Non-U.S. Stockholders after December 31, 1999 (the "New Withholding Regulations"). The New Withholding Regulations may alter the procedure for claiming the benefits of an income tax treaty.

         Distributions in excess of current and accumulated earnings and profits of Fortress will not be taxable to a Non-U.S. Stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholder's Common Stock, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his Common Stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of current and accumulated earnings and profits of Fortress. To obtain a refund of withheld tax, a Non-U.S. Stockholder must generally file a claim with and provide the required information to the IRS. Fortress is required to withhold 10% of any distribution in excess of Fortress' current and accumulated earnings and profits. Consequently, although Fortress intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that Fortress does not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

         For any year in which Fortress qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by Fortress of U.S. real property interests (i.e., interests in real property located in the U.S. and interests in U.S. corporations at least 50% or whose assets consist of U.S. real property interests) will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders thus would be taxed at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a Non-U.S. Stockholder that is a corporation. Fortress is required to withhold 35% of any distribution that is designated by Fortress as a capital gain dividend. The amount withheld is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

         Gain recognized by a Non-U.S. Stockholder upon a sale of his Common Stock generally will not be taxed under FIRPTA if Fortress is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. Although, it is currently anticipated that Fortress will be a "domestically controlled REIT" and, therefore, the sale of the Common Stock will not be subject to taxation under FIRPTA, there can be no assurance that Fortress will be a "domestically-controlled REIT." Even if such gain is not subject to FIRPTA, such gain will be taxable to a Non-U.S. Stockholder if (i) investment in the Common Stock is effectively connected with the Non-U.S. Stockholder's U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. Stockholders with respect to such gain, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the Common Stock were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations).

         Additional issues may arise pertaining to information reporting and backup withholding with respect to Non-U.S. Stockholders. The New Withholding Regulations alter the application of the information reporting and backup withholding rules to Non-U.S. Stockholders. Non-U.S. Stockholders should consult with a tax advisor with respect to any such information reporting and backup withholding requirements. Backup withholding with respect to a Non-U.S. Stockholder is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a Non-U.S. Stockholder will be allowed as a credit against any U.S. federal income tax liability of such Non-U.S. Stockholder. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the Internal Revenue IRS.

Possible Legislative or Other Actions Affecting Tax Consequences

         The present Federal income tax treatment of an investment in Fortress may be modified by legislative, judicial or administrative action at any time. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in Federal tax laws and interpretations thereof could adversely affect an investment in Fortress. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax laws applicable to Fortress' Common Stock will be changed.

State, Local and Foreign Tax Consequences

         The Company and Fortress' stockholders may be subject to state, local and foreign tax in various states, localities and foreign jurisdiction, in which it or they transact business or own property. The state and local tax treatment of the Company and its stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their tax advisors regarding the effect of state, local and foreign tax laws upon an investment in the Common Stock.

Sister Co.

         Each Sister Co. organized as a corporation will pay federal, state and local income taxes on its taxable income at regular corporate rates. Any such taxes will reduce amounts available for distribution by each such Sister Co. to its stockholders.


                            ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the U.S. Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest or Disqualified Person with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties-in-Interest or Disqualified Persons with respect to such Plans.

The Acquisition and Holding of Common Stock

         The Initial Purchaser, the Manager, or certain affiliates thereof may be "Parties-in-Interest" or "Disqualified Persons" with respect to a number of Plans. Accordingly, investment in the Common Stock by a Plan that has such a relationship could be deemed to constitute a transaction prohibited under Title I of ERISA or Section 4975 of the Code (e.g., the indirect transfer to or use by Party-in-Interest or Disqualified Person of assets of a Plan). Such transactions may, however, be subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; and PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager;" or another available exemption. Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a Plan's investment.

The Treatment of the Company's Underlying Assets Under ERISA

         The U.S. Department of Labor (the "DOL") has issued a regulation (29 C.F.R. 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"). This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan purchases an "equity interest" will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. The Plan Asset Regulations define an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. The Common Stock offered hereby should be treated as "equity interests" for purposes of the Plan Asset Regulations.

         One exception under the Plan Asset Regulations provides that an investing Plan's assets will not include any of the underlying assets of an entity if at all times less than 25% of each class of "equity" interests in the entity is held by "benefit plan investors," which is defined to include Plans that are not subject to ERISA such as governmental pension plans and individual retirement accounts as well as Plans that are subject to ERISA. Another exception is provided for an investment in an "operating company," which is defined in the Plan Asset Regulations to include a "venture capital operating company" and a "real estate operating company." To be a "venture capital operating company," an entity must have at least 50% of its assets (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, invested in "venture capital investments," which are defined as companies in the business of selling goods or services (other than the investment of capital) with respect to which the entity has or obtains management rights. To be a "real estate operating company" an entity must have at least 50% of its assets (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate in such management or development activities. Another exception under the Plan Asset Regulations provides that an investing Plan's assets will not include any of the underlying assets of an entity if the class of "equity" interests in question is (i) widely held (i.e., held by 100 or more investors who are independent of the issuer and each other), (ii) freely transferable, and (iii) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act (the "Publicly Offered Securities Exception").

         The Board of Directors of Fortress will take such steps as may be necessary to qualify for one or more of the exceptions available under the Plan Asset Regulations and thereby prevent the assets of the Company or any Sister Co. from being treated as assets of any investing Plan. Specifically, the Company intends to initially limit equity ownership in the Company by benefit plan investors to less than 25% of the value of any class of equity securities issued by the Company and to subsequently take steps to qualify the Common Stock as a class of publicly offered securities at which time the 25% limitation will cease to be applicable. In addition, with respect to any Sister Co., the Company will take such steps as may be necessary to qualify such Sister Co. as a venture capital operating company or other available exception under the Plan Asset Regulations prior to distribution of its equity interests.

         If, however, none of the exceptions under the Plan Asset Regulations were applicable and the Company were deemed to hold Plan assets by reason of a Plan's investment in Common Stock (or other equity security of the Company), such Plan's assets would include an undivided interest in the assets held by the Company. In such event, such assets, transactions involving such assets and the persons with authority or control over and otherwise providing services with respect to such assets would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code and there is no assurance that any statutory or administrative exemption from the application of such rules would be available.

         Accordingly, prior to the date (i) the Common Stock qualifies as a class of publicly offered securities, or (ii) the Company complies with another available exception under the Plan Asset Regulations, the Company will not approve the sale, transfer or disposition of the Common Stock or other equity security of the Company unless, following such sale, transfer or disposition, less than twenty-five percent (25%) of the value of such Common Stock and any other class of security that is treated as an equity interests in the Company for purposes of the Plan Asset Regulations is held by (i) employee benefit plans (as defined in section 3(3) of ERISA, whether or not it is subject to Title I of ERISA; (ii) Plans described in section 4975 of the Code; (iii) entities whose underlying assets include Plan assets by reason of a Plan's investment in such entities; or (iv) entities that otherwise constitute "benefit plan investors" within the meaning of the Plan Asset Regulations determined without regard to the value of any such interests held by affiliates of the Manager or other persons with authority or control with respect to the assets of the Company other than benefit plan investors.

         As noted above, based on the reasoning of the U.S. Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517
(1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest with respect to a Plan by virtue of such investment. Any purchaser that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor is required to issue final regulations (the "General Account Regulations") not later than December 31, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulation and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any such plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

         Any Plan fiduciary that proposes to cause a Plan to purchase Common Stock should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and determine on its own whether any exceptions or exemptions are applicable and whether all conditions of any such exceptions or exemptions have been satisfied.

         Moreover each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Common Stock is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The sale of the Common Stock is in no respect a representation by the Company or any other person that such an investment meets all relevant legal requirements with respect to investments by Plans generally or that such an investment is appropriate for any particular Plan.


                            SELLING STOCKHOLDERS

         Certain shares of the Common Stock were originally issued by Fortress and sold by NationsBanc Montgomery Securities LLC (the "Initial Purchaser") in the Original Offering in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the Initial Purchaser to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act), to a limited number of institutional "accredited investors" (as defined in Rule 501 (a) (1), (2),
(3) or (7) under the Securities Act) and to individual "accredited investors" (as defined in Rule 501 (a) (4), (5) or (6) under the Securities
Act). Additional shares of the Common Stock were issued and sold by Fortress directly to an affiliate of the Manager and to certain employees of the Manager in the Private Placement. The Selling Stockholders may from time to time offer and sell pursuant to this Prospectus any or all of the Common Stock. The term Selling Stockholders includes the holders listed below and the beneficial owners of the Common Stock and their transferees, pledgees, donees or other successors.


         The following table sets forth information with respect to the Selling Stockholders of the Common Stock and the respective number of shares of Common Stock beneficially owned by each Selling Stockholder that may be offered pursuant to this Prospectus.


                Selling Stockholder                  Number of Shares
---------------------------------------    ---------------------------------









         Because the Selling Stockholders may, pursuant to this Prospectus, offer all or some portion of the Common Stock, no estimate can be given as to the amount of the Common Stock that will be held by the Selling Stockholders upon termination of any such sales. In addition, the Selling Stockholders identified above may have sold, transferred or otherwise disposed of all or a portion of their Common Stock since the date on which they provided the information regarding their Common Stock, in transactions exempt from the registration requirements of the Securities Act.


         Notwithstanding the foregoing, the Manager (and its affiliates), the Principals, each senior officer and director of Fortress and of the Manager, and each employee of Fortress or the Manager that beneficially owns greater than 5% of the Common Stock have agreed not to offer, sell, grant any options to purchase or otherwise dispose of or pledge any shares of Common Stock until June 10, 1999 (one year following the First Closing Date of the Original Offering) without the Initial Purchaser's consent. In addition, the Manager and the Principals have agreed that they will continue to own at least 50% of the Common Stock or Units purchased by them in connection or concurrently with the Original Offering and the Private Placement for an additional one year period (ending June 10, 2000).



                            PLAN OF DISTRIBUTION

         The Offered Securities may be offered and sold from time to time by the Selling Stockholders directly to purchasers. Alternatively, the Selling Stockholders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or the purchasers of such securities for whom they may act as agents. The Selling Stockholders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. If required, the names of any such agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement").

         The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing of options. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

         To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

         The Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of the purchases and sales of any of the Offered Securities by the Selling Stockholders. The foregoing may affect the marketability of such securities.

         The Selling Stockholders will pay all the underwriting discounts and selling commissions and transfer taxes, if any, applicable to any sale. Fortress is responsible for payment of all other expenses incident to the registration of the Offered Securities, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Stockholders will be indemnified by the Company against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company will be indemnified by the Selling Stockholders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.


                               LEGAL MATTERS

         Certain legal matters will be passed upon for Fortress by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland.


                                  EXPERTS


         The consolidated financial statements of the Company, as of December 31, 1998 and for the period from May 11, 1998 (date of formation) to December 31, 1998, appearing in this Prospectus and Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.







                  FORTRESS INVESTMENT CORP. AND SUBSIDIARIES
                       INDEX TO FINANCIAL STATEMENTS
                                                                          PAGE

INDEPENDENT AUDITORS' REPORT...............................................F-3

HISTORICAL FINANCIAL STATEMENTS:

      Consolidated Balance Sheet at December 31, 1998......................F-4

      Consolidated Statement of Operations and Comprehensive Income for
            the Period from May 11, 1998 (Date of Formation) to
            December 31, 1998..............................................F-5

      Consolidated Statement of Stockholders' Equity for the Period
            from May 11, 1998 (Date of Formation) to December 31,
            1998...........................................................F-6

      Consolidated Statement of Cash Flows for the Period from May 11,
            1998 (Date of Formation) to December 31, 1998..................F-7

      Notes to Consolidated Financial Statements...................F-8 to F-23

STATEMENTS OF REVENUE AND CERTAIN EXPENSES:

      Combined Statement of Revenues and Certain Expenses for the
            Properties known as the "Initial GSA Properties" For the Year Ended December 31, 1997:

            Independent Auditors' Report..................................F-30

            Combined Statement of Revenues and Certain Expenses...........F-31

            Notes to Combined Statement of Revenues and Certain
               Expenses ..........................................F-32 to F-33

      Statement of Revenues and Certain Expenses for the Property known as the "GSA Houston Property" For the Year
            Ended December 31, 1997:

            Independent Auditors' Report..................................F-34

            Statement of Revenues and Certain Expenses....................F-35

            Notes to Statement of Revenues and Certain Expenses...F-36 to F-37

      Statement of Revenue and Certain Expenses for the Property known as the "GSA San Diego Property" For the Period
            November 6, 1998 through December 31, 1998:

            Independent Auditors' Report..................................F-38

            Statement of Revenue and Certain Expenses.....................F-39

            Notes to Statement of Revenue and Certain Expenses....F-40 to F-41



INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders of Fortress Investment Corp.
New York, NY

We have audited the accompanying consolidated balance sheet of Fortress Investment Corp. and subsidiaries (the "Company") as of December 31, 1998, and the related consolidated statements of operations and comprehensive income, stockholders' equity and cash flows for the period from May 11, 1998 (Date of Formation) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1998, and the results of its operations and its cash flows for the period from May 11, 1998 (Date of Formation) through December 31, 1998 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

New York, New York
February 19, 1999
(April 21, 1999, with respect to Note 16)



FORTRESS INVESTMENT CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1998
(AMOUNTS IN THOUSANDS)
------------------------------------------------------------------------------

ASSETS

  Cash and cash equivalents                                         $  97,333
  Marketable securities available for sale, at fair value               9,521
  Revenue-producing real estate, net                                  383,073
  Loans receivable, net                                               216,717
  Foreclosed real estate                                                3,813
  Accounts receivable                                                   6,122
  Accrued interest receivable                                           2,122
  Deferred rent                                                         5,072
  Deposits                                                             12,958
  Investment in unconsolidated subsidiary                              11,973
  Deferred hedge of anticipated transaction                            13,103
  Deferred costs, net                                                   2,760
  Prepaid expenses and other assets, net                                1,083
                                                                     --------

  TOTAL ASSETS                                                      $ 765,650
                                                                     ========

LIABILITIES, MINORITY INTEREST AND
  STOCKHOLDERS' EQUITY

LIABILITIES:
  Repurchase agreements                                             $ 102,689
  Loan payable                                                        234,156
  Unearned rental revenue                                               1,184
  Dividends payable                                                     6,275
  Due to manager                                                        1,783
  Deferred hedging liabilities                                         17,388
  Derivative interest payable                                           5,293
  Other liabilities                                                     7,354
                                                                     --------

      Total liabilities                                               376,122
                                                                     --------

COMMITMENTS AND CONTINGENCIES (Note 14)

MINORITY INTEREST                                                       4,604

STOCKHOLDERS' EQUITY:
  Preferred stock, par value $.01 per share,
   authorized 100,000,000 shares; no shares
   issued and outstanding                                                   --
  Common stock, $.01 par value, 500,000,000
   shares authorized; 20,916,739 shares issued
   and outstanding                                                        209
  Additional paid-in capital                                          388,045
  Dividends in excess of earnings                                        (864)
  Accumulated other comprehensive income (loss)                        (2,466)
                                                                     --------

      Total stockholders' equity                                      384,924
                                                                     --------

TOTAL LIABILITIES, MINORITY INTEREST AND
STOCKHOLDERS' EQUITY                                                $ 765,650
                                                                     ========


See notes to consolidated financial statements.




FORTRESS INVESTMENT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND
COMPREHENSIVE INCOME FOR THE PERIOD FROM MAY 11, 1998
(DATE OF FORMATION) TO DECEMBER 31, 1998
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)
------------------------------------------------------------------------------

REVENUES:
  Rental revenue                                                  $    20,297
  Interest income                                                      18,962
  Gain on resolution of loans                                           2,584
  Escalation income                                                     2,341
  Equity in earnings of unconsolidated subsidiary                         117
  Dividends on marketable securities, available for sale                  713
  Other income                                                            874
                                                                   ----------

      Total revenues                                                   45,888
                                                                   ----------

EXPENSES:
  Interest expense on loan payable                                      5,992
  Interest expense on repurchase agreements and other                   6,701
  Property operating expenses                                           4,540
  Real estate taxes                                                     2,487
  General and administrative expenses                                   2,396
  Management fee                                                        6,000
  Depreciation and amortization                                         4,165
  Loan servicing fees                                                   1,291
  Other expenses                                                        1,106
                                                                   ----------

      Total expenses                                                   34,678
                                                                   ----------

INCOME BEFORE MINORITY INTEREST                                        11,210

MINORITY INTEREST IN INCOME OF CONSOLIDATED
  SUBSIDIARIES                                                           (570)
                                                                   ----------

NET INCOME                                                             10,640
                                                                   ----------

OTHER COMPREHENSIVE INCOME (LOSS):
  Foreign currency translation adjustments                               (231)
  Unrealized loss on securities arising during period                  (2,235)
                                                                   ----------

OTHER COMPREHENSIVE INCOME (LOSS)                                      (2,466)
                                                                   ----------

COMPREHENSIVE INCOME                                                    8,174
                                                                   ==========

NET INCOME PER SHARE BASIC AND DILUTED                            $      0.51
                                                                   ==========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING, BASIC AND DILUTED                                   20,862,000
                                                                   ==========


See notes to consolidated financial statements.




FORTRESS INVESTMENT CORP. AND SUBSIDIARIES


CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM MAY 11, 1998 (DATE OF FORMATION) TO DECEMBER 31, 1998
(DOLLAR AMOUNTS IN THOUSANDS)
-------------------------------------------------------------------------------------------------------------------
                             Preferred            Common
                         ---------------------------------------                            Accumulated
                                                                   Additional Dividends in      Other
                                                                    Paid in     Excess of   Comprehensive
                         Shares    Stock     Shares      Stock      Capital      Earnings       Income       Total

Stockholder's equity -
   May 11, 1998             --        --           --   $     --    $     --     $     --        $   --      $      --
  (date of formation)

Initial capital
contribution -              --         --          50         --           1            --           --              1
  June 4, 1998

Net proceeds from
  private offering of
  common stock              --         --  20,353,400        203     373,944            --           --        374,147

Value of stock
option granted              --         --          --         --       3,600            --           --          3,600
  to Manager

Additional common           --         --     563,289          6      10,500            --           --         10,506
stock issued

Dividends declared          --         --          --         --          --        (11,504)         --        (11,504)

Net income for the
  period from May 11,                                                                10,640                     10,640
  1998 (date of
  formation) to
  December 31, 1998

Unrealized loss on          --         --          --          --          --           --        (2,235)       (2,235)
securities

Foreign currency
  translation
  adjustments               --         --          --          --          --           --          (231)         (231)
                        ------      ------  ----------     ------     --------      -------      --------     --------

Stockholders' equity -
  December 31, 1998         --         --   20,916,739        209     $388,045       ($864)      ($2,466)     $384,924
                        ======      ======  ==========     ======     ========      =======      ========     ========

See notes to consolidated financial statements






FORTRESS INVESTMENT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM MAY 11,1998 (DATE OF FORMATION)
TO DECEMBER 31, 1998
(AMOUNTS IN THOUSANDS)
-------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                      $    10,640
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                       4,165
    Equity in earnings of unconsolidated subsidiary                      (117)
    Minority interest                                                     570
    Deferred rent                                                        (787)
    Gain on resolution of loans                                        (2,584)
    Accretion of loan discount                                         (2,673)
  Change in:
    Derivative interest payable                                         5,293
    Unearned rental revenue                                             1,184
    Accounts and interest receivable                                   (8,244)
    Prepaid expenses, deferred charges and other assets                (2,077)
    Other liabilities                                                   7,354
    Due to manager                                                      1,783
                                                                   ----------

           Net cash provided by operating activities:                  14,507
                                                                   ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of revenue-producing real estate                          (386,770)
  Purchases of loans                                                 (424,440)
  Purchase of foreclosed real estate                                  (10,869)
  Repayments of loan principal                                        131,867
  Proceeds from sale of loans and foreclosed real estate               40,536
  Distribution from unconsolidated subsidiary                          35,777
  Deposits on acquisition of real estate                              (12,958)
  Purchase of marketable securities                                   (12,422)
  Proceeds from sale of marketable securities                             666
                                                                   ----------

           Net cash used in investing activities:                    (638,613)
                                                                   ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under repurchase agreements                              274,328
  Repayments of repurchase agreements                                (171,639)
  Borrowings under loan payable                                       234,156
  Issuance of common stock                                            388,254
  Minority interest contribution                                        4,034
  Dividends paid                                                       (5,229)
  Deferred financing costs                                             (2,234)
                                                                   ----------

           Net cash provided by financing activities                  721,670
                                                                   ----------

EFFECT OF EXCHANGE RATES ON CASH, NET OF HEDGING                         (231)
                                                                   ----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                              97,333

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                             -
                                                                   ----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                          $    97,333
                                                                   ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for interest expense:                 $    10,726
                                                                   ==========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
   Transfer of foreclosed real estate and loans to
     unconsolidated subsidiary                                    $   (47,633)
                                                                   ==========
   Loan foreclosures                                              $    (9,095)
                                                                   ==========
   Common stock dividends declared but not paid                   $     6,275
                                                                   ==========
   Fair value of stock options granted                            $     3,600
                                                                   ==========

See Notes to Consolidated Financial Statements





FORTRESS INVESTMENT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM MAY 11, 1998 (DATE OF FORMATION) TO DECEMBER 31, 1998

1.    ORGANIZATION

Fortress Investment Corp. ("Fortress" or the "Company") is a newly formed corporation whose primary businesses are (1) investing in commercial properties leased to third parties, (2) investing in portfolios of distressed, sub- performing and performing residential and commercial mortgage loans and related properties acquired in foreclosure or by deed-in-lieu of foreclosure, and (3) making short-term, secured loans to third-party owners of real estate or portfolios of mortgage loans.

The consolidated financial statements include the accounts of Fortress and its majority-owned subsidiaries, which include Fortress Partners, L.P. (the "Operating Partnership"), its primary investment subsidiary.

Fortress was incorporated under the laws of the State of Maryland on May 11, 1998 and was initially capitalized through the sale of 50 shares of common stock for $1,000. In June 1998, Fortress increased the number of its authorized shares to 500,000,000 shares of common stock and 100,000,000 shares of preferred stock. In June 1998, Fortress completed a private offering for the sale of 20,353,400 shares of common stock (the "Offering"), subject to an over-allotment option granted to NationsBanc Montgomery Securities LLC (the "Initial Purchaser"). The proceeds of the Offering, net of expenses, were approximately $374.1 million. In July 1998, the Initial Purchaser exercised its over-allotment option and purchased an additional 559,001 shares of common stock, resulting in additional proceeds of approximately $10.4 million. The Initial Purchaser was obligated to sell the common stock only to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to accredited investors in accordance with Regulation D under the Securities Act. In addition, in July 1998, certain employees of Fortress Investment Group LLC (together with its affiliates, the "Manager") purchased 4,288 shares of common stock resulting in additional proceeds of approximately $80,000. As a result of the above transactions, Fortress had 20,916,739 shares issued and outstanding at December 31, 1998.

Fortress has elected to be taxed in 1998 as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986 (the "Code"). As such, Fortress will generally not be subject to federal income tax on that portion of its income that is distributed to shareholders if it distributes at least 95% of its REIT taxable income to its shareholders by the due date of its federal income tax return and complies with various other requirements.

Fortress has entered into a management agreement (the "Management
Agreement," further described in Notes12 and 13) with the Manager under which the Manager advises Fortress on various aspects of its business and manages its day-to-day operations, subject to the supervision of Fortress's Board of Directors. For its services, the Manager receives an annual management fee, as defined in the Management Agreement.


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


BASIS OF ACCOUNTING - The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles and include the accounts of Fortress, the Operating Partnership and their consolidated subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. Fortress has elected a December 31 fiscal year end. The Company consolidates those entities in which it has an investment of 50% or more and has control over significant operating, financial and investing decisions of the entity. For entities in which the Company has an investment of less than 50%, or over which it does not exercise significant control, it uses the equity method of accounting. Minority interest represents the ownership in certain consolidated subsidiaries held by entities other than the Company.

RISKS AND UNCERTAINTIES - In the normal course of business, the Company encounters primarily two significant types of economic risk: credit and market. Credit risk is the risk of default on the Company's loan portfolio that results from a borrower's or derivative counterparty's inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of investments in loans and real estate or in hedging instruments due to changes in interest rates or other market factors, including the value of the collateral underlying loans and the valuation of real estate held by the Company. Concentrations of risks include certain geographic concentrations of loans receivable (see Note 3) and individual loans of up to 12% of total assets at December 31, 1998. Management believes that carrying values of such investments are reasonable taking into consideration these risks along with estimated collateral values, payment histories, and other borrower information.

The Company also invests in real estate, or mortgage loans secured by real estate, located outside of the United States. The Company's international operations are subject to the same risks associated with its United States operations as well as additional risks, such as fluctuations in foreign currency exchange rates, unexpected changes in regulatory requirements, heightened risk of political and economic instability, potential adverse tax consequences and the burden of complying with a wide variety of foreign laws.

Additionally, the Company encounters significant tax risks. If Fortress were to fail to qualify as a REIT in any taxable year, Fortress would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to shareholders would not be deductible by Fortress in computing its taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to shareholders, which in turn could have an adverse impact on the value of, and trading prices for, the Company's common stock. Unless entitled to relief under certain provisions of the Code, the Company could also be disqualified from taxation as a REIT for the four taxable years following the year during which it ceased to qualify as a REIT.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.

FEDERAL INCOME TAXES - The Company expects to qualify as a REIT under Sections 856 through 860 of the Code. A REIT will generally not be subject to federal income taxation on that portion of its income that is distributed to shareholders if it distributes at least 95% of its REIT taxable income by the due date of its federal income tax return and complies with certain other requirements. Since the Company plans to distribute 100% of its 1998 taxable income, no provision has been made for federal income taxes in the accompanying consolidated financial statements. All distributions related to 1998 represent ordinary income.

In order to satisfy the 95% requirement and to meet its objective of distributing 100% of its 1998 taxable income, the Company expects to declare a special dividend of approximately $875,000 with respect to 1998 prior to declaring dividends with respect to 1999 and prior to the due date (as extended) of its federal income tax return. This special dividend will be taxable to shareholders in 1999 but will be included in the calculation of the Company's dividends-paid deduction on its federal income tax return for 1998.

CASH AND CASH EQUIVALENTS - Cash and cash equivalents consist of cash in banks and investments in money market fund accounts offered by major financial institutions. The amounts on deposit with these financial institutions exceed insured limits. The Company considers all highly liquid short-term investments purchased with a maturity of 90 days or less to be cash equivalents. The Company's cash balance at December 31, 1998 included amounts held by third parties in margin accounts of $19,122,000 related to the interest rate swap agreements and property operating accounts of $2,615,000 (see Note 10).

INVESTMENT IN MARKETABLE SECURITIES - The Company has classified its investment in marketable securities as available for sale. Securities available for sale are carried at market value with the net unrealized gains or losses reported as a separate component of accumulated other comprehensive income. At disposition, the net realized gain or loss is included in earnings. Unrealized losses on securities are charged to earnings if they reflect a decline in value which is other than temporary.

LOANS RECEIVABLE - The Company invests in performing, sub-performing, and non-performing individual loans and loan portfolios, for prices generally at or below face value (i.e., unpaid principal balances plus accrued interest). Loans purchased at discounts are presented in the consolidated balance sheet net of unamortized discount and an allowance for loan losses. For each loan or pool of loans acquired by the Company, discounts are allocated into (a) valuation allowances for estimated losses against face value on specific loans ("specific valuation allowances") and (b) amounts available for accretion to interest income. Discounts are accreted into interest income based upon a comparison of actual collections and expected collections. Whenever periodic collections on specific loans are less than expected, the accretion of income is reduced. To the extent that collections exceed expected amounts, such excesses are first used to recover prior non-accretion with any remaining excess recorded as an increase in discount and recognized ratably over future periods as an increase in yield. Income is not accrued on non-performing loans. Interest income with respect to non-discounted loans is recognized on an accrual basis. Originated loans are carried net of unamortized deferred origination fees and costs. Deferred fees and costs are recognized in interest income over the terms of the loans using a method that approximates the interest method. Upon sale or payoff of loans, the excess (or deficiency) of proceeds over the net carrying value of the loan (unpaid principal balance plus accrued interest less unaccreted discount and loan loss allowance) is recognized as a gain (or loss) on resolution.

ALLOWANCE FOR LOAN LOSSES - The Company periodically evaluates loans (whether purchased or originated and whether discounted or non-discounted) for impairment. Commercial and residential real estate loans are considered to be impaired, for financial reporting purposes, when it is probable that the Company will be unable to collect all principal or interest when due. For loans purchased at a discount, impairments are recognized whenever it becomes probable that the Company will be unable to collect expected amounts. Specific valuation allowances are established, through provisions for losses, for impaired loans based on the estimated fair value of the underlying real estate collateral. The allowance is decreased by the amount of loans charged off and is increased by the provision for estimated losses on loans and recoveries of previously charged-off loans. Upon acquisition of loans purchased at a discount, the initial allowance for loan loss, sometimes referred to as nonaccretable discount, is equal to the difference between the unpaid principal balance (plus accrued interest) and the amounts expected to be collected. The allowance for each loan pool is maintained at a level believed adequate by management to absorb probable losses. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, previous loan loss experience, current economic conditions, composition of the portfolio and other relevant factors. Actual losses may differ from management's estimates. It is the Company's policy to establish an allowance for uncollectible interest on performing loans that are past due more than 90 days or sooner when, in the judgment of management, the probability of collection of interest is deemed to be insufficient to warrant further accrual. Upon such a determination, those loans are placed on non-accrual status and deemed to be non-performing. When a loan is placed on non-accrual status, previously accrued but unpaid interest is reversed by a charge to interest income.

RENTAL INCOME - Contractual minimum rental income is recognized on a straight-line basis over the terms of the related operating leases. Differences between rental income earned and amounts due in accordance with the respective lease agreements are applied as increases or decreases, as applicable, to deferred rent. For the period ended December 31, 1998, the excess of straight-line rents above contractual amounts was $787,000. Rental income is also adjusted for the amortization of the deferred charges related to the hedge of the lease payments on the properties leased to Bell Canada. Such amortization totaled $76,000 for the period ended December 31, 1998. Expense recoveries are reflected as escalation income.

ORGANIZATIONAL COSTS - Legal and other costs incurred to organize Fortress were capitalized and are being amortized over five years. (See also "Recent Accounting Pronouncements," below).

OFFERING COSTS - Costs associated with the Company's private placement of its common stock and with the subsequent filing of its registration statement with the Securities and Exchange Commission in relation thereto have been approximately $25.9 million. Such amount is recorded as a reduction of stockholders' equity. Such amount includes fees paid to the placement agent, registration expenses, printing costs, legal and accounting fees and the fair value of the stock options granted to the Manager (See Note 11).

IMPAIRMENT OF LONG-LIVED ASSETS - The Company assesses any impairment in value of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. No impairment adjustments were deemed necessary for 1998.

COMPUTER HARDWARE AND SOFTWARE - Computer hardware and software (including implementation expenses) are recorded at cost less accumulated amortization. Repairs and maintenance are expensed when incurred. Depreciation and amortization are calculated using the straight-line method over the assets' estimated useful lives, which is 3 years for hardware and software. At December 31, 1998, Fortress had approximately $948,000 of hardware and software costs with related accumulated depreciation of approximately $73,000. (See also "Recent Accounting Pronouncements," below)

DEFERRED RENT - Deferred rent includes the cumulative excess of straight-line rent above contractual rents ($787,000 at December 31, 1998) and the deferred hedging charges related to the firm lease commitments on the properties leased to Bell Canada ($4,285,000 at December 31, 1998).

DEFERRED COSTS - Deferred costs consist of costs incurred in obtaining financing (amortized over the term of such financing), organization costs and external costs related to probable acquisitions.

NET INCOME PER SHARE - Net income per share is computed in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share", and is calculated on the basis of the weighted average number of common shares outstanding plus the additional dilutive effect of common stock equivalents during each period. The Company did not have any dilutive common stock equivalents during the period from May 11, 1998 to December 31, 1998.

STOCK OPTIONS - Fortress accounts for stock options granted to non-employees in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." The fair value of the options issued as compensation to the Manager for its efforts in raising capital for the Company has been recorded as an increase in stockholders' equity with an offsetting reduction of capital proceeds received.

FAIR VALUE OF FINANCIAL INSTRUMENTS - The Company is required to disclose the fair value of financial instruments for which it is practicable to estimate such fair value. The fair values of financial instruments are estimates based upon market conditions and perceived risks at December 31, 1998 and require varying degrees of management judgment. The fair values of financial instruments presented may not always be indicative of amounts Fortress would realize upon the disposition of the financial instruments.

INVESTMENT IN REAL ESTATE - Investment in real estate is recorded at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the asset. Buildings are depreciated over 40 years. Major improvements are capitalized and depreciated over their estimated useful lives. Fees and costs incurred in the successful negotiation of leases are deferred and amortized on a straight-line basis over the terms of the respective leases. Expenditures for repairs and maintenance are charged to operations as incurred.

HEDGING ACTIVITIES - The Company employs interest rate swaps in two ways:
(i) to hedge fluctuations in the fair value of the fixed lease payments underlying its revenue-producing real estate in Canada and (ii) to hedge an anticipated refinancing of its revenue-producing real estate in the United States, which is expected to occur in the summer of 1999.

To qualify for hedge accounting, the interest rate swaps must meet certain criteria, including (1) the items to be hedged expose the Company to interest rate risk, (2) the interest rate swaps reduce the Company's exposure to interest rate risk, and (3) with respect to the anticipated transaction, such transaction is probable. Correlation and effectiveness are periodically assessed based upon a comparison of the relative changes in the fair values of the interest rate swaps and the items being hedged.

With respect to interest rate swaps which have been designated as hedges of the fair value of lease payments, periodic net payments and any gain or loss from fluctuations in the fair value (measured based upon dealers' quotations) of the interest rate swaps are capitalized as adjustments to deferred rent and are recognized over the term of the leases as adjustments to rental income. In the event that the interest rate swaps cease to qualify as a hedge or are terminated, the unamortized hedging gain or loss deferred through such date would continue to be amortized over the remaining term of the leases. Unless terminated, subsequent gains and losses would be recognized in earnings as they occurred.

With respect to interest rate swaps which have been designated as hedges of the anticipated refinancing, periodic net payments are recognized currently as adjustments to interest expense ($545,000 in 1998); any gain or loss from fluctuations in the fair value of the interest rate swaps (measured based upon dealers' quotations) is capitalized as a deferred hedging gain or loss and will be recorded as a component of the anticipated transaction at the time of such transaction. In the event the anticipated refinancing fails to occur as expected, the deferred hedging credit or charge would be recognized in income currently. In the event the interest rate swaps cease to qualify as a hedge for any other reason, hedging gains (losses) would be deferred as an adjustment to the basis of the anticipated refinancing transaction only to the extent of offsetting losses (gains) in expected refinancing proceeds relating to changes in interest rates during the hedge period. Any excess gains or losses, as well as any subsequent gains or losses, would be recognized in income currently.

There is market risk associated with changes in rates resulting in a decline in value of the swap position. There is credit risk to the extent that a counterparty would fail to pay amounts due when the swap values were positive. All of the Company's counterparties at December 31, 1998 were large investment grade financial institutions.

FOREIGN CURRENCY OPERATIONS - Assets and liabilities relating to foreign operations are translated using exchange rates as of the end of each reporting period. The results of the Company's foreign operations are translated at the weighted average exchange rate for each reporting period. Translation adjustments are included in accumulated other comprehensive income.

Foreign exchange contracts are used to hedge the Company's net investments in its foreign operations. Gains and losses on foreign exchange contracts are treated as translation adjustments under Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." Accordingly, changes in the market value of these instruments are included in accumulated other comprehensive income. Upon sale or liquidation of its investment in a foreign operation, the related amount in accumulated other comprehensive income is reclassified to transaction gain or loss in the period of such liquidation.

Changes in the cumulative foreign currency translation adjustment for the period from May 11, 1998 to December 31, 1998 were as follows:


Balance at beginning of period                          $     -
Net effect of exchange rate fluctuations, including
hedging                                                   (231,000)
                                                         ----------

Balance at end of year                                  $ (231,000)
                                                         ==========

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency, except those transactions which operate as a hedge of an identifiable foreign currency commitment or as a hedge of a foreign currency investment position, are included in the results of operations as incurred.

FORECLOSED REAL ESTATE - Real estate acquired in settlement of loans is recorded at the lower of cost or fair value less estimated costs of disposal. Any subsequent operating expenses or income, reductions in estimated fair values, as well as gains or losses on disposition of such properties, are included in earnings.

COMPREHENSIVE INCOME - Statement of Financial Accounting Standards No. 130 ("SFAS No. 130") "Reporting Comprehensive Income" requires the inclusion of comprehensive income, either in a separate statement of comprehensive income, or as part of a combined statement of income and comprehensive income, in a full set of general-purpose financial statements. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances, excluding those resulting from investments by and distributions to owners. SFAS No. 130 requires that comprehensive income be presented beginning with net income, then adding the elements of comprehensive income not included in the determination of net income, to arrive at comprehensive income. SFAS No. 130 also requires that an enterprise display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position.

RECENT ACCOUNTING PRONOUNCEMENTS

COMPUTER SOFTWARE - The American Institute of Certified Public Accountants ("AICPA") recently issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which has been cleared by the Financial Accounting Standards Board ("FASB"). SOP 98-1 provides guidance that requires capitalization of certain costs incurred during an internal-use software development project. Capitalizable costs consist of (a) certain external direct costs of materials and services incurred in developing or obtaining internal-use computer software, (b) payroll and payroll-related costs for employees who are directly associated with and devote time to the project, and (c) related interest costs. Costs that are considered to be related to research and development activities and costs of data conversion activities should be expensed as incurred. The Company has adopted SOP 98-1 for 1998.

ORGANIZATION COSTS - The AICPA recently issued SOP 98-5, "Reporting on the Costs of Start-up Activities." This SOP provides guidance on the financial reporting of start-up and organizational costs. Specifically, it requires costs of start-up activities and organizational costs to be expensed as incurred and is effective for financial statements for fiscal years beginning after December 15, 1998. The initial application of this SOP will be reported by the Company in 1999 as a cumulative effect of a change in accounting principle. Fortress carried approximately $513,000 of net deferred organizational expenses on its books as of December 31, 1998.

ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES - In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that the Company recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge of the exposure to variable cash flows of a forecasted transaction. The accounting for changes in the fair value of a derivative (whether through earnings or outside earnings, through comprehensive income) depends on the intended use of the derivative and the resulting designation. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Management has not yet quantified the impact of adopting SFAS 133 on its financial statements and has not determined the timing or method of its adoption of SFAS 133. However, application of SFAS 133 could increase volatility in earnings and other comprehensive income.


3.      LOAN PORTFOLIO

Loans receivable consisted of the following at December 31, 1998:


                                                          LOAN        INDIVIDUAL
                                          TOTAL           POOLS          LOANS
                                     ----------------------------------------------

Residential real estate loans             $67,315,000    $54,302,000    $13,013,000
Commercial real estate loans              137,964,000     41,151,000     96,813,000
                                     ----------------------------------------------

Total mortgage loans                      205,279,000     95,453,000    109,826,000
Loan secured by mortgage loan pool         27,554,000              --    27,554,000
                                     ----------------------------------------------

Total unpaid principal balance            232,833,000     95,453,000    137,380,000

Unaccreted discount                        (6,107,000)    (5,228,000)      (879,000)
Deferred origination fee                     (157,000)            --       (157,000)
Allowance for loan losses                  (9,852,000)    (9,852,000)            --
                                     ----------------------------------------------

Loans receivable, net                    $216,717,000    $80,373,000   $136,344,000
                                     ==============================================

The following table sets forth certain information regarding individual mortgage loans with a principal balance exceeding $6 million at December 31,1998:


COLLATERAL     LOCATIONS   INTEREST     FINAL        PERIODIC         PRIOR        FACE         CARRYING     DELINQUENCY
                             RATE     MATURITY       PAYMENT          LIENS       AMOUNT          AMOUNT        STATUS
                                        DATE         TERMS

Residential    New York  1 mo LIBOR+  August 2000   Interest Only      None     $13,013,000     $12,372,000    Current
Properties       State   410 bp                     Payable monthly
                                                    No Prepayment
                                                    Penalty

Retail         19 States 1 mo LIBOR+  December      Interest Only      None     $91,653,000     $91,415,000    Current
Stores                   400 bp       2004          Payable monthly
                                                    No Prepayment
                                                    Penalty

The following table sets forth the geographic distribution of properties securing Fortress's mortgage loan pools at December 31, 1998:


                              COMMERCIAL REAL
                                   ESTATE             RESIDENTIAL
                             ------------------   --------------------

                             NUMBER    PRINCIPAL    NUMBER   PRINCIPAL       TOTAL
STATE OR PROVINCE              OF        AMOUNT    OF LOANS    AMOUNT      PRINCIPAL
                             LOANS                                         AMOUNT

California                      6     $6,484,000     376    $14,349,000  $20,833,000

Ontario                        59     13,549,000      87      5,660,000   19,209,000

British Columbia               33      4,888,000     106      9,238,000   14,126,000

Quebec                         17      5,537,000       8        943,000    6,480,000

New York                        2      6,603,000      68      2,251,000    8,854,000

Florida                         1      3,427,000      43        877,000    4,304,000

Alabama                        --           --        66      1,808,000    1,808,000

Ohio                           --           --        62      1,631,000    1,631,000

Alberta                         5        487,000      30      1,116,000    1,603,000

Pennsylvania                   --           --        45      1,397,000    1,397,000

Illinois                        1         10,000      37      1,374,000    1,384,000

New Jersey                     --           --        26      1,399,000    1,399,000

Maryland                       --           --        37      1,364,000    1,364,000

Other                           2        166,000     361     10,895,000   11,061,000
                             ------------------------------ ------------------------

Grand Total                   126    $41,151,00    1,352    $54,302,000  $95,453,000
                             =======================================================

The following table sets forth certain additional information regarding Fortress's mortgage loan pools at December 31, 1998:


                                                                                          PRINCIPAL
                                                                                            AMOUNT
                              RANGE OF       RANGE OF                                      OVER 90
                              ORIGINAL       INTEREST          FINAL          CARRYING        DAYS
TYPE OF COLLATERAL          LOAN AMOUNTS       RATES        MATURITIES         AMOUNT       PAST DUE

Residential Properties     Under $100,000   1.40%-25.15%    0-28.6 years    $27,683,000   $14,202,000
                         $100,000-$200,000  7.20%-15.90%    0-28.5 years      7,939,000     3,141,000
                            Over $200,000   7.25%-16.00%    0-20.2 years      6,369,000     2,017,000

Commercial Properties      Under $500,000   7.25%-16.99%    0-10.7 years     16,979,000     2,442,000
                       $500,000-$1,000,000  8.50%-11.75%    0-0.5 years       6,785,000     4,209,000
                          Over $1,000,000   8.25%-9.75%     0-19.4 years     14,618,000    14,618,000
                                                                           ------------
Total mortgage loan pools                                                   $80,373,000
                                                                           ============

The following table sets forth the activity in loans receivable for the period from May 11, 1998 to December 31, 1998:


Acquisition of loans made during the period                     $424,440,000
Contribution to unconsolidated subsidiary                        (47,633,000)
Collections of principal                                        (131,867,000)
Foreclosures                                                      (9,095,000)
Cost of loans sold                                               (32,559,000)
Accretion of income                                                2,673,000
Reversal of loss allowance on loan resolutions                    10,758,000
                                                               --------------

Loans receivable at end of period                               $216,717,000
                                                               ==============

The following table sets forth the activity in allowance for loan losses for the period May 11, 1998 to December 31, 1998


                        INCREASE IN          DECREASE IN
                       LOSS ALLOWANCE       LOSS ALLOWANCE
       TYPE OF       DUE TO ACQUISITION   DUE TO RESOLUTION        BALANCE
        ASSET         OF MORTGAGE LOAN           OF                AT END
                           POOL            MORTGAGE LOANS        OF PERIOD

   Loan Portfolio        $20,610,000       ($10,758,000)          $9,852,000
                     ==================   ==================   ==============



4.      REVENUE-PRODUCING REAL ESTATE

Fortress's investments in revenue-producing real estate at December 31, 1998 consisted of the following:


Land                                                            $ 38,677,000
Office buildings                                                 239,574,000
Warehouse and industrial properties                              108,519,000
                                                                -------------

Total                                                            386,770,000

Accumulated depreciation                                          (3,697,000)
                                                                -------------

Investment in real estate, net                                  $383,073,000
                                                                =============


These properties are primarily leased on a long-term basis to the General Services Administration of the U.S. Government ("GSA") and Bell Canada, a wholly owned subsidiary of BCE, Inc., and are accounted for as operating leases , in accordance with SFAS No. 13, "Accounting for Leases." For the period May 11, 1998 through December 31, 1998, approximately 88% of rental revenue was attributed to GSA. The GSA leases expire over various dates through the year 2018 and Bell Canada leases expire over various dates through the year 2007. Each Bell Canada lease contains one five year lease renewal option and provides for a significant payment due upon expiration of the lease or of the extension. These terminal payments have been included in the calculation of straight-line rental income assuming that each lease is renewed once. All of the properties were acquired during the period July 7, 1998 to December 31, 1998.

In addition to minimum rent, GSA leases generally include an annual rental escalation based on the increase in the Consumer Price Index applied to the portion of the base rent attributable to operating expenses, as well as a provision requiring GSA to pay all increases in taxes over the base year. The leases to Bell Canada provide for the reimbursement of substantially all operating expenses and property taxes plus an administrative fee. The following is a schedule by year of the future minimum rental payments to be received under the noncancellable operating leases for the period ended December 31, 1998:


1999                                                    $43,652,000
2000                                                     44,049,000
2001                                                     44,151,000
2002                                                     43,384,000
2003                                                     39,341,000
Thereafter                                              276,286,000
                                                       ------------

                                                       $490,863,000
                                                       ============


The following is certain information concerning the revenue producing real estate portfolio:


                                                                                     GROSS AMOUNT AT WHICH
                                               INITIAL COSTS                          CARRIED AT 12/31/98
                                            ---------------------                 --------------------------
                                                                        COSTS
                                                                     CAPITALIZED
                                                        BUILDING     SUBSEQUENT               BUILDING
 TYPE OF                                                   AND           TO                     AND
 PROPERTY     LOCATION    ENCUMBRANCES        LAND     IMPROVEMENT   ACQUISITION    LAND    IMPROVEMENTS     TOTAL


Office       Huntsville,    $8,872,000        351,000   12,180,000        -         351,000   12,180,000    12,531,000
Building      Alabama
Office       Sacramento,
Building     California     43,991,000      8,125,000   55,687,000        -       8,125,000   55,687,000    63,812,000
Office       Hamilton,
Building     Ontario                 -        475,000    3,501,000                  475,000    3,501,000     3,976,000
Office       Kingston
Building,    Ontario                 -        195,000    1,335,000                  195,000    1,335,000     1,530,000
Office       London,
Building     California              -        787,000   14,163,000        -         787,000   14,163,000    14,950,000
Office       Toronto,
Building     Ontario                 -        358,000    8,775,000        -         358,000    8,775,000     9,133,000
Office       Toronto
Building,    Ontario                 -      7,008,000   19,070,000        -       7,008,000   19,070,000    26,078,000

Office       Aurora,
Building     Colorado        9,023,000        720,000   12,167,000       15,000     720,000   12,182,000    12,902,000
Office       Parfet,
Building     Colorado        4,470,000        459,000    5,388,000        -         459,000    5,388,000     5,847,000
Office       Washington,
Building     D.C.           27,182,000      6,482,000   29,749,000        3,000   6,482,000   29,752,000    36,234,000
Office       Concord,
Building     Massachusetts  11,528,000      2,100,000   14,175,000        -       2,100,000   14,175,000    16,275,000
Warehouse    Burlington,
             New Jersey     66,091,000      4,850,000   89,390,000       59,000   4,850,000   89,449,000    94,299,000
Office       Callowhill,
Building     Pennsylvania    9,442,000      1,095,000   12,977,000        -       1,095,000   12,977,000    14,072,000
Office       Providence,
             Rhode Island   13,420,000      1,630,000   16,824,000       49,000   1,630,000   16,873,000    18,503,000
Office       Houston,
Building     Texas          10,366,000      2,800,000   11,092,000        -       2,800,000   11,092,000    13,892,000
Office       Norfolk,
Building     Virginia        4,046,000        318,000    5,044,000        -         318,000    5,044,000     5,362,000
Office       Suffolk,
Building     Virginia       25,725,000        924,000   36,450,000        -         924,000   36,450,000    37,374,000
                          -------------------------- -----------------------------------------------------------------

           TOTALS:        $234,156,000    $38,677,000 $347,967,000     $126,00  $38,677,000 $348,093,000  $386,770,000
                          ============================================================================================





 TYPE OF                          ACCUMULATED     DATE OF        DATE OF      DEPRECIATION
 PROPERTY     LOCATION            DEPRECIATION   CONSTRUCTION   ACQUISTIION        LIFE


Office       Huntsville,            140,000          1994          7/7/98          40Years
Building      Alabama
Office       Sacramento,
Building     California             638,000          1989          7/7/98          40Years
Office       Hamilton,
Building     Ontario                 18,000          1974         10/8/98          40Years
Office       Kingston
Building,    Ontario                  7,000          1981         10/8/98          40Years
Office       London,
Building     California              74,000          1981         10/8/98          40Years
Office       Toronto,
Building     Ontario                 46,000          1971         10/8/98          40Years
Office       Toronto
Building,    Ontario                 99,000     1960/1975         10/8/98          40Years
                                                    /1978
Office       Aurora,
Building     Colorado               139,000          1998          7/7/98          40Years
Office       Parfet,
Building     Colorado                62,000          1974          7/7/98          40Years
Office       Washington,
Building     D.C.                   341,000          1930         7/31/98          40Years
Office       Concord,
Building     Massachusetts          163,000          1970         7/27/98          40Years
Warehouse    Burlington,
             New Jersey           1,025,000          1990          7/7/98          40Years
Office       Callowhill,
Building     Pennsylvania           149,000          1910          7/7/98          40Years
Office       Providence,
             Rhode Island           193,000          1983          7/7/98          40Years
Office       Houston,
Building     Texas                  127,000          1972         7/10/98          40Years
Office       Norfolk,
Building     Virginia                58,000          1994          7/7/98          40Years
Office       Suffolk,
Building     Virginia               418,000          1994          7/7/98          40Years
                                ------------

           TOTALS:               $3,697,000
                                ============






The following is a reconciliation of revenue-producing real estate assets and accumulated depreciation:


                                REAL ESTATE,   ACCUMULATED    REAL ESTATE,
                                   GROSS      DEPRECIATION        NET
                                ------------  ------------    ------------
Purchases
                                $386,644,000  $3,695,000     $382,949,000
Improvements
                                     126,000       2,000          124,000
                              --------------  ------------   ------------

Balance at December 31, 1998    $386,770,000  $3,697,000     $383,073,000
                              ==============  ============   ============

5.     INFORMATION REGARDING BUSINESS SEGMENTS

Segments were determined based upon the manner in which management analyzes results of its operations for purposes of assessing performance and allocating resources. The Company conducts business in three primary segments: revenue-producing real estate, loan pools and individual loans. Details of the Company's real estate investments are shown in Note 4. Details of the Company's loan investments are shown in Note 3. The loan investments are secured by real estate or by loans which are in turn secured by real estate. The loan pool segment includes foreclosed property. The unallocated portion consists primarily of interest income on short-term investments and expenses for professional and management fees. Revenues from the GSA properties represent approximately 43% of total revenues and are included in the real estate segment.

Summary financial data on the Company's segments is given below, together with a reconciliation to the same data for the Company as a whole as of December 31, 1998.


                                                      Loan           Individual
                               Real Estate         Portfolios           Loans          Unallocated        Total
                               -----------         ----------         ---------        -----------        -----
Nature of primary revenues    Rental income     Interest income    Interest income   Interest income

Gross revenues                 $23,759,000         $9,668,000        $7,896,000        $4,448,000      $45,771,000
Operating expense               (8,286,000)        (1,413,000)          (16,000)       (8,105,000)     (17,820,000)
Operating income                15,473,000          8,255,000         7,880,000        (3,657,000)      27,951,000
Interest expense                (6,537,000)        (2,598,000)       (3,558,000)            --         (12,693,000)
Depreciation and
amortization                    (3,792,000)          (241,000)          (27,000)         (105,000)      (4,165,000)
Equity in earnings of
unconsolidated
   Subsidiary                          --             117,000                --                --          117,000
Income before
Minority Interest                5,144,000          5,533,000         4,295,000        (3,762,000)      11,210,000

Minority Interest                      --            (570,000)               --                --         (570,000)

Net Income                      $5,144,000         $4,963,000        $4,295,000       ($3,762,000)     $10,640,000
Revenue derived from
 non--U.S. sources
 (primarily Canada)             $3,457,000         $1,261,000        $1,207,000           $12,000       $5,937,000
Expenditures for long
 lived assets                 $386,770,000                --                --                 --     $386,770,000
Investment in
nconsolidated subsidiary      $        --         $11,973,000               --                 --      $11,973,000
Total assets                  $424,558,000        $99,995,000      $137,327,000      $103,770,000     $765,650,000
Long lived assets
  outside the U.S.
  (primarily Canada)           $55,422,000        $       --       $        --       $         --      $55,422,000




6.     INVESTMENT IN UNCONSOLIDATED SUBSIDIARY

Summarized financial information related to Fortress's unconsolidated subsidiary at December 31, 1998, is as follows:


Assets         $23,743,000               Revenues          $691,000
Liabilities     11,140,000               Expenses          $568,000
             -------------                            -------------

Net worth      $12,603,000               Net income        $123,000
             =============                            =============

Austin Holdings Corporation ("Austin") was Fortress's only unconsolidated subsidiary at December 31, 1998. At December 31, 1998, Fortress held approximately $11,973,000 in non-voting preferred stock of Austin representing a 95% economic ownership interest, which was accounted for under the equity method. Fortress Principal Investment Group LLC, an affiliate of the Manager, is the holder of the 5% voting common stock. Austin's assets consist primarily of interests in entities that own certain assets, primarily foreclosed real estate intended for sale, which were originally acquired as part of loan pool acquisitions and which were determined to have characteristics unfavorable for ownership by a REIT. Additionally, Austin Holdings has an approximately 43% ownership interest in Calmco Servicing LP, a mortgage loan servicing company acquired in December 1998 that currently services approximately 23,000 residential mortgage loans.

7.    SECURITIES AVAILABLE FOR SALE

Fortress held the following investment at December 31, 1998 classified as securities available for sale:

                                                          UNREALIZED
                                                           HOLDING
TYPE                            COST BASIS  FAIR VALUE      LOSSES
----                            ----------  ----------   -----------
Equity securities
                               $11,756,000  $9,521,000   $2,235,000


Unrealized holding gains and losses from securities available for sale are reflected in other comprehensive income. Any gains or losses realized upon sale of securities will be reflected in earnings in the period of sale.

8.    FAIR VALUE OF FINANCIAL INSTRUMENTS

For the majority of the Company's financial instruments, principally loans, fair values are not readily available since there are no active trading markets as characterized by current exchanges between willing parties. Accordingly, fair values can only be derived or estimated using various valuation techniques, such as computing the present value of estimated future cash flows using discount rates commensurate with the risks involved. However, the determination of estimated future cash flows is inherently subjective and imprecise. It should be noted that minor changes in assumptions or estimation methodologies can have a material effect on these derived or estimated fair values.

The fair values reflected below are indicative of the interest rate environments as of December 31, 1998 and do not take into consideration the effects of subsequent interest rate fluctuations. In different interest rate environments, fair value results can differ significantly, especially for certain fixed-rate financial instruments. In addition, the fair values presented do not attempt to estimate the value of the Company's anticipated future business activities. In other words, they do not represent the Company's value as a going concern. Furthermore, the differences between the carrying amounts and the fair values presented may not be realized.

Reasonable comparability of fair values among companies is difficult due to the wide range of permitted valuation techniques and numerous estimates that must be made in the absence of secondary market prices. This lack of objective pricing standards introduces a degree of subjectivity to these derived or estimated fair values. Therefore, while disclosure of estimated fair values of financial instruments is required, readers are cautioned in using this data for purposes of evaluating the financial condition of the Company.

The carrying amounts and the estimated fair values of the Company's financial instruments at December 31, 1998 are as follows:


                                                  CARRYING        FAIR
                                                    VALUE         VALUE
                                                  --------        -----
Assets:
  Cash and cash equivalents                     $97,333,000    $97,333,000
  Marketable securities available for sale        9,521,000      9,521,000
  Loans receivable, net                         216,717,000    220,731,000
  Accrued interest receivable                     2,122,000      2,122,000
  Foreign currency futures contracts                 36,000         36,000

Liabilities:
  Repurchase agreements                         102,689,000    102,689,000
  Loan payable                                  234,156,000    234,156,000
  Interest rate swap obligations                 17,388,000     17,388,000
  Derivative interest payable                     5,293,000      5,293,000

The methodologies used and key assumptions made to estimate fair value are as follows:

CASH AND CASH EQUIVALENTS - Cash and cash equivalents have been valued at their carrying amounts as these are reasonable estimates of fair value given the relatively short period of time between origination of the instruments and their expected realization.

MARKETABLE SECURITIES AVAILABLE FOR SALE - Fair value of securities is based upon quoted price, if available. For securities for which a quoted market price is not available, fair value is estimated using quoted market prices for similar instruments. At December 31, 1998, these securities consisted entirely of publicly traded common stock. The related unrealized holding loss is reflected in accumulated other comprehensive income.

LOANS RECEIVABLE, NET - The fair value of floating-rate loans receivable is estimated at their face amount. The fair value of fixed-rate loans receivable is estimated by means of a discounted cash flow method, utilizing expected cash flows and discount rates estimated by management to approximate those which a willing buyer and seller might use. Because of the illiquid nature of the market for fixed-rate loan portfolios similar to those held by the Company, there can be no assurance that these estimates would be realized in a market transaction.

ACCRUED INTEREST RECEIVABLE AND DERIVATIVE INTEREST PAYABLE - Accrued interest receivable and payable are valued at their carrying amounts due to their short-term maturities which are generally within 30 days.

FOREIGN CURRENCY FUTURES CONTRACTS (OTHER THAN TRADING) - Fortress had contracts for future sales in place for approximately CAD 123.7 million (Canadian dollars) at December 31, 1998, hedging its net investment in Canadian subsidiaries. During 1998, Fortress recorded approximately $496,000 of gains in its Canadian dollar hedging activities, which are included in other comprehensive income as a component of foreign currency translation adjustments.

REPURCHASE AGREEMENTS AND LOAN PAYABLE - Management believes that for similar financial instruments with comparable credit risks, the stated interest rates at December 31, 1998 (all of which are floating rates at a spread over market indexes) approximate market rates. Accordingly, the carrying amount outstanding is believed to approximate fair value.

INTEREST RATE SWAP OBLIGATIONS (OTHER THAN TRADING) - Valued by reference to current quotations on similar instruments. Value is stated net of accrued interest, which is carried separately on the balance sheet. Accrued interest payable on interest rate swaps was approximately $5,293,000 at December 31, 1998 (net of $5,388,000 of accrued interest receivable). The notional amount of these swaps at December 31, 1998 was approximately $393,000,000.

9.    REPURCHASE AGREEMENTS

The following table presents certain information regarding the Company's loan pools (including foreclosed real estate) sold under agreements to repurchase as of December 31, 1998:


                                        ASSET
              TYPE OF    FAIR VALUE    CARRYING     REPURCHASE     INTEREST
  MATURITY     ASSET     OF ASSETS      VALUE       OBLIGATION       RATE         MATURITY

30 to 90     Mortgage                                             One-month
  Days        loans     $41,682,000  $42,720,000   $ 29,957,000  Can BA+150 bp   February 1999

Over 90      Mortgage                                            Three-month
Days          loans    $120,479,000 $119,316,000   $ 72,732,000  LIBOR + 175 bp  August 1999
                       ---------------------------------------
                       $162,161,000 $162,036,000   $102,689,000
                       =======================================

The one-month Can BA and three-month LIBOR at December 31, 1998 were 5.070% and 5.064%, respectively. The weighted average coupon of the Can BA financing was 6.625% The weighted average coupon of the LIBOR financing was 6.8131%.

At December 31, 1998, Fortress had $39,058,000 at risk with Greenwich NatWest, a division of National Westminster Bank, Plc. "Amount at risk" is defined as the excess of fair value over the repurchase liability (both including accrued interest). The maturity of Fortress' repurchase agreements with Greenwich NatWest is August 1999.

10.   LOAN PAYABLE AND ASSETS SUBJECT TO LIEN

The following table presents certain information regarding the Company's loan payable as of December 31, 1998:

   MATURITY          AMOUNT        INTEREST RATE

 February 2008   $234,156,000   Three month LIBOR + 68 bp (8/7/98 - 8/6/02)
                                Three month LIBOR + 400 bp (8/7/02 - 02/6/08)

The loan is secured by a first lien on twelve properties leased primarily to the GSA with an aggregate book value of approximately $331,103,000 at December 31, 1998. Each of the subject properties is owned by an indirect subsidiary of the Company which is organized as a legal entity separate and apart from the Company and any of its other subsidiaries. Substantially all of the assets (including cash--see Note 2) of these subsidiaries have been encumbered to secure the loan payable and other obligations.

Interest is payable quarterly and principal is payable in a single payment at maturity. The Company intends to repay the loan prior to the increase in interest rate in August 2002. Under the terms of this facilitate, Fortress is required to maintain certain tangible net worth, liquidity levels and debt service coverage ratios. The terms also restrict future levels of debt. Fortress was in compliance with all financial and reporting covenants at December 31, 1998.

11.   STOCK OPTION PLAN

In June 1998, Fortress (with the approval of the board of directors) adopted a non-qualified stock option plan (the "Option Plan") for non-employee directors and the Manager. The non-employee directors have been granted options to acquire 6,000 shares of common stock at a price of $20 per share which were fully exercisable upon issuance. The fair value of such options were not material at the date of grant. For the purpose of compensating the Manager for its successful efforts in raising capital for the Company, the Manager was granted options representing the right to acquire 2,091,673 shares of common stock (or, at the election of the Manager, units in the Operating Partnership) at an exercise price per share of common stock equal to $20, with such price subject to adjustment as necessary to preserve the value of such options in connection with the occurrence of certain events (including capital dividends and capital distributions made by the Company). The 2,091,673 shares represent an amount equal to 10% of the shares of common stock and units of the Company outstanding after the initial purchaser's exercise of the over-allotment option and the purchase of stock by certain employees of the Manager in July 1998.

The options granted to the Manager were fully vested upon issuance and are exercisable beginning on the date (the "Option Effective Date") that is the earlier to occur of (1) the date that a registration statement filed by Fortress under the Securities Act, registering the sale of any common stock of Fortress, is declared effective by the Securities and Exchange Commission and (2) June 5, 1999 (the first anniversary of the Closing
Date). From and after the Option Effective Date, one thirtieth of the options will become exercisable on the first day of each of the following thirty calendar months, or earlier upon the occurrence of certain events, such as a change in control of the Company or the termination of the Management Agreement. The options expire on the tenth anniversary of the closing date.

The fair value of the options Fortress granted to the Manager amounts to approximately $3,600,000. The Company estimated this value by reference to the volatility and dividend yields of the Morgan Stanley REIT Index which were approximately 15.4% and 7.1%, respectively, together with an expected life assumption of 5 years, and a risk-free rate assumption of 4.88%. Since Fortress's common stock is not publicly traded and the Option Plan has characteristics significantly different from those of traded options, the actual value of the options could vary materially from management's estimate.

12.   MANAGEMENT AGREEMENT

Fortress has entered into the Management Agreement with the Manager, which provides for an initial term of three years with automatic one-year extensions, subject to certain termination rights. After the initial three year term, the Manager's performance will be reviewed annually and the Management Agreement may be terminated by Fortress by payment of a termination fee, as defined in the Management Agreement, upon the affirmative vote of at least two-thirds of the independent directors, or by a majority vote of the holders of common stock. Pursuant to the Management Agreement, the Manager, under the supervision of Fortress' board of directors, will formulate investment strategies, arrange for the acquisition of assets, arrange for financing, monitor the performance of Fortress' assets and provide certain advisory, administrative and managerial services in connection with the operations of Fortress. For performing these services, Fortress will pay the Manager an annual Management Fee equal to 1.5% of the gross equity of the Company, as defined, provided, however, that during the remainder of 1998 following the First Closing Date, as defined, the Manager will be paid the greater of (1) $6,000,000 or (2) the product of (a) 1.5% of the Gross Equity of the Company and (b) a fraction, the numerator of which is the number of days in 1998 following the First Closing Date and the denominator of which is 365. The management fee earned in 1998 was $6,000,000 of which $5,143,000 was paid in 1998.

An affiliate of the Manager holds units for a nominal percentage of the Operating Partnership. To provide an incentive for the Manager to enhance the value of the common stock, the Manager's affiliate will be entitled to receive a quarterly incentive return (the "Preferred Incentive Return") on its units on a cumulative, but not compounding, basis in an amount equal to the product of (A) 25% of the dollar amount by which (1) (a) the funds from operations, as defined (before the Preferred Incentive Return) of the Company per share of common stock and per unit (based on the weighted average number of shares of common stock and units outstanding) plus (b) gains (or losses) from debt restructuring and gains (or losses) from sales of property and other assets per share of common stock and per unit (based on the weighted average number of shares of common stock and units outstanding), exceed (2) an amount equal to (a) the weighted average of the price per share of common stock and units in the initial offering, and in any subsequent offerings by the Company (adjusted for prior capital dividends or capital distributions) multiplied by (b) a simple interest rate of 10% per annum (divided by four to adjust for quarterly calculations) multiplied by (B) the weighted average number of shares of common stock and units outstanding. No incentive payments were accrued for 1998.

The Management Agreement provides that Fortress will reimburse the Manager for various expenses incurred by the Manager or its officers, employees and agents on Fortress's behalf, including costs of legal, accounting, tax, auditing, administrative and other similar services rendered for the Company by providers retained by the Manager or, if provided by the Manager's employees, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm's-length basis.

13.   RELATED PARTY TRANSACTIONS

MANAGER SERVICES - The Company incurred $1,249,000 of reimbursement to the Manager for eligible services provided by the Manager's employees on behalf of the Company.

HOLDINGS OF FORTRESS SECURITIES BY THE MANAGER - The Manager holds options to purchase 2,091,673 shares of the common stock of the Company, as more fully described in Note 11 "Stock Option Plan," above. Additionally, an affiliate of the Manager owns 2,681,010 shares of the common stock of the Company. The principal owners and executive officers of the Manager also serve as Directors and officers of the Company.

14.   COMMITMENTS AND CONTINGENCIES

PURCHASE AND SALE COMMITMENTS - In the ordinary course of business, Fortress enters into various commitments and letters of intent relating to purchase and sales of loans and real estate. There can be no assurance that any of these transactions will ultimately be consummated. In addition to the transactions described in Note 16 "Subsequent Events," Fortress is committed to purchase two properties subject to GSA net leases for a total purchase price of approximately $68,100,000.

LITIGATION - Fortress is a defendant in legal actions from transactions conducted in the ordinary course of business. Management, after consultation with legal counsel, believes the ultimate liability, if any, arising from such actions will not materially affect the Company's results of operations or financial position.

STOCKHOLDER RIGHTS AGREEMENT - The Company has adopted a Stockholder Rights Agreement. Pursuant to the terms of the Rights Agreement, the Company will attach to each share of Common Stock one Preferred Stock Purchase Right (a "Right"). Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share of Series A Junior Participation Preferred Stock, par value $0.01 per share at a purchase price of $80 per unit. Initially, the Rights are not exercisable and are attached to and transfer and trade with the outstanding shares of Common Stock. The Rights will separate from the Common Stock and will become exercisable upon the acquisition or tender offer to acquire a 15% beneficial ownership interest by an acquiring person. The effect of the Rights Agreement will be to dilute the acquiring party's beneficial interest. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company.

REGISTRATION RIGHTS AGREEMENT - In connection with the Original Offering, Fortress entered into a Registration Rights Agreement which, among other things, requires Fortress to (1) file a Registration Statement (the "Registration Statement") with respect to the resale of Common Stock issued in the Offering within 90 days following the First Closing Date of the Original Offering, (2) use its best efforts to cause such Registration Statement to be declared effective by the Securities and Exchange Commission (the "Commission"), and (3) use its best efforts to cause such Registration Statement to remain continuously effective until the second anniversary of the First Closing Date. Fortress filed a Registration Statement with the Commission on September 8, 1998, has received comments from the Commission, and is prepared to file an amended Registration Statement after preparing its audited 1998 financial statements for inclusion therein.

15.   EARNINGS PER SHARE

Fortress is required to present both basic and diluted earnings per share ("EPS") on the face of its statement of operations. Basic EPS is calculated by dividing net income by the weighted average number of common shares outstanding during the year. Diluted EPS is calculated by dividing net income by the weighted average number of shares of common stock outstanding and the dilutive potential common shares related to outstanding stock options. The option exercise price of $20.00 per share equals the initial issuance price. In the absence of an active trading market, the Company uses net book value per share ($18.40 at December 31, 1998) to assess whether options are dilutive. Based upon the Treasury Stock method the options are not dilutive for the period ended December 31, 1998. The following presents the calculation of basic EPS to diluted EPS for the period from May 11, 1998 to December 31, 1998.


Net income                                              $10,640,000

                                                       ============

BASIC EPS:
  Weighted average shares of common stock                20,862,000
                                                       ============
  Basic EPS                                             $      0.51
                                                       ============

DILUTED EPS:
  Weighted average shares of common stock                20,862,000
  Effect of dilutive securities:
    Stock options                                                -
                                                       ------------
                                                         20,862,000
                                                       ============
  Diluted EPS                                           $      0.51
                                                       ============

16.   SUBSEQUENT EVENTS

On January 8, 1999, Fortress paid a dividend of $.30 per share totaling $6,275,000 to shareholders of record as of December 31, 1998.

On March 4, 1999, Fortress obtained a fixed rate debt financing in the amount of $35,100,000 with a maturity of April 1, 2002, secured by its Canadian real estate holdings, and elected to terminate the interest rate swaps which had been employed as a hedge relating to the underlying leases, resulting in a realized hedging loss of $2,210,000, which will continue to be amortized over the remaining term of the leases.

On March 5, 1999, Fortress purchased an office building primarily leased to the GSA for approximately $27,012,000 and financed the purchase with a borrowing of $18,620,000 maturing in March 2002, secured by the property.

On April 21, 1999, Fortress purchased approximately $200,700,000 of commercial mortgage-backed securities and unsecured REIT debt with a combined unpaid principal balance of $227,900,000. Approximately 63% of those securities were investment grade securities, and the remaining 37% were BB-rated. The investment is currently being financed pursuant to a repurchase agreement with a financial institution in the amount of $149,684,000. The repurchase agreement provides approximately 75% financing with an interest rate of one month LIBOR plus a spread ranging from 45 to 300 bps and maturity in October 1999.

INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders of Fortress Investment Corp.
New York, NY


We have audited the accompanying combined statement of revenues and certain expenses (the "Statement") of the properties known as the "Initial GSA Properties" for the year ended December 31, 1997. This Statement is the responsibility of the management of Fortress Investment Corp. (the "Company"). Our responsibility is to express an opinion on this Statement based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined Statement was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of the Company as described in Note 1 to the Statement and is not intended to be a complete presentation of the Initial GSA Properties revenues and expenses.


In our opinion, such financial statement presents fairly, in all material respects, the combined revenues and certain expenses of the properties known as the "Initial GSA Properties" as described in Note 1 for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


Deloitte & Touche LLP

New York, New York
August 5, 1998



            THE PROPERTIES KNOWN AS THE "INITIAL GSA PROPERTIES"

                       COMBINED STATEMENT OF REVENUES
                            AND CERTAIN EXPENSES


                                            Year Ended         Six Months Ended
                                           December 31,         June 30, 1998
                                               1997              (Unaudited)
                                         ----------------    ------------------
REVENUES
      Rental income                           $29,793,566         $14,189,140
      Other income                                814,349             577,337
                                         ----------------    ------------------

            Total                              30,607,915          14,766,477
                                         ----------------    ------------------

CERTAIN EXPENSES
      Real estate taxes                         2,249,896           1,144,791
      Management fees                             567,741             231,562
      Other operating expenses                  5,184,016           2,205,732
                                         ----------------    ------------------

            Total                               8,001,653           3,582,085
                                         ----------------    ------------------

REVENUES IN EXCESS OF CERTAIN EXPENSES        $22,606,262         $11,184,392
                                         ----------------    ------------------

See notes to combined statement of revenues and certain expenses.




             THE PROPERTIES KNOWN AS THE "INITIAL GSA PROPERTIES"
         NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                     FOR THE YEAR ENDED DECEMBER 31, 1997


1.    ORGANIZATION AND BASIS OF PRESENTATION


      The accompanying historical combined statement includes the accounts of the eight operating properties known as the "Initial GSA Properties" (the "Properties"). The Properties consist of eight office buildings located throughout the United States, which are leased primarily to the General Services Administration ("GSA") of the U.S. Government. The Properties have aggregate net rentable area of approximately 2.2 million square feet.


      The accompanying combined financial statement is presented in conformity with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Accordingly, the combined financial statement is not representative of the actual operations of the Properties for the year ended December 31, 1997. Certain expenses which may not be comparable to the expenses expected to be incurred in the future operations of the acquired Properties have been excluded. Expenses excluded consists of interest, depreciation, amortization and other costs not directly related to the future operations of the Properties. Management is not aware of any material factors relating to the Properties which would cause the reported financial information not to be necessarily indicative of future operating results.

      The combined statement of revenues and certain expenses for the six month period ended June 30, 1998 are unaudited, however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this combined statement of revenues and certain expenses for the interim period, on the basis described above, have been included. The results of such interim periods are not necessarily indicative of the results for an entire year.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Reporting. The financial statement is prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

      Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses reported during the period. Actual results could differ from those estimates.

3.    OPERATING LEASES

      Future minimum rentals to be received by the Properties pursuant to noncancellable operating leases are as follows:

            Year Ending
            December 31,
            ------------------

            1998                         $ 28,593,253
            1999                           28,596,053
            2000                           27,248,539
            2001                           26,428,342
            2002                           25,934,528
            Thereafter                    168,621,526
                                   ------------------


            Total                       $ 305,422,241
                                   ==================

      Major Tenant - The Properties are approximately 85% leased to the GSA.


4.    SUBSEQUENT EVENTS


      In July of 1998 Fortress Investment Corp. purchased from an unrelated party the eight properties included in this statement along with the additional properties which were under construction at December 31, 1997. The Seller of these properties purchased these properties from 9 unrelated parties between November of 1997 and April of 1998.



INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Fortress Investment Corp.
New York, NY

We have audited the accompanying statement of revenues and certain expenses (the "Statement") of the property known as the "Houston GSA Property" for the year ended December 31, 1997. This Statement is the responsibility of the management of Fortress Investment Corp. (the "Company"). Our responsibility is to express an opinion on this Statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of the Company as described in Note 1 to the Statement and is not intended to be a complete presentation of the Houston GSA Property revenues and expenses.

In our opinion, such financial statement presents fairly, in all material respects, the revenues and certain expenses of the property known as the "Houston GSA Property" as described in Note 1 for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

New York, New York
April 23, 1999




              THE PROPERTY KNOWN AS THE "HOUSTON GSA PROPERTY"

                           STATEMENT OF REVENUES
                            AND CERTAIN EXPENSES
                           (amounts in thousands)


                                                              Six Months Ended
                                           Year Ended          June 30, 1998
                                        December 31, 1997       (Unaudited)
                                        -----------------   ------------------

REVENUES
      Rental income                                $1,776                 $886
      Escalation income                               201                   95
                                        -----------------   ------------------

            Total                                   1,977                  981
                                        -----------------   ------------------

CERTAIN EXPENSES
      Real estate taxes                                78                   35
      Management fees                                  78                   36
      Other operating expenses                        803                  314
                                        -----------------   ------------------

            Total                                     959                  385
                                        -----------------   ------------------

REVENUES IN EXCESS OF CERTAIN EXPENSES             $1,018                 $596
                                        -----------------   ------------------

See notes to statement of revenues and certain expenses.



              THE PROPERTY KNOWN AS THE "HOUSTON GSA PROPERTY"
           NOTES TO THE STATEMENT OF REVENUE AND CERTAIN EXPENSES
                    FOR THE YEAR ENDED DECEMBER 31, 1997

1.    ORGANIZATION AND BASIS OF PRESENTATION

      The accompanying historical statement includes the accounts of the operating property known as the "Houston GSA Property" (the "Property"). The Property consists of one office building located at 1433 West Loop South Houston, TX, which is leased primarily to the General Services Administration ("GSA") of the U.S. Government.

      The accompanying financial statement is presented in conformity with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission ("Rule 3-14"). Accordingly, the financial statement is not representative of the actual operations of the Property for the year ended December 31, 1997. Certain expenses which may not be comparable to the expenses expected to be incurred in the future operations of the acquired Property have been excluded. Expenses excluded consist of interest, depreciation, amortization and other costs not directly related to the future operations of the Property. Management is not aware of any material factors relating to the Property which would cause the reported financial information not to be necessarily indicative of future operating results.

      The statement of revenues and certain expenses for the six month period ended June 30, 1998 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period, on the basis described above, have been included. The results of such interim period are not necessarily indicative of the results for an entire year.

      In July 1998, Fortress Investment Corp. (the "Company") purchased in a single transaction ten properties leased primarily to the GSA and deposits on two additional properties which the Company later acquired. Eight of the properties were included in a separate combined statement of revenue and certain expenses under Rule 3-14. Two of the properties were under construction during fiscal year 1997 and part of 1998. The Property shown herein and the property known as the "GSA San Diego Property", incorporated in a separate Rule 3-14 statement of revenues and certain expenses, are the remaining two properties considered to be related acquisitions.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Reporting. The financial statement is prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

      Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses reported during the period. Actual results could differ form those estimates.

3.    OPERATING LEASES

      Future minimum rentals to be received by the Property pursuant to noncancellable operating leases are as follows:

            Year Ending
            December 31,
            --------------------
            1998                         1,798,000
            1999                         1,798,000
            2000                         1,788,000
            2001                         1,760,000
            2002                         1,743,000
            Thereafter                  16,246,000
                                    --------------

            Total                      $25,133,000
                                    ==============

Major Tenant - The Property is approximately 92% leased to GSA.

                                    ***



INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Fortress Investment Corp.
New York, NY

We have audited the accompanying statement of revenue and certain expenses (the "Statement") of the property known as the "San Diego GSA Property" for the period November 6, 1998 through December 31, 1998. This Statement is the responsibility of the management of Fortress Investment Corp. (the "Company"). Our responsibility is to express an opinion on this Statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of the Company as described in Note 1 to the Statement and is not intended to be a complete presentation of the San Diego GSA Property revenue and expenses.

In our opinion, such financial statement presents fairly, in all material respects, the revenue and certain expenses of the property known as the "San Diego GSA Property" as described in Note 1 for the period November 6, 1998 through December 31, 1998 in conformity with generally accepted accounting principles.

Deloitte & Touche, LLP

New York, New York
April 23, 1999




             THE PROPERTY KNOWN AS THE "SAN DIEGO GSA PROPERTY"

                 STATEMENT OF REVENUE AND CERTAIN EXPENSES
         FOR THE PERIOD NOVEMBER 6, 1998 THROUGH DECEMBER 31, 1998
                           (AMOUNTS IN THOUSANDS)


REVENUE:
      Rental income                        $       498
                                             ---------

CERTAIN EXPENSES:
      Real estate taxes                              8
      Management fees                               20
      Other operating expenses                      66
                                             ---------
        Total                                       94
                                             ---------

REVENUE IN EXCESS OF CERTAIN EXPENSES      $       404
                                             =========


See notes to statement of revenue and certain expenses.




              THE PROPERTY KNOWN AS THE "SAN DIEGO GSA PROPERTY"
            NOTES TO THE STATEMENT OF REVENUE AND CERTAIN EXPENSES
           FOR THE PERIOD NOVEMBER 6, 1998 THROUGH DECEMBER 31, 1998


1.    ORGANIZATION AND BASIS OF PRESENTATION

      The accompanying historical statement includes the accounts of the operating property known as the "San Diego GSA Property" (the "Property"). The Property consists of two office buildings located at 8808 -- 8810 Rio San Diego Drive, CA which are leased primarily to the General Services Administration ("GSA") of the U.S. Government.

      The Property has a net rentable area of approximately 144,000 square feet with GSA and North America Mortgage Corporation occupying 132,000 square feet and 12,000 square feet, respectively. As part of the acquisition, Fortress Investment Corp. (the "Company") obtained title to an existing property (occupied by North American Mortgage Corporation) which was in operation throughout 1998. However, the preexisting property represents less than 10% of the acquisition cost and rental income and no separate records for the preexisting property existed prior to November 6, 1998, the date upon which the property leased to GSA commenced operations. Therefore, the statement of revenue and certain expenses includes activity for the period November 6, 1998 through December 31, 1998.

      The accompanying financial statement is presented in conformity with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission ("Rule 3-14"). Accordingly, the financial statement is not representative of the actual operations of the Property for the period November 6, 1998 through December 31, 1998. Certain expenses which may not be comparable to the expenses expected to be incurred in the future operations of the acquired Property have been excluded. Expenses excluded consist of interest, depreciation, amortization and other costs not directly related to the future operations of the Property. Management is not aware of any material factors relating to the Property which would cause the reported financial information not to be necessarily indicative of future operating results.

      In July 1998, the Company purchased in a single transaction ten properties leased primarily to the GSA and deposits on two additional properties which the Company later acquired. Eight of the properties were included in a separate combined statement of revenue and certain expenses under Rule 3-14. Two of the properties were under construction during fiscal 1997 and part of 1998. The Property shown herein and the property known as the "Houston GSA Property", incorporated in a separate Rule 3-14 statement of revenue and certain expenses, are the remaining two properties considered to be related acquisitions.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Reporting. The financial statement is prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

      Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses reported during the period. Actual results could differ from those estimates.

3.    OPERATING LEASES

      Future minimum rentals to be received by the Property pursuant to noncancellable operating leases are as follows:

            Year Ending
            December 31,
            1999                  $   3,034,000
            2000                      3,042,000
            2001                      3,049,000
            2002                      3,056,000
            2003                      2,813,000
            Thereafter               27,486,000
                                  -------------

            Total                 $  42,480,000
                                  =============

     Major Tenant-The Property is approximately 91% leased to the GSA.


                                      ***

=====================================     ====================================


     NO DEALER, SALESPERSON OR OTHER
PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE
CONTAINED IN THIS PROSPECTUS, IN
CONNECTION WITH THE OFFERING COVERED BY
THIS PROSPECTUS. IF GIVEN OR MADE, SUCH
INFORMATION OR REPRESENTATIONS MUST NOT
BE RELIED UPON AS HAVING BEEN AUTHORIZED
BY THE COMPANY. THIS PROSPECTUS DOES NOT             20,916,739 SHARES
CONSTITUTE AN OFFER TO SELL, OR A
SOLICITATION OF AN OFFER TO BUY, ANY OF
THE SECURITIES IN ANY JURISDICTION TO
ANY PERSON TO WHOM IT IS UNLAWFUL TO
MAKE SUCH OFFER OR SOLICITATION. NEITHER
THE DELIVERY OF THIS PROSPECTUS NOR ANY
SALE MADE HEREUNDER SHALL UNDER ANY
CIRCUMSTANCES CREATE AN IMPLICATION THAT         FORTRESS INVESTMENT CORP.
THERE HAS NOT BEEN A CHANGE IN THE FACTS
SET FORTH IN THIS PROSPECTUS OR IN THE
AFFAIRS OF THE COMPANY SINCE THE DATE
HEREOF.

         ----------------------                         COMMON STOCK
            TABLE OF CONTENTS

         ----------------------

                                     PAGE
Offering Summary....................
Risk Factors........................
The Company.........................                    -------------
Investment Strategy.................                      PROSPECTUS
The Manager and the Management
Agreement...........................
Management..........................                    -------------
Security Ownership of Certain
  BeneficialOwners and Management...
Certain Relationships and Related
   Party Transactions...............
Use of Proceeds.....................
Distribution Policy.................
Price Range of Common stock.........
Selected Consolidated Financial
   Information......................
Management's Discussion and Analysis                      __________, 1999
   of Financial Condition and
   Results of Operations............
Description of Securities...........
Certain Provisions of Maryland Law
   and of Fortress' Charter and
   Bylaws...........................
Common Stock Available for Future
   Sale ............................
Operating Partnership Agreement.....
Federal Income Tax Considerations...
ERISA Considerations................
Selling Stockholders................
Plan of Distribution................
Legal Matters.......................
Experts.............................
Glossary of Terms...................
Financial Statements................

=====================================     ====================================




                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the costs and expenses expected to be incurred in connection with the sale and distribution of the securities being registered.


Securities and Exchange Commission registration fee..... $123,409
Printing and engraving expenses.........................       *
Legal fees and expenses.................................       *
Accounting fees and expenses............................       *
Miscellaneous...........................................       *
                                                         -------
  Total................................................. $
                                                               *
                                                         =======

  * To be filed by amendment.

ITEM 32.  SALES TO SPECIAL PARTIES.

      See Item 33.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES

      On May 11, 1998, in connection with the Registrant's incorporation, the Registrant issued 50 shares of Common stock to Fortress Principal Investment Holdings LLC, a Delaware limited liability company, for $1,000. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

      On June 1, 1998, the Registrant issued 2,680,960 shares of Common stock to Fortress Principal Investment Holdings LLC, a Delaware limited liability company, for approximately $50,000,000. Such issuance was exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) thereof.


      On June 10, 1998, the Registrant issued an aggregate of 17,672,440 shares of Common Stock to Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act and to a limited number of "accredited investors" (as defined in Rule 501 under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Regulation D under the Securities Act. The initial purchaser of such shares of Common stock was NationsBanc Montgomery Securities LLC. The aggregate proceeds to the Registrant from such offering and the aggregate initial purchaser's discount were $329,591,006 and $20,408,992, respectively.


      On July 1, 1998, the Registrant issued an aggregate of 559,001 shares of Common stock pursuant to an option granted to NationsBanc Montgomery Securities LLC in connection with the Original Offering, to Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act and to a limited number of "accredited investors" (as defined in Rule 501 under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Regulation D under the Securities Act. The aggregate proceeds to the Registrant from such offering and the aggregate initial purchaser's discount were $10,425,368 and $738,670, respectively.

      On July 1, 1998, the Registrant issued an aggregate of 4,288 shares of Common stock to employees of Fortress Investment Group LLC for $80,000.00. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.


      All of the shares issued by Fortress in the unregistered transactions described above are being registered under this Registration Statement.*


ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.


      The Charter authorizes Fortress, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer of Fortress or (b) any individual who, while a director of Fortress and at the request of Fortress, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of Fortress. The Bylaws obligate Fortress, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer of Fortress who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of Fortress and at the request of Fortress, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit Fortress to indemnify and advance expenses to any person who served a predecessor of Fortress in any of the capacities described above and to any employee or agent of Fortress or a predecessor of Fortress.


      The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that
(a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or
(ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Fortress pursuant to the foregoing provisions, Fortress has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

--------------
* the sales are not being registered, it is the resale of the shares that is being registered

ITEM 35.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.


      No portion of the proceeds of the sale of the shares of Common Stock being registered hereunder will be received by the Registrant.


ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a) The following financial statements are being filed as part of this Registration Statement:

            1. December 31, 1998 Consolidated Financial Statement of the Company
            2. Combined Statements of Revenue and Certain Expenses for the Properties Known as the Initial GSA Properties for the Year Ended December 31, 1997
            3. Statements of Revenue and Certain Expenses for the Property known as the Houston GSA Property for the Year Ended December 31, 1997.
            4. Statement of Revenue and Certain Expenses for the Property known as the San Diego GSA Property for the Period from November 6, 1998 to December 31, 1998.

      (b) The following is a list of exhibits filed as part of this Registration Statement.


EXHIBIT
NUMBER                    DESCRIPTION
--------  -------------------------------------------------------------------


   3.1    Amended Articles of Incorporation of the Registrant*
   3.2    By-laws of the Registrant* 4.1 Form of Certificate for
          Common Stock*
   4.2 Registration Rights Agreement, dated as of June 10, 1998, by and between the Registrant and NationsBanc Montgomery Securities, Inc.*
   4.3 Registration Rights Agreement, dated as of June 10, 1998, by and among the Registrant, Fortress Principal Investment Holdings LLC
          and Additional Purchasers (as defined therein)*
   4.4 Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent*
   5.1    Opinion of Ballard, Spahr, Andrews & Ingersoll, LLP relating to the legality of the Common Stock
   8.1    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP**
  10.1 Management and Advisory Agreement, dated as of June 10, 1998, by and among the Registrant, Fortress Partners, L.P. and Fortress Investment Group LLC.*
  10.2 Agreement of Limited Partnership of Fortress Partners L.P., dated as of June 10, 1998*
  10.3    Limited Liability Company Agreement of Fortress Investment Group LLC*
  10.4 Asset Purchase Agreement, dated July 1, 1998, between UBS Securities (SWAPS) Inc. and Fortress GSA Properties LLC*
  10.5    Loan Agreement, dated as of July 31, 1998, by and among the borrowers listed on Schedule I thereto, Meridian Funding Company, LLC, as the lender, and Bankers Trust Company as the collateral agent*
  10.6    Investment Guidelines
  21.1    Subsidiaries of the Registrant*
  23.1    Consent of Deloitte & Touche LLP
  23.2    Consent of Ballard, Spahr, Andrews & Ingersoll, LLP (contained in
          Exhibit 5.1)
  23.3    Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in
          Exhibit 8.1)
  24.1    Power of Attorney (included in the signature page)
-------------
  *   Previously filed.
  **  To be filed by amendment.


ITEM 37.  UNDERTAKINGS.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (a)  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section
            10(a)(3) of the
            Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events
            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof."

      (c) The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) for the purposes determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                             SIGNATURES


      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on April 30, 1999.


                                    Fortress Investment Corp.

                                    By: /s/ Wesley R. Edens
                                       -------------------------------------
                                    Name:  Wesley R. Edens
                                    Title: Chief Executive Officer


      Pursuant to the requirements of the Securities Act, this Amendment
No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                            POWER OF ATTORNEY


EACH PERSON IN SO SIGNING, ALSO MAKES, CONSTITUTES AND APPOINTS WESLEY R. EDENS, AND RANDAL A. NARDONE AND EACH OF THEM ACTING ALONE, HIS TRUE AND LAWFUL ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION, TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, ANY AND ALL AMENDMENTS AND POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, AND ANY RELATED REGISTRATION STATEMENT AND ITS AMENDMENTS AND POST-EFFECTIVE AMENDMENTS FILED PURSUANT TO RULE 462(B) UNDER THE ACT, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEY-IN-FACT OR HIS SUBSTITUTE OR SUBSTITUTES MAY DO OR CAUSE TO BE DONE BY VIRTUE THEREOF.


   SIGNATURE                         TITLE                        DATE

/s/ Wesley R. Edens          Chief Executive Officer and        April 30, 1999
-----------------------      Chairman of the Board
Wesley R. Edens


/s/ Robert I. Kauffman       President and Director             April 30, 1999
----------------------
Robert I. Kauffman


/s/ Randal A. Nardone        Chief Operating Officer and        April 30, 1999
----------------------       Secretary (Principal
Randal A. Nardone            Financial and Accounting Officer)



/s/ Erik P. Nygaard          Chief Information Officer and      April 30, 1999
----------------------       Treasurer
Erik P. Nygaard


/s/ Mark H. Burton           Director                           April 30, 1999
----------------------
Mark H. Burton


/s/ Douglas A. Jacobs        Director                           April 30, 1999
---------------------
Douglas A. Jacobs


/s/ Stuart A. McFarland      Director                           April 30, 1999
-----------------------
Stuart A. McFarland



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Fortress Investment Corp. on Amendment No. 1 to Form S- 11 of our report dated February 19, 1999 (April 21, 1999, with respect to Note 16 relating to the consolidated financial statements of Fortress Investment Corp. and Subsidiaries), appearing in the Prospectus, which is part of this Registration Statement, and of our reports dated April 23, 1999 relating to the financial statements of "The Property Known as the Houston GSA Property" and "The Property Known as the San Diego GSA Property" and of our report dated August 5, 1998 relating to the financial statements of "The Properties Known as the Initial GSA Properties" appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



Deloitte & Touche LLP

New York, New York
April 30, 1999